UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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CISCO SYSTEMS, INC.

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Notice of

2020 Annual Meeting of Shareholders and Proxy Statement

Date and Time:	December 10, 2020 at 8:00 a.m. Pacific Time

Virtual:	Attend the annual meeting online,
including submitting questions and voting,
at www.virtualshareholdermeeting.com/CSCO2020

October 19, 2020

Dear Cisco Shareholder:

You are cordially invited to participate in the Annual Meeting of Shareholders of Cisco Systems, Inc., which will be held online on Thursday, December 10, 2020 at 8:00 a.m. Pacific Time. Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Shareholders and the Proxy Statement. You will find a Proxy Summary starting on the first page of the Proxy Statement.

We are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

We encourage shareholders to consent to online delivery of shareholder materials via the Cisco website at investor.cisco.com. Navigate to “Resources & FAQs” via the menu at the top left-hand corner, and then to “Personal Investing”. Consent to online delivery of shareholder materials is available under the heading “Electronic Enrollment”. Thank you for your support of our efforts to preserve resources by reducing mail.

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and shareholders, we are pleased to provide shareholders with the opportunity to participate in the annual meeting online via the Internet to facilitate shareholder attendance and provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the annual meeting at www.virtualshareholdermeeting.com/CSCO2020, where you will also be able to submit questions and vote online.

Charles H. Robbins

Chairman and Chief Executive Officer

San Jose, California

Your Vote is Important

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. See the section entitled “Information about the Meeting — Voting via the Internet, by Telephone or by Mail” on page 82 of the Proxy Statement for detailed information regarding voting instructions.

Notice of Annual Meeting of Shareholders

Date	December 10, 2020

Time	8:00 a.m. Pacific Time

Virtual	Attend the annual meeting online, including voting and submitting questions, at www.virtualshareholdermeeting.com/CSCO2020

Record date	October 12, 2020

Items of business

•  To elect to Cisco’s Board of Directors the following ten nominees presented by the Board of Directors: M. Michele Burns, Wesley G. Bush, Michael D. Capellas, Mark Garrett, Dr. Kristina M. Johnson, Roderick C. McGeary, Charles H. Robbins, Arun Sarin, Brenton L. Saunders and Dr. Lisa T. Su

•  To vote upon a proposal to approve the reincorporation of Cisco from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary

•  To approve the amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan (“2005 Stock Incentive Plan”)

•  To vote on a non-binding advisory resolution to approve executive compensation

•  To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 31, 2021

•  To vote upon a proposal submitted by a shareholder, if properly presented at the annual meeting

•  To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof

Proxy voting

Whether or not you plan to participate in the annual meeting, please vote as soon as possible. Please refer to the section entitled “Information about the Meeting — Voting via the Internet, by Telephone or by Mail” on page 82 of the Proxy Statement for a description of how to vote in advance of the meeting.

By Order of the Board of Directors

Evan Sloves

Secretary

San Jose, California

October 19, 2020

Proxy Statement for

2020 Annual Meeting of Shareholders

Proxy Summary		1

Corporate Governance	Corporate Governance Policies and Practices	3
	Board Leadership Structure	3
	Board Performance Evaluation Process	4
	Board Refreshment	4
	Shareholder Engagement	5
	Corporate Social Responsibility	5
	Public Policy Engagements	6
	Proxy Access	6
	Shareholder Communications with the Board of Directors	6

Board of Directors	Proposal No. 1 — Election of Directors	7
	Business Experience and Qualifications of Nominees	7
	Independent Directors	11
	The Role of the Board of Directors in Strategy	11
	The Role of the Board of Directors in Risk Oversight	12
	Board Meetings and Committees	12
	Director Compensation	16

Delaware Reincorporation	Proposal No. 2 — Approval of the Reincorporation of Cisco from California to Delaware	20
	Overview of the Proposed Reincorporation	20
	Mechanics and Consequences of Reincorporation	21
	Principal Reasons for Reincorporation	22
	Possible Negative Consequences of Reincorporation	24
	Effectiveness of Reincorporation	24
	Significant Differences Between the Charters and Bylaws of Cisco Systems California and Cisco Systems Delaware and Between the Corporate Laws of California and Delaware	24
	Interest of Cisco’s Directors and Executive Officers in the Reincorporation	29
	U.S. Federal Income Tax Consequences	29

PROXY SUMMARY

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held on December 10, 2020, and at any adjournments or postponements of the annual meeting. These proxy materials were first sent on or about October 21, 2020 to shareholders entitled to vote at the annual meeting.

This summary highlights selected information about the items to be voted on at the annual meeting and information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote, and you should read the entire Proxy Statement carefully before voting. For more complete information about these topics, please review our Annual Report on Form 10-K and the entire Proxy Statement. The information contained on cisco.com or any other website referred to herein is provided for reference only and is not incorporated by reference into this Proxy Statement.

Participating in the Annual Meeting

Date and Time	Participating online via the Internet
Thursday, December 10, 2020 8:00 a.m. Pacific Time	Attend the annual meeting online at www.virtualshareholdermeeting.com/CSCO2020

Online check-in starts at 7:45 a.m. Pacific Time

Shareholders may vote and submit questions while attending the meeting online via the Internet. For a description of how to participate online via the Internet, see the section entitled “Information about the Meeting — Participating in the Meeting”

Annual Meeting Proposals

Proposal	Recommendation of the Board	Page

1 — Election of Directors	FOR each of the nominees	7

2 — Approval of the Reincorporation of Cisco from California to Delaware	FOR	20

3 — Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan	FOR	31

4 — Advisory Vote to Approve Executive Compensation	FOR	40

5 — Ratification of Independent Registered Public Accounting Firm	FOR	75

6 — Shareholder Proposal	AGAINST	79

Corporate Governance Highlights

Cisco’s Board of Directors is composed of skilled and diverse directors and has established robust corporate governance practices and policies. The Board believes strongly in the value of an independent board of directors. Cisco has established a Lead Independent Director role with broad authority and responsibility, which is currently filled by Mr. Capellas. See the “Corporate Governance” section for more information on the following:

•	Our corporate governance policies and practices and where you can find key information regarding our corporate governance initiatives

•	Our balanced Board leadership structure and qualifications, including a Lead Independent Director, with currently 90% of the members being independent

•

Our shareholder engagement during fiscal 2020, during which we engaged with shareholders representing approximately 27% of our outstanding shares, including 65% of our top 30 shareholders on a variety of topics, including our business and long-term strategy, corporate governance and risk management practices, board leadership and refreshment, diversity, corporate social responsibility initiatives (including environmental, social, and governance matters), our executive compensation program, and other matters of shareholder interest

Business Overview

As our customers add billions of new connections to their enterprises, and as more applications move to a multicloud environment, the network becomes even more critical. Our customers are navigating change at an unprecedented pace and our mission is to inspire new possibilities for them by helping transform their infrastructure, expand applications and analytics, address their security needs, and empower their teams. We believe that our customers are looking for intent-based networks that provide meaningful business value through automation, security, and analytics across private, hybrid, and multicloud environments. Our vision is to deliver highly secure, software-defined, automated and intelligent platforms for our customers.

We are expanding our research and development (R&D) investments in certain product areas including cloud security, cloud collaboration, and application insights and analytics. We are investing to optimize our product offerings for application to education, healthcare and other specific industries. We are also making investments to enable us to increase automation and support the customer as the workplace changes. In addition, we continue to remain focused on investments around Software-Defined Wide Area Networking, multicloud environments, 5G and WiFi-6, 400G speeds, optical networking, next generation silicon and artificial intelligence (AI). We are also accelerating our efforts to enable the delivery of network functionality as a service.

Executive Compensation Highlights

Our pay practices align with our pay-for-performance philosophy and underscore our commitment to sound compensation and governance practices.

Our executive compensation program rewards performance	Compensation philosophy designed to attract and retain, motivate performance, and reward achievement
Performance measures aligned with shareholder interests
Majority of annual total direct compensation is performance-based
No dividends paid on unvested awards

We apply leading executive compensation practices	Independent compensation committee
Independent compensation consultant
Comprehensive annual compensation program risk assessment
Caps on incentive compensation
None of our executive officers have employment, severance or change in control agreements
Stock ownership guidelines
Recoupment policy
No single-trigger vesting of equity award grants
No stock option repricing or cash-out of underwater equity awards
“No perks” policy with limited exceptions
No supplemental executive retirement plan or executive defined benefit pension plan
No golden parachute tax gross-ups
Broad anti-pledging and anti-hedging policies

CORPORATE GOVERNANCE

Corporate Governance Policies and Practices

Cisco is committed to shareholder-friendly corporate governance and the Board of Directors has adopted clear corporate policies that promote excellence in corporate governance. We have adopted policies and practices that are consistent with our commitment to transparency and best-in-class practices, as well as to ensure compliance with the rules and regulations of the Securities and Exchange Commission, the listing requirements of Nasdaq, and applicable corporate governance requirements. Key corporate governance policies and practices include:

•	The Board of Directors has held annual elections of directors since Cisco’s initial public offering

•	The Board of Directors has adopted majority voting for uncontested elections of directors

•	A majority of the Board of Directors is independent of Cisco and its management

•	The Board of Directors has a robust Lead Independent Director role

•	The independent members of the Board of Directors meet regularly without the presence of management

•	Shareholders may recommend a director nominee to Cisco’s Nomination and Governance Committee

•	Shareholders that meet eligibility requirements may submit director candidates for election in Cisco’s proxy statement through its proxy access bylaw provision

•	Shareholders have the right to take action by written consent

•	Shareholders have the right to call a special meeting

•	No poison pill

•	All members of the key committees of the Board of Directors — the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee — are independent

•	The charters of the committees of the Board of Directors clearly establish the committees’ respective roles and responsibilities

•	Cisco has a clear Code of Business Conduct (“COBC”) that is monitored by Cisco’s ethics office and is annually affirmed by its employees

•

Cisco’s ethics office has a hotline available to all employees, and Cisco’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters

•	Cisco has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer

•	Cisco’s internal audit function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Cisco’s Audit Committee

•	Cisco has adopted a compensation recoupment policy that applies to its executive officers

•	Cisco has stock ownership guidelines for its non-employee directors and executive officers

Key information regarding Cisco’s corporate governance initiatives can be found on its website, including Cisco’s corporate governance policies, Cisco’s COBC and the charter for each committee of the Board of Directors. The corporate governance page can be found in the Governance section of Cisco’s Investor Relations website at investor.cisco.com.

Board Leadership Structure

Cisco’s Board of Directors believes strongly in the value of an independent board of directors. Independent board members have consistently comprised over 75% of the members of Cisco’s Board of Directors. All members of the key board committees — the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee — are independent. Cisco has established a Lead Independent Director role with broad authority and responsibility, as described further below. The independent members of the Board of Directors also meet regularly without management; the Lead Independent Director chairs those meetings. Mr. Capellas currently serves as Lead Independent Director, and Mr. Robbins currently serves as Cisco’s Board chair and CEO.

The Board of Directors believes that it should maintain flexibility to select Cisco’s board leadership structure from time to time. Our policies do not preclude the CEO from also serving as Board chair. Mr. Robbins, our CEO, also serves as Board chair. The Board of Directors believes that this leadership structure with a strong Lead Independent Director provides balance and currently is in the best interest of Cisco and its shareholders. The role given to the Lead Independent Director helps ensure a strong independent and active Board, while Mr. Robbins’ demonstrated leadership during his tenure at Cisco, and his ability to speak as Board chair and CEO provides strong unified leadership for Cisco. In connection with Mr. Capellas’ appointment as Lead Independent Director, the Board of Directors considered Mr. Capellas’ demonstrated leadership during his tenure as a member of the Board of Directors, and also his leadership during his tenure as chair of both the Finance and Acquisition Committees, and believes that Mr. Capellas’ ability to act as a strong Lead Independent Director provides balance in Cisco’s leadership structure and will be in the best interest of Cisco and its shareholders.

The Lead Independent Director is elected by and from the independent directors. Each term of service in the Lead Independent Director position is one year, and the Lead Independent Director has the following responsibilities:

•	authority to call meetings of the independent directors

•

presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors (during which Cisco’s strategy is reviewed and other topics are discussed)

•	serving as principal liaison between the independent directors and the Chairman and CEO

•	communicating from time to time with the Chairman and CEO and disseminating information to the rest of the Board of Directors as appropriate

•	providing leadership to the Board of Directors if circumstances arise in which the role of the Board chair may be, or may be perceived to be, in conflict

•

reviewing and approving agendas, meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to the Board (including the quality, quantity, and timeliness of such information)

•	being available, as appropriate, for consultation and direct communication with major shareholders

•	presiding over the annual performance evaluation of the Board of Directors, including the performance evaluation of each Board committee and individual Board members

•	facilitating the Board of Directors’ performance evaluation of the CEO in conjunction with the Compensation Committee

Board Performance Evaluation Process

The Board of Directors recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness. As such, the Board of Directors conducts an annual Board performance evaluation that is intended to determine whether the Board, each of its committees, and individual Board members are functioning effectively, and to provide them with an opportunity to reflect upon and improve processes and effectiveness. The Nomination and Governance Committee oversees this process, which is led by the Lead Independent Director. The Lead Independent Director, along with outside counsel, conducts one-on-one discussions with each board member and certain members of management to obtain their assessment of the effectiveness and performance of the Board, its committees, and individual Board members. A summary of the results is presented to the Nomination and Governance Committee identifying any themes or issues that have emerged. The results are then reported to the full Board of Directors which considers the results and ways in which Board processes and effectiveness may be enhanced.

Board Refreshment

Cisco regularly evaluates the need for board refreshment. The Nomination and Governance Committee, and the Board of Directors, are focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the shaping of Cisco’s business strategy. During fiscal 2020, the Board of Directors appointed Dr. Lisa T. Su to the Board upon the recommendation of the Nomination and Governance Committee. For more information on the skills and experience of Dr. Su, see “Board of Directors — Proposal No. 1 — Election of Directors”.

As part of its consideration of director succession, the Nomination and Governance Committee from time to time reviews the appropriate skills and characteristics required of board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Additionally, due to the global and complex nature of our business, the Board believes it is important that the Board include individuals with diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences, and those factors are considered in evaluating board candidates in order to provide practical insights and diverse perspectives.

The Nomination and Governance Committee and the Board will regularly evaluate the key qualifications, skills and attributes required in order to effectively refresh the Board with engaged and dynamic leaders with a proven business track record who will bring fresh perspectives to the Board while maintaining the productive working dynamics and collegiality of the Board. The graph below summarizes key qualifications, skills and attributes that we believe are most relevant to the decision to nominate candidates to serve on the Board of Directors and the prevalence of those characteristics on Cisco’s current Board.

[1]	Categories covered under California law AB 979.

See the “Board of Directors — Proposal No. 1 — Election of Directors — Board Meetings and Committees — Nomination and Governance Committee” section in this Proxy Statement for more information on the process and procedures related to the Board nomination process.

Shareholder Engagement

At Cisco, we recognize the importance of regular and transparent communication with our shareholders. Each year, we continually engage with a significant portion of shareholders that include our top institutional investors. In fiscal 2020, our Chairman and CEO, Secretary, and Investor Relations team held meetings and conference calls with investors representing approximately 27% of our outstanding shares, including 65% of our top 30 shareholders. We engaged with these shareholders on a variety of topics, including our business and long-term strategy, corporate governance and risk management practices, board leadership and refreshment, diversity, corporate social responsibility initiatives (including environmental, social, and governance matters), our executive compensation program, and other matters of shareholder interest.

Corporate Social Responsibility

Cisco’s Corporate Social Responsibility (CSR) efforts are organized into several areas that guide our work to power an inclusive future for all: trust and responsibility, leading a conscious culture, energy and greenhouse gas (GHG) emissions, circular economy, supply chain excellence, and technology for good. For fiscal 2020, we have adjusted our CSR pillars to describe our commitments, goals, and impacts more specifically and to focus on the environmental, social and governance (ESG) topics that are significant to Cisco. During fiscal 2020, we also engaged with shareholders on our CSR and sustainability initiatives.

Cisco Corporate Affairs leads our social investment programs and champions our commitment to CSR performance and transparency. This team engages with internal and external stakeholders and leads CSR assessment and reporting activities, which are aligned with standards set by the Global Reporting Initiative (GRI). Cisco supports the United Nations’ Sustainable Development Goals and aligns its ESG work with them.

The team works cross-functionally to assess and monitor CSR priorities, drive process for CSR management, and provide reporting guidance and coordination across business functions. CSR priorities are owned by business functions and are integrated into ongoing business strategy and planning. Business functions set CSR goals, implement plans, and measure performance. Where a cross-functional approach is needed, teams are established to implement our commitments. The Nomination and Governance Committee of the Board reviews Cisco’s policies and programs concerning corporate social responsibility, including ESG matters.

Cisco has signed the CEO Action for Diversity and Inclusion Pledge. We are delivering on our vision of accelerating full-spectrum diversity — including gender, age, race, ethnicity, orientation, ability, nationality, religion, veteran status, background, culture, experience, strengths and perspectives. It starts at the top in that 40% of our Executive Leadership Team (ELT) are women and 53% are diverse in terms of gender and ethnicity.

For more information about our programs concerning Cisco’s CSR, including ESG matters, see our CSR website at csr.cisco.com. Our 2020 CSR Impact Report and Environmental Technical Review are expected to be published in December 2020.

Public Policy Engagements

Information about Cisco’s public policy engagement approach, including its policy priorities, the limitations it imposes on itself relating to public policy-related activities, and the manner in which it discloses its public policy efforts, is disclosed on Cisco’s public website on a webpage entitled “Government Affairs”: https://www.cisco.com/c/en/us/about/government-affairs.html. In part as a result of proactive engagement with its shareholders, Cisco regularly reviews and updates this webpage. For example, in fiscal 2019 Cisco expanded disclosure to now include its annual payments to trade associations and political action committee contributions.

Proxy Access

Following a robust review of shareholder feedback, corporate governance best practices and trends, and Cisco’s particular facts and circumstances, in July 2016, the Board of Directors adopted amendments to Cisco’s bylaws to allow a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years a number of Cisco shares that constitutes at least 3% of Cisco’s outstanding shares, to nominate and include in Cisco’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of Directors. The amended bylaws specifically allow funds under common management to be treated as a single shareholder, and permit share lending with a five day recall. They do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.

Shareholder Communications with the Board of Directors

Shareholders may communicate with Cisco’s Board of Directors through Cisco’s Secretary by sending an email to bod@cisco.com, or by writing to the following address: Board of Directors, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Shareholders also may communicate with Cisco’s Compensation Committee through Cisco’s Secretary by sending an email to compensationcommittee@cisco.com, or by writing to the following address: Compensation and Management Development Committee, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Cisco’s Secretary will forward all correspondence to the Board of Directors or the Compensation Committee, except for spam, junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Cisco’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Cisco for review and possible response.

BOARD OF DIRECTORS

Proposal No. 1 — Election of Directors

The names of persons who are nominees for director and their current positions and offices with Cisco are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. Each of the current directors has been nominated for election by the Board of Directors upon recommendation by the Nomination and Governance Committee and has decided to stand for election. The authorized number of directors is ten.

The Board of Directors appointed Dr. Lisa T. Su to the Board in January 2020 upon the recommendation of the Nomination and Governance Committee. Dr. Su was brought to the attention of the Nomination and Governance Committee as a potential candidate by a third-party search firm.

Director Nominees	Positions and Offices Held with Cisco	Age	Director Since	Other Public Company Boards
M. Michele Burns	Director	62	2003	3
Wesley G. Bush	Director	59	2019	2
Michael D. Capellas	Director	66	2006	2
Mark Garrett	Director	62	2018	3
Dr. Kristina M. Johnson	Director	63	2012	—
Roderick C. McGeary	Director	70	2003	2
Charles H. Robbins	Chairman and CEO	54	2015	1
Arun Sarin	Director	65	2009	3
Brenton L. Saunders	Director	50	2017	2
Dr. Lisa T. Su	Director	50	2020	1

Business Experience and Qualifications of Nominees

Ms. Burns, 62, has been a member of the Board of Directors since November 2003. She has served on the Advisory Board of the Center on Longevity at Stanford University since October 2019 and previously served as the Center Fellow and Strategic Advisor from August 2012 to October 2019. She served as the Chief Executive Officer of the Retirement Policy Center sponsored by Marsh & McLennan Companies, Inc. from October 2011 to February 2014. From September 2006 to October 2011, Ms. Burns served as Chairman and Chief Executive Officer of Mercer LLC, a global leader for human resources and related financial advice and services. She assumed that role after joining Marsh & McLennan Companies, Inc. in March 2006 as Chief Financial Officer. From May 2004 to January 2006, Ms. Burns served as Chief Financial Officer and Chief Restructuring Officer of Mirant Corporation, where she successfully helped Mirant restructure and emerge from bankruptcy. In 1999, Ms. Burns joined Delta Air Lines, Inc. assuming the role of Chief Financial Officer in 2000 and holding that position through April 2004. She began her career in 1981 at Arthur Andersen LLP and became a partner in 1991. Ms. Burns also currently serves on the boards of directors of Anheuser-Busch InBev SA/NV, Etsy, Inc. and The Goldman Sachs Group, Inc. She previously served as a director of Alexion Pharmaceuticals, Inc., ending in 2018.

Ms. Burns provides to the Board of Directors expertise in corporate finance, accounting and strategy, including experience gained as the chief financial officer of three public companies. Through her experience gained as chief executive officer of Mercer, she brings expertise in global and operational management, including a background in organizational leadership and human resources. Ms. Burns also has experience serving as a public company outside director.

Mr. Bush, 59, has been a member of the Board of Directors since May 2019. He served as Chief Executive Officer of Northrop Grumman Corporation (“Northrop Grumman”) from January 2010 through December 2018 and served on its board from September 2009 to July 2019 and in the role of chairman from July 2011 to July 2019. Prior to January 2010, he served in various leadership roles, including as Northrop Grumman’s President and Chief Operating Officer, Corporate Vice President and Chief Financial Officer, and President of its Space Technology sector. Mr. Bush also served in various leadership roles at TRW Inc. prior to its acquisition by Northrop Grumman in 2002. Mr. Bush is a member of the National Academy of Engineering. Mr. Bush also currently serves on the board of directors of Dow Inc. and General Motors Corporation. He previously served as a director of Norfolk Southern Corporation and Northrop Grumman Corporation, each ending in 2019.

Mr. Bush brings to the Board of Directors his extensive international business experience, including over 35 years in the aerospace and defense industry. In addition, he brings extensive financial, strategic and operational experience. Mr. Bush also has experience serving as a public company outside director.

Mr. Capellas, 66, has been a member of the Board of Directors since January 2006. He has served as founder and Chief Executive Officer of Capellas Strategic Partners since November 2012. He served as Chairman of the Board of VCE Company, LLC from January 2011 until November 2012 and as Chief Executive Officer of VCE from May 2010 to September 2011. Mr. Capellas was the Chairman and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (“MCI”), previously WorldCom. From November 2002 to March 2004, he was also Chairman of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chairman of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq. Mr. Capellas also currently serves as the chairman of the board of directors of Flex Ltd. and on the board of directors of Vesper Healthcare Acquisition Corp. He previously served as lead independent director of MuleSoft, Inc., ending in 2018.

Mr. Capellas brings to the Board of Directors experience in executive roles and a background of leading global organizations in the technology industry. Through this experience, he has developed expertise in several valued areas including strategic product development, business development, sales, marketing, and finance.

Mr. Garrett, 62, has been a member of the Board of Directors since April 2018. Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated from February 2007 to April 2018. From January 2004 to February 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation. From August 2002 to January 2004 and from 1997 to 1999, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Documentum, Inc., including throughout its acquisition by EMC in December 2003. Mr. Garrett also currently serves on the boards of directors of GoDaddy Inc., Pure Storage, Inc. and Snowflake Inc. He previously served as a director of Informatica Corporation, ending in 2015 and Model N, Inc., ending in 2016.

Mr. Garrett brings to the Board of Directors extensive history of leadership in finance and accounting in the technology industry, including experience in product and business model transition and transformation to the cloud. Mr. Garrett also has experience serving as a public company outside director.

Dr. Johnson, 63, has been a member of the Board of Directors since August 2012. Dr. Johnson has served as the President of The Ohio State University since September 1, 2020. Previously Dr. Johnson served as the chancellor of the State University of New York from September 2017 to August 2020. From January 2014 to September 2017, Dr. Johnson served as the Chief Executive Officer of Cube Hydro Partners, LLC, a clean energy company, and a joint venture between Enduring Hydro, a company she founded in January 2011 and I Squared Capital, a private equity firm. From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. She holds 119 U.S. and international patents and has received the John Fritz Medal, widely considered the highest award given in the engineering profession. Dr. Johnson was inducted into the National Inventors Hall of Fame in 2015 and she is also a member of the National Academy of Engineering. She previously served as a director of Boston Scientific Corporation, ending in 2017 and The AES Corporation, ending in 2019.

Dr. Johnson brings to the Board of Directors an engineering background as well as expertise in science, technology, business, education and government. In addition, she has leadership and management experience, both in an academic context as chancellor, provost and dean of nationally recognized academic institutions and in a corporate context as a board member of public technology companies.

Mr. McGeary, 70, has been a member of the Board of Directors since July 2003. He served as Chairman of Tegile Systems, Inc. from June 2010 to June 2012. From November 2004 to December 2009, he served as Chairman of the Board of BearingPoint, Inc. and also was interim Chief Executive Officer of BearingPoint from November 2004 to March 2005. Mr. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002. From April 2000 to June 2000, he served as a Managing Director of KPMG Consulting LLC, a wholly owned subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.). From August 1999 to April 2000, he served as Co-President and Co-Chief Executive Officer of BearingPoint, Inc. From January 1997 to August 1999, he was employed by KPMG LLP as its Co-Vice Chairman of Consulting. Prior to 1997, he served in several capacities with KPMG LLP, including audit partner for technology clients. Mr. McGeary is a Certified Public Accountant and holds a B.S. degree in Accounting from Lehigh University. Mr. McGeary also currently serves on the boards of directors of PACCAR Inc. and Raymond James Financial, Inc.

Mr. McGeary brings to the Board of Directors a combination of executive experience in management and technology consulting. He also has expertise in leading talented teams as well as skills in finance, accounting and auditing with technology industry experience.

Mr. Robbins, 54, has served as Chief Executive Officer since July 2015, as a member of the Board of Directors since May 2015 and as Chairman of the Board since December 2017. He joined Cisco in December 1997, from which time until March 2002 he held a number of managerial positions within Cisco’s sales organization. Mr. Robbins was promoted to Vice President in March 2002, assuming leadership of Cisco’s U.S. channel sales organization. Additionally, in July 2005 he assumed leadership of Cisco’s Canada channel sales organization. In December 2007, Mr. Robbins was promoted to Senior Vice President, U.S. Commercial, and in August 2009 he was appointed Senior Vice President, U.S. Enterprise, Commercial and Canada. In July 2011, Mr. Robbins was named Senior Vice President, Americas. In October 2012, Mr. Robbins was promoted to Senior Vice President, Worldwide Field Operations, in which position he served until assuming the role of CEO. Mr. Robbins also currently serves on the board of directors of BlackRock, Inc.

Mr. Robbins brings to the Board of Directors extensive industry, company and operational experience acquired from having served as Cisco’s CEO since 2015, and prior to that from having led Cisco’s global sales and partner teams. He has a thorough knowledge of Cisco’s segments, technology areas, geographies and competition. He has a proven track record of driving results and played a key role in leading and executing many of Cisco’s investments and strategy shifts to meet its growth initiatives.

Mr. Sarin, 65, has been a member of the Board of Directors since September 2009 and previously served on the Board of Directors from September 1998 to July 2003. In April 2003, he became CEO designate of Vodafone Group Plc and served as its Chief Executive Officer from July 2003 to July 2008. He also served as a member of the board of directors of that company from 1999 to 2008. From July 2001 to January 2003, he was Chief Executive Officer of Accel-KKR Telecom. He was the Chief Executive Officer of InfoSpace, Inc., and a member of its board of directors from April 2000 to January 2001. He was the Chief Executive Officer of the USA/Asia Pacific Region for Vodafone AirTouch Plc from July 1999 to April 2000. From February 1997 to July 1999, he was the President of AirTouch Communications, Inc. Prior to that, from April 1994 to February 1997, he served as President and Chief Executive Officer of AirTouch International. Mr. Sarin joined AirTouch Communications, Inc. in 1994 as Senior Vice President Corporate Strategy and Development upon its demerger from Pacific Telesis Group, which he joined in 1984. Mr. Sarin also currently serves on the boards of directors of Accenture plc, Cerence Inc. and The Charles Schwab Corporation. Mr. Sarin served as a Senior Advisor at Kohlberg Kravis Roberts & Co. from October 2009 to October 2014. He previously served as a director of Safeway, Inc., ending in 2015 and Blackhawk Network Holdings, Inc., ending in 2018. In 2010, Mr. Sarin was named an Honorary Knight of the British Empire for services to the communications industry.

Mr. Sarin provides to the Board of Directors a telecommunications industry and technology background, as well as leadership skills, including his global chief executive experience at Vodafone Group Plc. He also provides an international perspective as well as expertise in general management, finance, marketing and operations. In addition, Mr. Sarin has experience as a director, including service as an outside board member of companies in the information technology, banking, financial services, and retail industries.

Mr. Saunders, 50, has been a member of the Board of Directors since March 2017. Mr. Saunders has served as President, Chief Executive Officer and Chairman of the Board of Directors of Vesper Healthcare Acquisition Corp. since July 2020. Previously he served as CEO and President of Allergan plc (“Allergan”) from July 2014 to May 2020 when Allergan was acquired by AbbVie, Inc. He was a board member of Allergan from July 2014 to May 2020 and served as its Chairman from October 2016 to May 2020. He previously served as Chief Executive Officer and President of Forest Laboratories, Inc. from October 2013 until July 2014 and had served as a board member of Forest Laboratories, Inc. beginning in 2011. In addition, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated, a leading global eye health company, from March 2010 until August 2013. From 2003 to 2010 Mr. Saunders also held a number of leadership positions at Schering-Plough, including the position of President of Global Consumer Health Care and was named head of integration for Schering-Plough’s merger with Merck & Co. and for its acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of Compliance Business Advisory Group at PricewaterhouseCoopers LLP from 2000 to 2003. Prior to that, he was Chief Risk Officer at Coventry Health Care, Inc. and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System. Mr. Saunders also currently serves on the board of directors of BridgeBio Pharma, Inc.

Mr. Saunders brings to the Board of Directors his extensive leadership experience, including his role as chief executive officer of two global healthcare companies, as well as his financial, strategic and operational experience. He is a natural innovator and leader with a deep understanding of business transformation.

Dr. Su, 50, has been a member of the Board of Directors since January 2020. Dr. Su joined Advanced Micro Devices, Inc. (“AMD”) in 2012 and has held the position of President and Chief Executive Officer since October 2014. She also serves on AMD’s Board of Directors. Previously, Dr. Su served as Senior Vice President and General Manager, Networking and Multimedia at Freescale Semiconductor, Inc., and was responsible for global strategy, marketing and engineering for the company’s embedded communications and applications processor business. Dr. Su joined Freescale in 2007 as Chief Technology Officer, where she led the company’s technology roadmap and research and development efforts. Dr. Su spent the previous 13 years at IBM in various engineering and business leadership positions, including Vice President of the Semiconductor Research and Development Center responsible for the strategic direction of IBM’s silicon technologies, joint development alliances and semiconductor R&D operations. Prior to IBM, she was a member of the technical staff at Texas Instruments Incorporated from 1994 to 1995. Dr. Su has a Bachelor of Science, Master of Science and Doctorate degrees in Electrical Engineering from the Massachusetts Institute of Technology (MIT). Dr. Su previously served as a director of Analog Devices, Inc., ending in 2020.

Dr. Su brings to the Board of Directors her extensive business leadership experience, including her role as president and chief executive officer of a global semiconductor company, as well as her technology and semiconductor expertise. Dr. Su also provides expertise in global strategy, marketing and engineering, and has experience serving as a public company outside director.

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on the Board of Directors. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography above in this section describes each nominee’s qualifications and relevant experience in more detail.

Director Nominees	Leadership	Technology	Financial Experience	Global Business	Gender/ Ethnic/ Racial/Sexual Orientation Diversity[1]	Sales and Marketing	Academia	Public Company Board Experience
M. Michele Burns
Wesley G. Bush
Michael D. Capellas
Mark Garrett
Dr. Kristina M. Johnson
Roderick C. McGeary
Charles H. Robbins
Arun Sarin
Brenton L. Saunders
Dr. Lisa T. Su

[1]	Categories covered under California law AB 979.

Cisco policy also provides that the Board will take into consideration the age of any current or prospective Board member whose age would be 72 or older when elected, re-elected or appointed to the Board and, before nominating or appointing such Board member, the Board will make an affirmative determination that it is in the best interests of Cisco and its shareholders for that individual to serve on the Board. The average tenure of the director nominees is approximately 7.8 years.

Independent Directors

Upon recommendation of the Nomination and Governance Committee, the Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Robbins is independent under the criteria established by Nasdaq for director independence. All members of each of Cisco’s Audit, Compensation and Management Development, and Nomination and Governance committees are independent directors. In addition, upon recommendation of the Nomination and Governance Committee, the Board of Directors has determined that the members of the Audit Committee and the members of the Compensation Committee meet the additional independence criteria required for membership on those committees under applicable Nasdaq listing standards.

The Nasdaq criteria include a subjective test and various objective standards, such as that the director is not an employee of Cisco. Mr. Robbins is not deemed independent because he is a Cisco employee. The subjective test under Nasdaq criteria for director independence requires that each independent director not have a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards referenced above. In making its independence determinations, the Board of Directors generally considers commercial, financial services, charitable, and other transactions and other relationships between Cisco and each director or nominee and his or her family members and affiliated entities. For example, the Nomination and Governance Committee reviewed, for each independent director and nominee, the amount of all transactions between Cisco and other organizations where such directors serve as executive officers or directors, none of which exceeded 1% of the recipient’s annual revenues during the relevant periods, except as described below.

For each of the independent directors, the Board of Directors determined based on the recommendation of the Nomination and Governance Committee that none of the transactions or other relationships exceeded Nasdaq objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board of Directors considered certain relationships that did not exceed Nasdaq objective standards but were identified by the Nomination and Governance Committee for further consideration under the subjective test. The Board of Directors determined that none of these relationships would interfere with the exercise of independent judgment by the director in carrying out is responsibilities as a director.

The following is a description of the two relationships in which a director serves as an outside board member of other companies and in which payments by Cisco exceeded 1% of the recipient’s annual revenues:

•	Mr. Capellas is a member of the board of directors of Flex Ltd. Cisco has ordinary course commercial relationships with Flex Ltd., including design, manufacturing and after-market services.

•	Mr. Garrett is a member of the board of directors of Snowflake Inc. Cisco has purchased cloud data warehouse platform services from Snowflake Inc.

The Role of the Board of Directors in Strategy

One of the Board’s key responsibilities is overseeing management’s formulation and execution of Cisco’s strategy. Throughout the year, our CEO, the executive leadership team, and other leaders from across the company provide detailed business and strategy updates to the Board. During these reviews, the Board engages with the executive leadership team and other business leaders regarding various topics, including business strategy and initiatives, capital allocation, portfolio updates, the competitive landscape, talent and culture including inclusion and diversity, ESG concerns including human rights implications of Cisco product development and sales, and regulatory developments. Additionally, on an annual basis, the Board reviews and approves Cisco’s financial plan. The Lead Independent Director also chairs regularly scheduled executive sessions of the independent directors, without Cisco management present, during which Cisco’s strategy is reviewed and other topics are discussed.

The Role of the Board of Directors in Risk Oversight

We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. Cisco’s management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of Cisco’s risk management. With the oversight of the Board of Directors, Cisco has implemented practices, processes and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase shareholder value.

Cisco’s management has implemented an enterprise risk management (“ERM”) program, managed by Cisco’s internal audit function, that is designed to work across the business to identify, assess, govern and manage risks and Cisco’s response to those risks. Cisco’s internal audit function performs an annual risk assessment which is utilized by the ERM program. The structure of the ERM program includes both an ERM operating committee that focuses on risk management-related topics, as well as, an ERM executive committee consisting of members of executive management. The ERM operating committee conducts global risk reviews and provides regular updates to the ERM executive committee.

The Audit Committee, which oversees our financial and risk management policies, including data protection (comprising both privacy and security), receives regular reports on ERM from the chair of the ERM operating committee and regular reports on cybersecurity from Cisco’s Chief Security and Trust Officer. As part of its responsibilities and duties, the Audit Committee reviews Cisco’s policies and programs for addressing data protection, including both privacy and security, including with respect to (a) Cisco’s products and services, (b) Cisco’s servers, data centers and cloud based solutions on which Cisco’s data, and data of its customers, suppliers and business partners are stored and/or processed, and (c) the cloud-based services provided by or enabled by Cisco. The Committee provides updates to the Board of Directors, at least annually, on such review.

As part of the overall risk oversight framework, other committees of the Board of Directors also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Finance Committee oversees matters related to risk management policies and programs addressing currency, interest rate, equity, and insurance risk, as well as Cisco’s customer and channel partner financing activities, investment policy and certain risk management activities of Cisco’s treasury function. The Compensation Committee oversees compensation-related risk management, as discussed in the “Board of Directors — Proposal No. 1 — Election of Directors — Board Meetings and Committees — Compensation and Management Development Committee” and “Compensation Committee Matters — Compensation Discussion and Analysis” (“CD&A”) sections in this Proxy Statement.

Each committee reports regularly to the full Board of Directors on its activities. In addition, the Board of Directors participates in regular discussions with Cisco’s executive management on many core subjects, including strategy, operations, information systems, finance, legal and public policy matters, in which risk oversight is an inherent element. The Board of Directors believes that the leadership structure described above in the “Corporate Governance — Board Leadership Structure” section facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management’s actions.

Board Meetings and Committees

During fiscal 2020, the Board of Directors held 10 meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. Cisco’s directors are strongly encouraged to attend the annual meeting of shareholders. Seven of Cisco’s directors who were then serving on the Board of Directors attended last year’s annual meeting.

Cisco has five standing committees: the Audit Committee, the Compensation Committee, the Nomination and Governance Committee, the Acquisition Committee, and the Finance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the “Committees” page, which is located in the Governance section of Cisco’s Investor Relations website at investor.cisco.com.

The members of the committees and their independence status, as of the date of this Proxy Statement, and the number of committee meetings during fiscal 2020 are identified in the following table.

Directors	Independent (1)	Audit Committee	Compensation Committee	Nomination and Governance Committee	Acquisition Committee	Finance Committee

M. Michele Burns						Chair

Wesley G. Bush

Michael D. Capellas				Chair	Chair

Mark Garrett		Chair

Dr. Kristina M. Johnson

Roderick C. McGeary			Chair

Charles H. Robbins

Arun Sarin

Brenton L. Saunders

Dr. Lisa T. Su

Number of Committee Meetings		15	7	6	11	10

(1)	Mr. Capellas currently serves as Lead Independent Director.

Audit Committee

The Audit Committee is directly responsible for the appointment, retention and oversight of the independent accountants. The Audit Committee is also responsible for reviewing the financial information which will be provided to shareholders and others, including the quarterly and year-end financial results, reviewing the system of internal controls which management and the Board of Directors have established, reviewing Cisco’s financial and risk management policies, including data protection (comprising both privacy and security), appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Cisco’s accounting and financial reporting processes and the audits of Cisco’s financial statements, pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm, overseeing and reviewing related party transactions, and establishing procedures for the receipt, retention, and treatment of complaints received by Cisco regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee reviews the responsibilities and activities of each of the Governance, Risk and Controls Department, and the Compliance Office. The Audit Committee also meets separately in periodic executive sessions with each of management, the head of Cisco’s internal audit function, and the independent registered public accounting firm. The Board of Directors has determined that each of Ms. Burns, Mr. Garrett and Mr. McGeary is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable Nasdaq listing standards.

Compensation and Management Development Committee

The Compensation Committee’s responsibility is to review the performance and development of Cisco’s management in achieving corporate goals and objectives and to assure that Cisco’s executive officers are compensated effectively in a manner consistent with Cisco’s strategy, competitive practice, sound corporate governance principles and shareholder interests. Toward that end, this committee reviews and approves Cisco’s compensation to executive officers. The Compensation Committee also reviews matters related to succession planning, including review and approval of CEO succession planning. Each member of this committee is an independent director under applicable Nasdaq listing standards, including the additional independence requirements specific to compensation committee membership, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee’s responsibilities and duties include an annual review and approval of Cisco’s compensation strategy to help ensure that it promotes shareholder interests and supports Cisco’s strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including review of compensation-related risk management. For fiscal 2020, the Compensation Committee performed these oversight responsibilities and duties by, among other things, conducting an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. For additional information regarding the Compensation Committee’s risk management review, see the “Executive Compensation Governance Components” section of the CD&A.

The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant to help the Compensation Committee establish and implement its compensation philosophy, to evaluate compensation proposals recommended by management, and to provide advice and recommendations on competitive market practices and specific compensation decisions for executive officers. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO and the People and Communities Department present compensation and benefit proposals to the Compensation Committee. FWC works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. FWC performs no other consulting or other services for Cisco management and, to date, has not undertaken any projects for management. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the CD&A.

Nomination and Governance Committee

The Nomination and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Cisco’s corporate governance policies, for reviewing Cisco’s policies and programs concerning CSR (including ESG matters), for reviewing and assessing director independence, for making recommendations regarding the size, structure and composition of the Board and its committees, for overseeing the annual Board evaluation process, for recommending to the full Board of Directors candidates for election to the Board of Directors, and for reviewing and recommending compensation for non-employee members of the Board. Each member of this committee is an independent director under applicable Nasdaq listing standards.

In connection with reviewing and recommending compensation for non-employee directors, the Nomination and Governance Committee has retained FWC as its independent compensation consultant. The Nomination and Governance Committee makes recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used by the Compensation Committee for determining compensation for Cisco’s executive officers. Generally, the Nomination and Governance Committee annually reviews the market practice for non-employee director compensation for companies in Cisco’s Peer Group (as defined in the CD&A) in consultation with FWC and assesses whether Cisco’s non-employee director compensation program continues to be competitive with the market for qualified directors, incorporates best practices and aligns the interests of our non-employee directors with the long-term interests of our shareholders.

As part of its consideration of director succession, the Nomination and Governance Committee from time to time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. Additionally, due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. The brief biographical description of each nominee and the matrix set forth in the “Board of Directors — Proposal No. 1 — Election of Directors — Business Experience and Qualifications of Nominees” section includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

Shareholders may recommend a director nominee to Cisco’s Nomination and Governance Committee. In recommending candidates for election to the Board of Directors, the Nomination and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nomination and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nomination and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attention: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attention: General Counsel at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2021 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 23, 2021 and August 22, 2021 (or, if the 2021 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2020 Annual Meeting, within 10 calendar days after Cisco’s public announcement of the date of the 2021 annual meeting). The recommendation must include the same information as is specified in Cisco’s bylaws for shareholder nominees to be considered at an annual meeting, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Pursuant to the proxy access provisions of Cisco’s bylaws, an eligible shareholder or group of shareholders may nominate one or more director candidates to be included in Cisco’s proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by Cisco’s Secretary in writing between May 24, 2021 and June 23, 2021 (or, if the 2021 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2020 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2021 annual meeting or within 10 calendar days after Cisco’s public announcement of the date of the 2021 annual meeting) at the following address: Cisco Systems, Inc., Attention: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attention: General Counsel at the same address. When submitting nominees for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, shareholders must follow the notice procedures and provide the information required by Cisco’s bylaws. Notwithstanding the foregoing, if “Delaware Reincorporation — Proposal No. 2 — Approval of the Reincorporation of Cisco from California to Delaware” is approved by the shareholders at the 2020 annual meeting, Cisco’s shareholders will become stockholders under Delaware law and Cisco’s 2021 annual meeting shall be an Annual Meeting of Stockholders. The requirements for notice shall otherwise remain unchanged following the Reincorporation.

For more detailed information on how to recommend a prospective nominee for the Nomination and Governance Committee’s consideration or to submit a nominee for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, see the “Information About the Meeting — Shareholder Proposals and Nominations for 2021 Annual Meeting of Shareholders” section.

Acquisition Committee

The Acquisition Committee reviews acquisition strategies and opportunities with management. The Acquisition Committee also approves certain acquisitions and investment transactions, and makes recommendations to the Board of Directors.

Finance Committee

The Finance Committee reviews and approves Cisco’s global investment policy; oversees Cisco’s stock repurchase programs; and reviews minority investments, fixed income assets, insurance risk management policies and programs, tax programs, currency, interest rate and equity risk management policies and programs, and capital structure and capital allocation strategy. This committee is also authorized to approve the issuance of debt securities, certain real estate acquisitions and leases, and charitable contributions made on behalf of Cisco.

Director Compensation

This section provides information regarding the compensation policies for non-employee directors and amounts paid and equity awards granted to these directors in fiscal 2020. Non-employee directors typically do not receive forms of remuneration or benefits other than those described below, but are reimbursed for their expenses in attending meetings. Cisco’s non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors.

Director Compensation Highlights

•	Meeting fees for committee service to differentiate individual pay based on workload.

•	Emphasis on equity in the overall compensation mix.

•	Full-value equity grants under a fixed-value annual grant policy with immediate vesting.

•	A robust stock ownership guideline set at five times the annual cash retainer to support shareholder alignment.

•	Flexible deferral provisions to facilitate stock ownership.

•

Governance limit of $800,000 on the total value of cash and equity compensation that may be paid or granted to a non-employee director each fiscal year, which allows Cisco to stay within reasonable bands of what the market requires.

•

Each non-employee director is eligible to participate in Cisco’s charitable matching gifts program to the same extent as all Cisco employees. For calendar year 2019, the maximum match amount under this program was $10,000, and during April 2020, the maximum match amount was increased to $25,000. Additional $10,000 matches may be available for disaster relief campaigns.

Fiscal 2020 Cash Compensation

Our non-employee director cash compensation program during fiscal 2020 consisted of the following:

•	Annual retainer of $80,000 for each non-employee director;

•	Additional annual retainer fee of $50,000 for serving as Lead Independent Director;

•	Additional annual retainer fee of $25,000 for serving as chair of the Audit Committee;

•	Additional annual retainer fee of $20,000 for serving as chair of the Compensation Committee;

•	Additional annual retainer fee of $15,000 for serving as chair of the Nomination and Governance Committee, as chair of the Acquisition Committee or as chair of the Finance Committee; and

•	Additional fee of $2,000 to each committee member for each standing committee meeting attended.

A non-employee director may instead elect to receive his or her regular annual cash retainer in fully vested shares of Cisco common stock, fully vested deferred stock units or a deferred cash payment under the Cisco Systems, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Dividend equivalents accrue on fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the board. The annual retainers are pro-rated for non-employee directors who are appointed after an annual meeting.

Fiscal 2020 Equity Compensation

Non-employee directors receive annual grants under the 2005 Stock Incentive Plan pursuant to an equity grant policy. The 2005 Stock Incentive Plan currently provides that grants to any non-employee director may not exceed 50,000 shares for any fiscal year.

The Board of Directors’ policy regarding initial equity grants for new non-employee directors and annual equity grants for elected non-employee directors provides for the following:

•

An initial equity grant for non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to a pro rata portion of $230,000 based on the portion of the year of the new non-employee director’s board service.

•	An annual equity grant for elected non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to $230,000.

A non-employee director may elect to receive his or her initial and annual grants in the form of fully vested deferred stock units that are settled in shares after the non-employee director leaves the board. Dividend equivalents accrue on the fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the board.

Fiscal 2020 Total Director Compensation

The following table provides information as to compensation earned by the non-employee directors during fiscal 2020.

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($)		Total ($)
M. Michele Burns	$145,000		$229,982	$9,792	(2)	$384,774
Wesley G. Bush	$96,000	(3)	$229,982	$—		$325,982
Michael D. Capellas	$194,000		$229,982	$—		$423,982
Mark Garrett	$147,000		$229,982	$—		$376,982
Dr. Kristina M. Johnson	$114,000		$229,982	$10,000	(2)	$353,982
Roderick C. McGeary	$156,000		$229,982	$—		$385,982
Arun Sarin	$114,000		$229,982	$10,000	(2)	$353,982
Brenton L. Saunders	$116,000		$229,982	$—		$345,982
Dr. Lisa T. Su	$69,508	(3)	$199,801	$—		$269,309
Carol B. Tomé (4)	$86,000		$229,982	$—		$315,982
Steven M. West (4)	$28,000		$—	$—		$28,000

(1)

The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of the shares issued pursuant to the 2005 Stock Incentive Plan.

Each non-employee director who had served as a non-employee director prior to the 2020 annual meeting or who was elected at the 2020 annual meeting received 5,215 fully vested shares on December 10, 2019. Mr. Bush, Dr. Johnson, Mr. Sarin, Mr. Saunders and Ms. Tomé each elected to receive their annual equity award in the form of fully vested deferred stock units.

In connection with her appointment to the board on January 27, 2020, Dr. Su received an initial equity award covering 4,209 fully vested shares in the form of deferred stock units. None of the non-employee directors held any unvested stock awards as of July 25, 2020.

No stock options were awarded to non-employee directors in fiscal 2020, and there were no outstanding stock options held by non-employee directors as of July 25, 2020.

(2)	Represents the non-employee director’s match under Cisco’s charitable matching gifts program.

(3)

Includes the value of fully vested shares of Cisco common stock received in lieu of the non-employee director’s regular annual cash retainer based on the fair market value of the shares on the date the regular annual cash retainer would otherwise have been paid. Based on the prior election, Mr. Bush received 1,814 shares with a value of $79,997 based on the closing share price of Cisco common stock on December 10, 2019. In connection with her appointment to the Board on January 27, 2020, Dr. Su received 1,464 shares with a value of $69,496 based on the closing share price of Cisco common stock on January 27, 2020.

(4)	Mr. West served on the Board of Directors through December 10, 2019. Ms. Tomé resigned from the Board effective March 12, 2020.

Non-Employee Director Stock Ownership

Cisco’s corporate governance policies include stock ownership guidelines for non-employee directors. These guidelines call for each non-employee director to own shares of Cisco’s common stock having a value equal to at least five times the non-employee director’s regular annual cash retainer, with a five-year period from the date of his or her appointment to attain that ownership level. To facilitate share ownership, non-employee directors may elect to receive, in lieu of all or a specified portion of their regular annual cash, either fully vested shares of Cisco common stock or deferred stock units that would be settled in shares after the non-employee director leaves the board, based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. Any shares (or shares subject to deferred stock units) received in lieu of any portion of a regular annual cash retainer do not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year. The shares issued are granted under the 2005 Stock Incentive Plan.

For information on non-employee director elections to receive fully vested shares (or shares subject to deferred stock units) in lieu of cash with respect to the fiscal 2020 annual cash retainer, please see the table above entitled “Director Compensation” and the accompanying footnotes.

Fiscal 2021 Director Compensation

For fiscal 2021, FWC conducted an independent review of Cisco’s non-employee director compensation program on behalf of the Nomination and Governance Committee. FWC determined that Cisco’s non-employee director compensation program continues to be competitive with the market, incorporates best practices and aligns the interests of our non-employee directors with the long-term interest of our shareholders. Based on this assessment, and the recommendation of the Nomination and Governance Committee, the Board of Directors did not make any changes to the amount or types of compensation that non-employee directors could earn for fiscal 2021. The Board, however, effective for payments related to board service on and after the date of the 2021 Annual Meeting of Shareholders, expanded the cash compensation elections for non-employee directors to allow for non-employee directors to elect to receive deferred cash, stock grants or deferred stock units in lieu of any retainer paid in connection with service on any committee of the Board or other cash fees (not limited to his or her regular annual cash retainer).

Vote Required

Cisco’s bylaws and corporate governance policies provide for a majority voting standard in uncontested elections of directors. As such, in an election where the Board of Directors has determined that the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board of Directors to serve until the next annual meeting of shareholders, and until his or her successor has been duly elected and qualified, if the number of shares voted for the nominee exceeds the number of shares voted against the nominee and also represents the affirmative vote of a majority of the required quorum. The required quorum for a meeting of Cisco shareholders is a majority of the outstanding shares of common stock. The majority voting standard would not apply, however, if the Board of Directors determines that the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting would be elected.

The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more votes “for” than “against” and the number of votes “for” must be at least a majority of the required quorum. Proxies may not be voted for more than ten directors, and shareholders may not cumulate votes in the election of directors. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

Should any of the nominees fail to receive the vote required to be elected in accordance with Cisco’s bylaws, the term of his or her service as a director will end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to California law or the date on which the Board of Directors selects a person to fill the office held by that director, unless he or she has earlier resigned.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

DELAWARE REINCORPORATION

Proposal No. 2 — Approval of the Reincorporation of Cisco from California to Delaware

Overview of the Proposed Reincorporation

On October 7, 2020, the Board of Directors approved a proposal to change the state of incorporation of Cisco from California to Delaware (the “Reincorporation”), subject to the approval of Cisco’s shareholders.

If approved by Cisco’s shareholders, the Reincorporation will be effected through the merger of Cisco with and into a newly formed wholly-owned subsidiary of Cisco incorporated in the State of Delaware solely for the purpose of effecting the Reincorporation (“Cisco Systems Delaware”). The name of Cisco after the Reincorporation will remain Cisco Systems, Inc. For purposes of the discussion below, Cisco as it currently exists as a corporation organized under the laws of the State of California is sometimes referred to as “Cisco Systems California”.

The Board of Directors considered several factors in reaching this decision, including corporate governance, Cisco’s commitment to transparency and best-in-class practices, attracting and retaining board members, the differences between California and Delaware state corporate laws, and other advantages and disadvantages of Reincorporation.

The Board of Directors believes that the choice of state domicile is important because state corporate law governs the internal affairs of a corporation. Management and boards of directors of corporations look to state corporate law and judicial interpretations of state law to guide their decision-making on many key issues, including appropriate governance policies and procedures, satisfaction of fiduciary obligations to shareholders, compliance with financial and legal requirements in the corporation’s business operations, and consideration of key strategic transactions for the corporation, including financings, mergers, acquisitions, and divestitures.

The Board of Directors believes that it is essential for Cisco to be able to draw upon the well-established principles of corporate governance of Delaware law in making legal and business decisions while helping to preserve the shareholder rights that our shareholders are accustomed to, in the interest of maximizing long-term shareholder value. The prominence, breadth, depth and predictability of Delaware corporate law, including its extensive body of case law, provide a reliable foundation on which Cisco’s governance decisions can be based, and the Board of Directors believes that Cisco’s shareholders will benefit from the responsiveness of Delaware corporate law to their needs. In addition to the benefits of being a Delaware corporation, the Board of Directors has proposed as part of the Reincorporation to preserve certain key rights that are currently held by its shareholders as a matter of California law and under the California Incorporation Documents.

The Board of Directors also recognizes that our existing shareholder-friendly governance structure has served Cisco well for years as a public company. Accordingly, the Board of Directors determined, in connection with approval of the Reincorporation, to maintain the following shareholder-friendly provisions of our governance structure even though they would not be required under Delaware law:

•	Election of Directors: Cisco would continue to have annual election of all members of its Board of Directors rather than have a classified or staggered board.

•	Removal of Directors: Stockholders would have the ability to remove directors with or without cause.

•	Director Vacancies: Only the stockholders and not the Board of Directors may fill a director vacancy created by a removal of a director by the stockholders.

•	Majority Standard for Director Elections: Require that in any uncontested director election, a candidate must receive a majority, rather than merely a plurality, of votes cast to be elected.

•	Special Meeting of Stockholders: Retain the ability of 10% or greater stockholders to call a special meeting of stockholders.

•	Action by Consent: Retain the ability of stockholders of Cisco to act by written consent with respect to any action that could otherwise be taken at a meeting of stockholders.

•	Proxy Access: Retain “proxy access” for certain stockholder director nominations.

•	Amendment of Bylaws: Retain the ability of stockholders to amend Cisco’s bylaws by simple majority.

•

Opt Out of Delaware General Corporation Law Section 203: In the Reincorporation, Cisco would elect to not apply to Cisco Section 203 of the Delaware General Corporation Law (“DGCL”), a statute that prohibits certain business combinations with interested stockholders for a period of three years unless certain requirements are met.

Shareholders are urged to read this proposal carefully, including all of the related appendices attached to this Proxy Statement, before voting on the Reincorporation. The following discussion summarizes material provisions of the Reincorporation and is subject to and qualified in its entirety by the Merger Agreement in substantially the form attached hereto as Appendix A, the Delaware Certificate of Incorporation in substantially the form attached hereto as Appendix B; and the Delaware Bylaws in substantially the form attached hereto as Appendix C. Copies of the California Articles and California Bylaws have been filed with the SEC as exhibits to Cisco’s periodic or current reports and will be sent to shareholders free of charge upon written request to Cisco Systems, Inc., Attention: Investor Relations, 170 West Tasman Drive, San Jose, California 95134.

After careful consideration of these factors, the Board of Directors believes that it is in the best interests of Cisco and its shareholders to effectuate the Reincorporation.

Mechanics and Consequences of Reincorporation

The Reincorporation will be effected by means of a merger (the “Merger”) pursuant to the terms and conditions of an Agreement and Plan of Merger (the “Merger Agreement”), the form of which is attached hereto as Appendix A between Cisco and Cisco Systems Delaware, a newly formed Delaware corporation and wholly-owned subsidiary of Cisco. Under the Merger Agreement, Cisco will merge with and into Cisco Systems Delaware, Cisco will cease to exist as a separate entity and Cisco Systems Delaware will become the surviving entity following the effectiveness of the Merger (the “Effective Date”), succeeding to and assuming all of the rights and obligations of both Cisco and Cisco Systems Delaware. The existing holders of Cisco’s common stock will own all of the outstanding shares of common stock of Cisco Systems Delaware, and no change in ownership will result from the Reincorporation. If the Reincorporation is approved, at the Effective Date each outstanding share of Cisco’s common stock will automatically be converted into one share of common stock of Cisco Systems Delaware. Each of the equity compensation plans currently maintained by Cisco immediately prior to the Reincorporation will be assumed and continued by Cisco Systems Delaware, and each pre-Reincorporation equity award to purchase or receive shares of Cisco’s common stock under such plans will convert into an equity award to purchase or receive an equivalent number of shares of Cisco Systems Delaware common stock with no other changes in the terms and conditions of such award. Cisco’s other employee benefit arrangements in effect immediately prior to the Reincorporation would also be continued by Cisco Systems Delaware upon the terms and subject to the conditions of such plans in effect immediately prior to the Reincorporation.

Other than the change in corporate domicile, the Reincorporation will not result in any change in Cisco’s business operations, Board of Directors composition or term, or physical location, nor will it result in any change of our current employees, including management, or in their title, responsibilities or compensation. Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted at Cisco’s current principal executive offices located at 170 West Tasman Drive, San Jose, California 95134, and our telephone number will remain (408) 526-4000. The consolidated financial condition and results of operations of Cisco Systems Delaware immediately after consummation of the Reincorporation will be substantially similar as those of Cisco immediately prior to the consummation of the Reincorporation. Cisco believes that there will be no material accounting impact as a result of the Reincorporation. If the Reincorporation is approved, at the Effective Date, Cisco Systems Delaware will be the successor-in-interest to Cisco and the shareholders of Cisco will become stockholders of Cisco Systems Delaware.

SHARE CERTIFICATES CURRENTLY ISSUED FOR CISCO’S SHARES WILL AUTOMATICALLY REPRESENT SHARES IN CISCO SYSTEMS DELAWARE UPON COMPLETION OF THE MERGER, AND SHAREHOLDERS WILL NOT BE REQUIRED TO SURRENDER OR EXCHANGE SHARE CERTIFICATES AS A RESULT OF THE REINCORPORATION.

If the Reincorporation is approved, at the Effective Date, Cisco will be governed by the Cisco Systems, Inc. Certificate of Incorporation (the “Delaware Certificate”), and the Cisco Systems, Inc. Bylaws (the “Delaware Bylaws”, and together with the “Delaware Certificate,” the “Delaware Incorporation Documents”) which will replace the Restated Articles of Incorporation of Cisco Systems, Inc. (the “California Articles”) and the

Amended and Restated Bylaws of Cisco Systems, Inc. (the “California Bylaws”, and together with the California Articles, the “California Incorporation Documents”).

Cisco’s common stock is currently listed for trading on Nasdaq under the ticker symbol “CSCO”. If the Reincorporation is approved, at the Effective Date, Cisco’s registration statements on file with the SEC immediately prior to the Reincorporation will be assumed by Cisco Systems Delaware, and the shares of common stock of Cisco Systems Delaware would continue to be traded on Nasdaq without interruption, under the same symbol.

Principal Reasons for Reincorporation

The State of Delaware has been a leader in adopting a comprehensive and coherent set of corporate laws that are responsive to the evolving legal and business needs of corporations organized under Delaware law. The Board of Directors’ decision to reincorporate in the State of Delaware was driven primarily by Delaware’s history of comprehensiveness and flexibility of its corporate laws and its tradition of promoting stockholder-friendly corporate governance. Specifically, the Board of Directors believes that there are several benefits in the Reincorporation, as summarized below.

Predictability, Flexibility and Responsiveness of Delaware Law

Delaware courts have, over many years, established a jurisprudence that is significantly more thorough, predictable, and broadly applied with respect to principles of corporate governance than most, if not all, other jurisdictions. The DGCL is generally acknowledged to be the most advanced and flexible statutory corporation code in the United States. The Delaware legislature is particularly responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their stockholders. The Delaware General Assembly each year considers and adopts statutory amendments in an effort to ensure that the DGCL continues to be responsive to the changing legal and business needs of corporations and their stockholders. The office of the Delaware Secretary of State is viewed as particularly user-friendly, flexible and responsive (as compared to other states) in its administration of the filings and interactions required for mergers, acquisitions and other corporate transactions, thereby reducing complications and delays that can arise in time-sensitive transactions.

Consequently, Delaware has become the preferred state of incorporation for most publicly-traded companies in the United States and, as a result of the large number of major corporations being domiciled in Delaware, Delaware courts have developed a broad and deep body of relevant case law, and are often the first and most influential to address important new issues relating to corporate governance and rights and obligations of stockholders and corporations. As a result, courts of and corporations organized under the laws of other states, including California, have often looked to Delaware law for guidance for such issues, and the DGCL and Delaware administrative practices have become comparatively well-known and widely understood. Corporations domiciled in Delaware are often at an advantage over their peers that are organized under the laws of other states, including many California corporations, in that Delaware corporations can draw upon these well-developed, firmly established and consistently interpreted principles of corporate law when making business and legal decisions. The Board of Directors therefore anticipates that the DGCL will provide greater efficiency, clarity, predictability and flexibility in Cisco’s legal affairs and corporate governance decisions than is presently available under California law. In addition, Delaware case law provides a body of law defining the proper duties and decision-making processes expected of boards of directors in evaluating potential or proposed corporate transactions, which will further benefit Cisco’s shareholders.

Access to Specialized Courts

Delaware’s court system also provides swift and efficient resolutions in corporate litigation involving complex corporate issues. Delaware has a specialized court of equity called the Court of Chancery that hears and decides corporate law cases. The Delaware Court of Chancery operates under rules that are intended to ensure litigation of disputes in a timely and effective way, keeping in mind the timelines and constraints of business decision-making and market dynamics, and routinely handles cases involving complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by other courts in the country. The appellate process on decisions emanating from the Court of Chancery is similarly streamlined and highly responsive in cases involving complex corporate issues, and the justices of Delaware appellate courts tend to have substantial experience with corporate cases because of the relatively higher volume of these cases in the

Delaware court system. The fact that issues of corporate governance are frequently addressed first in Delaware contributes to an efficient and expert court system and bar. In contrast, California does not have a similar specialized court established to hear only corporate law cases. Rather, disputes involving questions of California corporate law are either heard by the California Superior Court, the general trial court in California that hears all manner of cases, or, if federal jurisdiction exists, a federal district court. These courts hear many different types of cases, and the cases may be heard before judges or juries with limited corporate law experience. As a result, corporate law cases brought in California may not proceed as expeditiously as cases brought in Delaware and the outcomes in such courts may be less consistent or predictable. The highly specialized nature of the Delaware court system is therefore widely believed to result in more consistent and timely rulings.

Enhanced Ability to Attract and Retain Qualified Candidates for Board of Directors and Management

We experience increasing competition in recruiting and retaining talented individuals to serve on our management team and Board of Directors. The Board of Directors believes that the comparatively stable and predictable corporate environment afforded by Delaware would enable Cisco to compete more effectively with other public companies, most of whom are domiciled in Delaware, in the recruitment and retention of talented and experienced directors and officers. Delaware law is more familiar to investors and advisors, and offers greater certainty and stability from the perspective of those who serve as corporate officers and directors in part because the parameters of director and officer liability, including protection for stockholders from possible abuses by directors and officers, are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under California law. It should also be noted that directors’ personal liability is not, and cannot be, eliminated under Delaware law for intentional misconduct, bad faith conduct, unlawful dividend payments or unlawful stock purchases or redemptions, or any transaction from which the director derives an improper personal benefit. The Board of Directors therefore believes that the comparatively stable and predictable corporate environment afforded by Delaware would not only enhance its ability to recruit and retain directors and officers in the future, but also provide appropriate protection for stockholders from possible abuses by directors and officers, encouraging directors and officers to continue to make independent decisions in good faith on behalf of Cisco.

Ability to Have the Federal District Courts of the United States and Delaware Courts Serve as the Exclusive Forum for the Adjudication of Certain Legal Matters

To ensure that we get the full benefits of Delaware’s corporate legal framework, the Board of Directors has provided in the proposed Delaware Bylaws that the federal district courts of the United States and Delaware courts are the exclusive forum for the adjudication of certain legal actions.

Under the exclusive forum provision contained in the Delaware Bylaws, (i) the federal district courts of the United States shall serve as the exclusive jurisdiction for any litigation arising under the Securities Act of 1933, as amended (the “Securities Act”) unless we consent to an alternative forum, and (ii) the Court of Chancery in the state of Delaware will be the exclusive forum for certain actions involving Cisco unless we consent to an alternative forum. Based on the proposed language in the Delaware Bylaws, the Court of Chancery would be the exclusive forum for (a) derivative actions brought on behalf of Cisco, and (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of Cisco to Cisco or Cisco’s stockholders; (c) any action asserting a claim against Cisco arising pursuant to any provision of the DGCL, the Delaware Incorporation Documents or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of the Delaware Incorporation Documents; or (e) any action asserting a claim against Cisco governed by the internal affairs doctrine.

We believe that the exclusive forum provision in the Delaware Bylaws will reduce the risk that we could become subject to duplicative litigation in multiple forums, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law or federal securities law. Any of these could expose the Company to increased expenses or losses.

Although the Board of Directors believes that the designation of the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes and the federal district courts of the United States for Securities Act claims serves the best interests of the Company and our shareholders as a whole, the Board of Directors also believes that we should retain the ability to consent to an alternative forum on a case-by-case basis. Specifically, where the Board of Directors determines that our interests and those of our stockholders are best served by permitting a dispute to proceed in a forum other than the Delaware Court of Chancery or the federal district courts of the United States, the exclusive forum provision in the Delaware Bylaws permits us to consent to the selection of such alternative forum. Neither of these choice of forum provisions would affect suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Possible Negative Consequences of Reincorporation

Notwithstanding the belief of the Board of Directors in the benefits to Cisco’s shareholders of the Reincorporation, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states, including California. In addition, franchise taxes payable by Cisco in Delaware may be greater than the equivalent or other similar taxes currently payable by Cisco in California. The Board of Directors has considered the possible disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

It should also be noted that the interests of our directors and executive officers in voting on the Reincorporation proposal may be different from, or in addition to, those of shareholders generally because, for example, some substantive provisions of California and Delaware law apply only to directors and officers. See “Interest of Cisco’s Directors and Executive Officers in the Reincorporation” below. For a comparison of shareholders’ rights and the material substantive provisions that apply to the Board of Directors and executive officers under Delaware and California law, see “Significant Differences Between the Charters and Bylaws of Cisco Systems California and Cisco Systems Delaware and Between the Corporate Laws of California and Delaware” below. The Board of Directors has considered these interests, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

Effectiveness of Reincorporation

If the shareholders approve the Reincorporation at the annual meeting, we currently intend to cause the Reincorporation to become effective as soon as reasonably practicable following the annual meeting, subject to the completion of certain legal formalities, including obtaining certain consents and approvals by third parties with respect to certain contracts to which Cisco is a party and providing certain notices to regulatory authorities. The Merger Agreement also provides that the Merger Agreement may be terminated and the Merger may be abandoned at any time before the Effective Date and for any reason by the Board of Directors of either Cisco or Cisco Systems Delaware or both, notwithstanding the approval, if obtained, of the principal terms of the Merger Agreement by the shareholders of Cisco, or the adoption of the Merger Agreement by the sole stockholder of Cisco Systems Delaware, or both. Furthermore, the Merger Agreement may be amended at any time prior to the Effective Date, either before or after the shareholders have voted to adopt this proposal, subject to applicable law. Cisco will re-solicit shareholder approval of the Reincorporation if the terms of the Merger Agreement are changed in any material respect that requires shareholder approval.

Significant Differences Between the Charters and Bylaws of Cisco Systems California and Cisco Systems Delaware and Between the Corporate Laws of California and Delaware

The following summarizes a comparison of certain key provisions between the California Incorporation Documents and Delaware Incorporation Documents, as well as certain provisions of California and Delaware corporate laws. The comparison highlights important differences, but is not intended to list all differences, and is qualified in its entirety by reference to such documents and to the respective General Corporation Laws of the States of California and Delaware. Shareholders are encouraged to read the Delaware Certificate, the Delaware Bylaws, the California Articles and the California Bylaws in their entirety. The Delaware Certificate and Delaware Bylaws are attached to this Proxy Statement, and the California Bylaws and California Articles are filed publicly as exhibits to our periodic reports with the SEC.

Provision	Current California Provision	Proposed Change for Reincorporation
Authorized Shares

20 billion shares of common stock, par value $0.001; 5 million shares of “blank check” preferred stock, including 1.2 million shares of Series A Junior Participating Preferred Stock that were previously designated for a “poison pill” rights plan.

20 billion shares of common stock, par value $0.001; 5 million shares of “blank check” preferred stock, par value $0.001, none of which are designated.
Annual Election of Directors

Under California law, at each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until a successor has been elected and qualified, unless the corporation permits staggered terms in the articles of incorporation or bylaws.

Cisco has not opted for staggered director terms, so its directors are subject to election at each annual meeting of directors.

No change. Although Delaware law permits the staggered election of directors, the default rule is that directors are elected annually at each meeting of its stockholders. The Delaware Bylaws provide for the annual election of directors.

Number of Directors

California law requires that board size be specified in the bylaws and that the maximum number of directors may be no more than two times minus one the stated minimum number of directors.

The California Bylaws provide that the number of directors will be between 8 and 15, with the exact number of directors to be fixed by the Board of Directors.

Under Delaware law, the number of directors is fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors.

The Delaware Certificate does not fix a number of directors. The Delaware Bylaws maintain the existing 8 to 15 permitted range for the number of directors, with the exact number of directors to be fixed by the Board of Directors.

Vote Required to Elect Directors

Under California law, cumulative voting for election of directors is permitted if the shareholder provides advance notice of the intent to exercise cumulative voting. California law also permits public companies to eliminate cumulative voting by the approval of shareholders.

The California Articles provide that there is no cumulative voting in director elections. The California Bylaws also provide for a majority voting standard for uncontested elections, and provide that in contested elections directors shall be elected by the plurality of the votes cast.

No change. Under Delaware law, cumulative voting is not permitted unless the corporation provides for cumulative voting rights in its certificate of incorporation. The default voting standard for the election of directors under Delaware law is a plurality vote; however, the certificate of incorporation or bylaws may specify a different standard for the election of directors, such as a majority of the votes cast.

The Delaware Certificate also provides that there is no cumulative voting in director elections. The Delaware Bylaws maintain the majority voting standard for uncontested elections and the plurality voting standard for contested director elections.

Removal of Directors

Under California law, directors may be removed by the board of directors if they are of unsound mind or convicted of a felony. A majority of shareholders may remove directors without cause, provided that the removal of less than all of the directors on the board of directors requires calculating the votes against removal cumulatively.

The California Bylaws allow directors to be removed by the Board of Directors if they are of unsound mind or have been convicted of a felony, and allow a majority of shareholders to remove directors without cause. The California Bylaws further provide that removal of less than all of the directors on the Board of Directors requires calculating the votes against removal cumulatively.

Under Delaware law, any director, or the entire board, may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

The Delaware Bylaws conform to Delaware law, permitting an unclassified director to be removed at any time with or without cause. The Delaware Bylaws do not provide for cumulative voting, which is not required under Delaware law and will not be utilized in voting on director removal.

Filling a Vacancy on the Board of Directors

Consistent with California law, Board of Directors’ vacancies may be filled by the majority of remaining directors, other than vacancies created by the removal of a director by the vote of the shareholders, which may only be filled by a vote of the shareholders.

If an incumbent director fails to receive the required majority vote to be re-elected in an uncontested election, then unless such director has earlier resigned, his or her term will expire on the earlier of 90 days following the determination of the results or the date on which the Board selects the person to fill the office held by that director.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. We have retained in the Delaware Bylaws that a vacancy created by the removal of a director by the vote of the stockholders may only be filled by a vote of the stockholders.

The Delaware Bylaws provide that if an incumbent director fails to receive the required majority vote to be re-elected in an uncontested election, then such director shall tender his or her resignation to the Board to be effective on the earlier of 90 days following the determination of the results or the date on which the Board selects the person to fill the office held by that director.

Provision	Current California Provision	Proposed Change for Reincorporation
Lead Independent Director	Under California law, a corporation may create a position of lead independent director. The California Bylaws do not specifically provide for a lead independent director.	Under Delaware law, a corporation may create a position of lead independent director. The Delaware Bylaws provide for a lead independent director.
Proxy Access

Under California law, corporations may provide for “proxy access” for shareholders in a corporation’s bylaws.

The California Bylaws implement “proxy access” by permitting stockholders holding 3% or greater ownership of Cisco’s common stock for three years the opportunity to elect the greater of 2 and 20% of the Board of Directors.

No change. Delaware law permits corporations to adopt “proxy access” in their bylaws. The Delaware Bylaws retain the same proxy access provisions as the California Bylaws.
Advance Notice of Stockholder Proposals and Director Nominations

Under California law, corporations may set the time period required for shareholders to provide advance notice to the corporation of director nominees and business to be put to vote at the annual meeting of shareholders.

Under the California Bylaws for shareholder business or director nomination to be timely, they must be delivered to Cisco between 60 and 90 days prior to the anniversary of the mailing of the proxy statement for the prior year’s annual meeting of shareholders.

No change. Delaware also permits corporations to set the advance notice time period in the corporation’s bylaws for stockholder director nominations and proposals of business at the annual meeting.

The Delaware Bylaws set the advance notice period for stockholder notification to the Cisco to be between 60 and 90 days prior to the anniversary of the mailing of the proxy statement for the prior year’s annual meeting of stockholders.

Ability of Shareholders to Call Special Meetings

Under California law, a special meeting of shareholders may be called by the board of directors, the board chair, the president, or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws.

The California Bylaws allow a special meeting to be called by the Board chair, the Chief Executive Officer, a President, the Board of Directors or by shareholders holding at least 10% of the outstanding stock.

Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any person authorized in the certificate of incorporation or the bylaws.

The Delaware Bylaws also allow a special meeting to be called by the Board chair, the Chief Executive Officer, the Board of Directors or by stockholders holding at least 10% of the outstanding stock.

Stockholder Action by Consent

California law provides that shareholder action by written consent is available unless otherwise provided in a company’s articles of incorporation. Cisco has not opted out of this default rule, and therefore the California Articles permit shareholders may act by written consent without a meeting. Pursuant to the California Bylaws and California law, the election of directors must be by unanimous stockholder consent; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the consent of a majority of the outstanding shares entitled to vote.

Under Delaware law the right of stockholders to take action by consent without a meeting must be contained in the certificate of incorporation.

The Delaware Certificate retains the right of stockholders to take action through consent on any action that may be taken at any meeting of the stockholders. However, the California law requirement that directors be elected by unanimous consent if action is taken without a meeting was not retained in the Delaware Bylaws.

Dividends, Repurchases and Redemption

Under California law, a corporation may not pay dividends or otherwise make other distributions to its shareholders unless either: (i) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution plus the preferential dividends arrears amount; or (ii) immediately after the distribution, the value of its assets equals or exceeds the sum of (a) its total liabilities plus (b) the liquidation preference of any shares which have a preference upon dissolution over the rights of shareholders receiving the distribution. These tests are applied to California corporations on a consolidated basis.

Delaware law is generally more flexible than California law with respect to payment of dividends and implementing share repurchase programs. Delaware law generally provides that a corporation may redeem or repurchase its shares out of its surplus. In addition, Delaware law generally provides that a corporation may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as the excess of a corporation’s net assets (i.e., its total assets minus its total liabilities) over its statutory capital. Moreover, Delaware permits a board of directors to reduce its capital (but not below than the aggregate par value of its outstanding shares of stock) and transfer such amount to its surplus.

Amendment of Bylaws

Under California law, the board of directors may amend the California Bylaws by default. Therefore, the California Articles do not specify that the Board of Directors may amend the California Bylaws. The California Bylaws specify that they may be adopted, amended, or repealed by majority shareholder vote. The right of the Board of Directors to amend the California Bylaws is subject to the shareholder right.

Under Delaware law, the power of the board of directors to amend the Delaware Bylaws must be expressly contained in the Certificate of Incorporation. Therefore, the Delaware Certificate provides that the Board of Directors may amend the Delaware Bylaws, and the Delaware Bylaws provide that the right of the Board of Directors to amend the Delaware Bylaws is concurrent with the stockholders’ right. The Delaware Bylaws maintain that they may be adopted, amended, or repealed by majority stockholder vote.

Provision	Current California Provision	Proposed Change for Reincorporation
Restrictions on Transactions with Interested Shareholders

Section 1203 of the California Corporations Code, which applies to mergers or corporate acquisition transactions with interested shareholders or their affiliates, makes it a condition to the consummation of a merger or other acquisition transaction with an interested shareholder that an affirmative opinion be obtained in writing as to the fairness of the consideration be received by the shareholders of the corporation being acquired.

Under DGCL Section 203, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested stockholder” (generally as a person with 15% or more of the corporation’s outstanding voting stock) for three years, unless certain conditions are met. Delaware corporations may opt out of DGCL Section 203 only by express provision in a certificate of incorporation. The Delaware Certificate includes a provision opting out from DGCL Section 203.

Stockholder Vote Required to Approve Merger or Sale of Company

Except in limited circumstances, California law requires the affirmative vote of a majority of the outstanding shares entitled to vote in order to approve a merger of the corporation or a sale of all or substantially all the assets of the corporation, including, in the case of a merger, the affirmative vote of each class of outstanding stock.

The California Articles do not include any voting requirements with respect to the approval of a merger or sale.

Delaware law requires the affirmative vote of a majority in voting power of the outstanding shares entitled to vote to approve a merger of the corporation or a sale of all or substantially all the assets of the corporation, except in limited circumstances.

Restrictions on Cash Mergers

Under California law, a merger may not be consummated for cash if the purchaser owns more than 50% but less than 90% of the then outstanding shares unless either: (i) all of the shareholders consent, or (ii) the California Commissioner of Corporations approves the merger.

Delaware law does not have a provision similar to this California rule.
Exclusive Forum Provisions	Under California law, a corporation may designate certain jurisdictions as the exclusive forum for certain claims. The California Incorporation Documents do not make any exclusive forum designation.

Under Delaware law, a corporation may designate certain jurisdictions as the exclusive forum for certain claims.

The Delaware Bylaws designate the federal district courts of the United States to serve as the exclusive jurisdiction for any litigation arising under the Securities Act, and designates the Chancery Court of the State of Delaware to be the exclusive forum for certain actions involving Cisco, including for (a) derivative actions brought on behalf of Cisco, and (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of Cisco to Cisco or Cisco’s stockholders; (c) any action asserting a claim against Cisco arising pursuant to any provision of the DGCL, the Delaware Incorporation Documents or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of the Delaware Incorporation Documents; or (e) any action asserting a claim against Cisco governed by the internal affairs doctrine. Notwithstanding the foregoing, Cisco may consent to an alternative forum at its discretion. Neither of these choice of forum provisions would affect suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Provision	Current California Provision	Proposed Change for Reincorporation
Indemnification and Advancement of Expenses

Indemnification of corporate officers and directors is permitted by California law, provided the requisite standard of conduct is met. California law requires indemnification when the indemnitee has defended the action successfully on the merits. Indemnification is permitted under California law only for acts taken in good faith and believed to be in the best interests of the company and its shareholders.

Expenses incurred by an officer or director in defending an action may be paid in advance, if the director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. California law authorizes a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

California law permits a corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

The California Articles and California Bylaws authorize indemnification to the fullest extent permissible under California law. The California Bylaws also specify that any expenses reasonably incurred by an agent defending a claim resulting from such person serving at Cisco’s request as a director or officer of another corporation shall be paid by Cisco.

Substantially similar. Delaware law permits corporations to indemnify its directors, officers, employees and agents from expenses and losses arising out of litigation arising by reason of the person’s service to the corporation or to another entity at its request, including, in certain circumstances, litigation by or in the right of the corporation so long as the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A corporation must indemnify a person “to the extent” the person is successful on the merits or otherwise in defense of an action, suit or proceeding. Unless judicially authorized, corporations may not indemnify a person in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation.

Expenses incurred by a director, officer, employee or agent in defending an action may be paid in advance, if the person undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. Delaware law authorizes a corporation to purchase indemnity insurance for the benefit of its directors, officers, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

Delaware law permits a Delaware corporation to provide indemnification in excess of that provided by statute.

The Delaware Certificate authorizes indemnification to the fullest extent permissible under Delaware law and the Delaware Bylaws mandate indemnification for directors and officers, as well as others that are acting, at the request of Cisco, as directors, officers, authorized signatories or trustees of other entities, in each case, to the fullest extent permissible under Delaware law. The Delaware Bylaws also mandate advancement of defense expenses for directors and officers to the fullest extent permissible under Delaware.

Elimination of Director Personal Liability for Monetary Damages

California law permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

(i) Intentional misconduct or knowing and culpable violation of law;

(ii)  Acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

(iii) Any transaction from which a director derived an improper personal benefit;

(iv) Acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties is, or should be, aware of a risk of serious injury to the corporation or its shareholders;

(v)   Acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders;

(vi) Transactions between the corporation and a director who has a material financial interest in such transaction; or

(vii) Liability for improper distributions, loans or guarantees.

The California Articles eliminate the liability of directors for monetary damages to the fullest extent permissible under California law.

Substantially similar. Delaware law permits a corporation to eliminate the personal liability of directors for monetary damages, except where such liability is based on:

(i) Breaches of the director’s duty of loyalty to the corporation or its stockholders;

(ii)  Acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

(iii) The payment of unlawful dividends or unlawful stock repurchases or redemption; or

(iv) Transactions in which the director received an improper personal benefit.

Such a limitation of liability provision also may not limit a director’s liability for violation of, or otherwise relieve the company or directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

To the fullest extent permitted by Delaware statutory or decisional law, the Delaware Certificate eliminates the liability of directors to Cisco or its stockholders for monetary damages for breach of duty as a director.

Interest of Cisco’s Directors and Executive Officers in the Reincorporation

The shareholders should be aware that Cisco’s directors and executive officers in voting on the Reincorporation proposal may have interests in the transaction that are different from, or in addition to, the interests of the shareholders generally. For example, the Reincorporation may provide officers and directors of Cisco with more clarity and certainty in the reduction of their potential personal liability and strengthen the ability of directors to resist takeover bids. The Board of Directors has considered these interests, among other matters, in reaching its decision to approve the Reincorporation and to recommend that our shareholders vote in favor of this proposal.

U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the Reincorporation to holders of our common stock. The discussion is based on the Code, regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (IRS), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described herein.

This discussion is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships, subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar and persons subject to the alternative minimum tax provisions of the Code. This discussion does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This discussion is directed solely to holders that hold our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, the following discussion only addresses “U.S. persons” for U.S. federal income tax purposes, generally defined as beneficial owners of our common stock who are:

•	Individuals who are citizens or residents of the United States;

•

Corporations (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

•	Estates, the income of which is subject to U.S. federal income taxation regardless of its source;

•

Trusts, if a court within the United States is able to exercise primary supervision over the administration of any such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or

•	Trusts in existence on August 20, 1996 that have valid elections in effect under applicable Treasury regulations to be treated as U.S. persons.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax adviser regarding the U.S. federal income tax consequences to the partner of the Reincorporation.

This discussion does not purport to be a complete analysis of all of the tax consequences of the Reincorporation that may be relevant to holders. We urge you to consult your own tax adviser regarding your particular circumstances and the U.S. federal income and other federal tax consequences to you of the Reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

We have not requested a ruling from the IRS or an opinion of counsel regarding the U.S. federal income tax consequences of the Reincorporation. However, we believe:

•	The Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code;

•	No gain or loss will be recognized by holders of Cisco Systems California common stock on receipt of Cisco Systems Delaware common stock pursuant to the Reincorporation;

•

The aggregate tax basis of Cisco Systems Delaware common stock received by each holder will equal the aggregate tax basis of the Cisco Systems California common stock surrendered by such holder in exchange therefor; and

•

The holding period of the Cisco Systems Delaware common stock received by each holder will include the period during which such holder held the Cisco Systems California common stock surrendered in exchange therefor.

Vote Required

The affirmative vote of a majority of the shares of Cisco’s outstanding common stock is required to effect the Reincorporation. Consequently, broker non-votes and abstentions shall have the same effect as a vote against the Reincorporation. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the Reincorporation.

COMPENSATION COMMITTEE MATTERS

Proposal No. 3 — Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan

Cisco is requesting that shareholders approve, in its entirety, the Cisco Systems, Inc. 2005 Stock Incentive Plan as amended and restated by the Board of Directors, subject to shareholder approval (as amended and restated, the “Amended Stock Plan”). If the amendment and restatement is not approved by shareholders at the 2020 Annual Meeting, awards shall continue to be granted under the 2005 Stock Incentive Plan until the 2005 Stock Incentive Plan expires on the date of the 2021 Annual Meeting. A summary of the Amended Stock Plan follows.

General

Under its terms, the 2005 Stock Incentive Plan will expire on the date of the 2021 Annual Meeting if not approved by shareholders. The Amended Stock Plan that is being submitted to our shareholders for approval:

•	Provides that the term of the 2005 Stock Incentive Plan be extended for nine years and expire on the date of the 2030 Annual Meeting;

•	Increases the number of shares authorized for issuance under the 2005 Stock Incentive Plan by 95,975,000 shares to 789,975,000 shares;

•

Expands the ability of the Compensation Committee to set appropriate performance goals under the Amended Stock Plan since an itemized list and specific time limits are no longer required by Section 162(m) of the Code;

•

Clarifies that dividends, dividend equivalents, and other distributions on unvested awards will be paid or settled only after the underlying awards have been earned and are vested and not during the performance/service vesting period; and

•

Expands cash compensation elections for non-employee directors to allow for non-employee directors to elect to receive stock grants or deferred stock units in lieu of any retainer paid in connection with service on any committee of the Board or other cash fees (not limited to his or her regular annual cash retainer).

Except for the changes set forth above, the terms of the 2005 Stock Incentive Plan will remain unchanged. After the amendment and restatement, the Amended Stock Plan will continue to contain the following important corporate governance features:

•	Caps on the annual amount of awards that participants can be granted.

•	Repricing of stock options and stock appreciation rights is prohibited unless shareholder approval is obtained.

•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•	Automatic replacement of stock options when a stock option is exercised with previously acquired shares of Cisco common stock or so-called “stock option reloading” is not permitted.

•	No single-trigger change in control vesting.

Request for Additional Shares, Dilution and Overhang

In order to give Cisco the flexibility to responsibly address its future equity compensation needs, Cisco is requesting that shareholders approve the Amended Stock Plan, which increases the number of shares authorized for issuance under the plan by 95.975 million shares. As of July 25, 2020, there were approximately 183 million shares available for grant under the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan contains a fungible share reserve feature. Under this feature, a distinction is made between the number of shares in the reserve attributable to (i) stock options and stock appreciation rights and (ii) “full value” awards (i.e., stock grants and stock units). Currently, shares granted pursuant to full value awards are counted against authorized shares under the 2005 Stock Incentive Plan on a 1.5-to-1 ratio, the fungible share ratio. Recent annual grant levels for the preceding three fiscal years have averaged at approximately 47 million full value shares (or approximately 70 million shares counted against authorized shares) for an average annual burn rate of approximately 1.04%. The “burn rate” is the ratio of the number of shares underlying awards, including performance-based awards valued at 100% of target, granted under the 2005 Stock Incentive Plan during a fiscal year to the number of Cisco’s weighted average common shares outstanding for the corresponding fiscal year.

A total of 350 million shares were originally authorized under the 2005 Stock Incentive Plan in 2005, an additional 209 million shares were authorized in 2007, and an additional 135 million shares were authorized in 2013. Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under all stock incentive plans as of July 25, 2020:

Shares subject to outstanding stock option awards	1 million
Shares subject to outstanding restricted share/unit awards (assuming outstanding performance-based stock unit awards are earned at maximum)	101 million
Shares available for issuance pursuant to future equity awards (assuming outstanding performance-based stock unit awards are earned at maximum)	183 million

Total shares available for future issuance	285 million

Note: As of July 25, 2020, Cisco had under the Amended Stock Plan no outstanding options, approximately 93 million shares subject to outstanding RSUs, and approximately 8 million shares subject to outstanding PRSUs based on an assumed maximum performance, unless performance is otherwise known. As of July 25, 2020, Cisco had under assumed stock plans approximately 476 thousand shares subject to outstanding RSUs and 1 million shares subject to outstanding options with a weighted average exercise price of $6.71 per share and a weighted average life of 4.1 years.

The above total of 285 million shares represents an overhang of approximately 7% based on outstanding common shares as of July 25, 2020. If this amendment and restatement is approved, the additional 95.975 million shares available for issuance under the Amended Stock Plan would increase the overhang to 9%. Cisco calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. As of September 30, 2020, the fair market value of a share of Cisco common stock was $39.39.

When considering the number of additional shares to add to the Amended Stock Plan, the Compensation Committee reviewed, among other things, the potential dilution to Cisco’s current shareholders as measured by burn rate and overhang, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards under the Amended Stock Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the 95.975 million shares to be added to the Amended Stock Plan pursuant to this amendment and restatement, in combination with the remaining authorized shares and shares added back to the plan from forfeitures of awards granted under the Amended Stock Plan and added to the plan from forfeitures of awards granted under certain previous plans, is expected to satisfy Cisco’s equity compensation needs through at least the 2024 Annual Meeting. However, while this forecast is based on current operating assumptions, there can be no guarantee that future events, including changes in future business conditions and Cisco’s stock price, will not require Cisco to grant equity awards more rapidly or slowly than currently expected. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Amended Stock Plan while minimizing shareholder dilution.

Material Features of the Amended Stock Plan

The following is a summary of the material features of the Amended Stock Plan. This summary does not purport to be a complete description of all of the provisions of the Amended Stock Plan and is qualified in its entirety by the Amended Stock Plan in substantially the form attached hereto as Appendix D. A copy of the Amended Stock Plan has been filed with the SEC with this Proxy Statement and will be sent to shareholders free of charge upon written request to Cisco Systems, Inc., Attention: Investor Relations, 170 West Tasman Drive, San Jose, California 95134.

Purpose of the Amended SIP

The purpose of the Amended Stock Plan is to promote the long-term success of Cisco and the creation of shareholder value by offering employees, consultants and board members an opportunity to share in such long-term success by acquiring a proprietary interest in Cisco. The Amended Stock Plan seeks to achieve this purpose by providing for discretionary long-term incentive awards in the form of incentive stock options or nonstatutory stock options, stock appreciation rights (“SARs”), stock grants, and stock units.

Share Reserve

The shares issuable under the Amended Stock Plan are authorized but unissued shares of Cisco common stock. The aggregate number of shares reserved for awards under the Amended Stock Plan must not exceed 789,975,000 shares, subject to adjustment in the event of a capitalization event as described below in “Capitalization Adjustments.”

If awards issued under the Amended Stock Plan are forfeited or terminated for any reason before being exercised or settled, then the shares underlying such awards, plus the number of additional shares, if any, that counted against shares available for issuance under the Amended Stock Plan at the time of grant as a result of the application of the fungible share ratio described above, will become available again for issuance under the Amended Stock Plan. SARs will be counted in full against the number of shares available for issuance under the Amended Stock Plan regardless of the number of shares issued upon settlement of the SARs. In the event that withholding tax liabilities arising from an award other than a stock option or SAR are satisfied by the withholding of shares by Cisco, then the shares so withheld, plus the number of additional shares, if any, that counted against the shares available for issuance under the Amended Stock Plan in respect thereof at the time of grant, will again be available for issuance under the Amended Stock Plan. Shares withheld by Cisco to satisfy any tax withholding obligation with respect to a stock option or SAR will not be added to the shares available for issuance under the Amended Stock Plan. Further, shares that are exchanged by a participant or withheld by Cisco as full or partial payment in connection with the exercise or settlement of a stock option or SAR will not be available for subsequent awards under the Amended Stock Plan and shares repurchased on the open market with the proceeds of an option exercise will not be made available again for issuance under the Amended Stock Plan.

The following table provides certain information regarding the share reserve of the Amended Stock Plan:

Shares originally authorized under the 2005 Stock Incentive Plan on November 15, 2005	350 million
Additional shares authorized under the amendment and extension of the 2005 Stock Incentive Plan in 2007	209 million
Additional shares authorized under the amendment of the 2005 Stock Incentive Plan in 2013	135 million
Additional shares requested pursuant to this proposal	95.975 million
Shares granted from November 15, 2005 through July 25, 2020 from the 2005 Stock Incentive Plan, less allowable cancellations from the 2005 Stock Incentive Plan and the previous plans	(511 million	)

Total shares available for grant under the Amended Stock Plan as of July 25, 2020 (inclusive of the shares requested pursuant to this proposal)	279 million

Note: As of July 25, 2020, Cisco had under the Amended Stock Plan no outstanding options, approximately 93 million shares subject to outstanding RSUs and approximately 8 million shares subject to outstanding PRSUs based on an assumed maximum performance, unless performance is otherwise known.

Plan Limits

No participant in the Amended Stock Plan may be granted awards during any fiscal year in excess of any of the following limits: options covering in excess of 5,000,000 shares; SARs covering in excess of 5,000,000 shares; or stock grants or stock units in the aggregate covering in excess of 5,000,000 shares. The maximum value of stock awards granted during a single fiscal year under the Amended Stock Plan, taken together with any cash fees paid during such fiscal year for services on the Board of Directors, will not exceed $800,000 in total value for any non-employee director, calculating the value of any such awards based on the grant date fair value of such awards under applicable financial accounting standards. Such limit includes the value of any stock awards that are received in lieu of payment of all or a portion of the non-employee director’s regular annual retainer, additional retainer paid in connection with service on any committee of the Board of Directors, or other cash fees. For the avoidance of doubt, neither awards granted or compensation paid to a non-employee director for services rendered as an employee or consultant of Cisco nor any amounts paid to a non-employee director as a reimbursement of an expense will count against the foregoing limitation.

Administration

Under the terms of the Amended Stock Plan, the Board of Directors or a committee appointed by the Board of Directors has the authority to administer the Amended Stock Plan (the “Plan Administrator”). The Compensation Committee has been designated as the Plan Administrator. The Board of Directors may, however, at any time terminate the functions of the Compensation Committee and reassume all powers and authority previously delegated to the Compensation Committee.

Subject to the terms of the Amended Stock Plan, the Plan Administrator, among other things, determines the recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of such stock awards. Notwithstanding the foregoing, only the full Board of Directors may grant and administer awards under the Amended Stock Plan to non-employee directors.

Eligibility and Types of Awards under the Amended Stock Plan

The Amended Stock Plan permits the granting of stock options, stock grants, stock units and SARs by the Plan Administrator as further described below. Employees (including employee directors and executive officers) and consultants of Cisco and its subsidiaries and affiliates and non-employee directors of Cisco are eligible to participate in the Amended Stock Plan. Accordingly, each non-employee member of the Board of Directors, each executive officer and each person who previously served as an executive officer during fiscal 2020 and remains employed by Cisco has an interest in Proposal No. 3. As of July 25, 2020, approximately 77,500 employees (including executive officers) are eligible to participate in the Amended Stock Plan. All non-employee directors (9 persons) are eligible to participate in the Amended Stock Plan.

•	Stock Units

The Plan Administrator may award stock units under the Amended Stock Plan. Participants are not required to pay any consideration to Cisco at the time of grant of a stock unit. The number of shares covered by each stock unit award will be determined by the Plan Administrator.

The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. Unless a deferral election is made, when the participant satisfies the vesting conditions of the stock unit award, Cisco will pay the participant cash or shares of Cisco common stock or any combination of both to settle the vested stock units. Conversion of the stock units into cash may be based on the average of the fair market value of a share of Cisco common stock over a series of trading days or on other methods. The holders of stock units have no voting rights. Awards may be granted with or without dividend equivalents, which, prior to distribution, are subject to the same terms and conditions (including, without limitation, any forfeiture conditions) as the stock units to which they relate. Any dividend equivalents awarded with respect to stock units will be settled only if, when and to the extent such stock units vest and are settled. Dividend equivalents payable with respect to stock units that do not vest will be forfeited. Currently, dividend equivalents are only credited on vested deferred stock units.

•	Stock Options

The Plan Administrator may grant nonstatutory stock options or incentive stock options under the Amended Stock Plan. However, the Plan Administrator does not have the authority to grant stock options that automatically provide for the grant of new stock options upon their exercise. The number of shares covered by each stock option granted to a participant will be determined by the Plan Administrator.

The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. The stock option exercise price is established by the Plan Administrator and must be at least 100% of the per share fair market value (110% for incentive stock option grants to 10% shareholders) of Cisco common stock on the date of grant. Repricing of stock options is prohibited unless shareholder approval is obtained. The maximum term for stock options may not exceed ten years from the date of grant, but the Plan Administrator may provide for earlier expiration. Since fiscal 2009, the Plan Administrator has determined that stock options granted will expire seven years after the date of grant. Unless otherwise provided by the Plan Administrator, unvested stock options will expire upon termination of the participant’s service with Cisco and vested stock options will expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause. Stock options may not be granted with rights to dividends or dividend equivalents.

Under the Amended Stock Plan, the stock option exercise price must be paid at the time the shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired shares of Cisco common stock, or by any other legal consideration.

•	Stock Grants

The Plan Administrator may award stock grants under the Amended Stock Plan. Except for non-employee directors, stock grants are not typically awarded to employees. At the time of the stock grant, participants may be required to pay cash or other legal consideration approved by the Plan Administrator, but the Amended Stock Plan does not establish a minimum purchase price for shares awarded as stock grants. Stock grants are comprised of shares of Cisco common stock. The number of shares associated with each stock grant will be determined by the Plan Administrator.

The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals, or both, and/or other conditions. When the stock grant award conditions are satisfied, then the participant is vested in the shares and has complete ownership of the shares. The holder of a stock grant awarded under the Amended Stock Plan will have the same voting, dividend and other rights as Cisco’s other shareholders, except that in the case of any unvested shares, the holder will not be entitled to any dividends and other distributions paid or distributed by Cisco on the equivalent number of vested shares. Notwithstanding the foregoing, at the Plan Administrator’s discretion, the holder of unvested shares may be credited with such dividends and other distributions provided that such dividends and other distributions will be distributed to the holder only if, when and to the extent such shares vest. The value of dividends and other distributions payable or distributable with respect to any shares that do not vest shall be forfeited.

•	Stock Appreciation Rights

The Plan Administrator may grant SARs under the Amended Stock Plan. However, the Plan Administrator does not have the authority to grant SARs that automatically provide for the grant of new SARs upon their exercise. The number of shares covered by each SAR will be determined by the Plan Administrator.

The Plan Administrator may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The SAR exercise price is established by the Plan Administrator and must be at least 100% of the per share fair market value of Cisco common stock on the date of grant. Repricing of SARs is prohibited unless shareholder approval is obtained. SARs may not be granted with rights to dividends or dividend equivalents.

The maximum term for SARs may not exceed ten years from the date of grant, but the Plan Administrator may provide for earlier expiration. Unless otherwise provided by the Plan Administrator, unvested SARs expire upon termination of the participant’s service with Cisco and vested SARs expire three months following a termination for any reason other than death, disability, or cause; eighteen months following a termination for death or disability; and immediately following a termination for cause. Upon exercise of a SAR, the participant receives payment from Cisco in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the exercise price times (b) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, shares of Cisco common stock or any combination of both, as determined by the Plan Administrator.

Performance Conditions

Awards under the Amended Stock Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be based on an objective formula or standard, which include, but are not limited to, one or more of the following factors, whether or not calculated in accordance with GAAP, and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Plan Administrator: (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) write-offs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; and/or (xxxii) total shareholder return, each with respect to Cisco and/or one or more of its affiliates or operating units.

Capitalization Events

In the event of a subdivision of the outstanding shares of Cisco common stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the Plan Administrator will make appropriate adjustments to the number of shares and kind of shares or securities issuable under the Amended Stock Plan (on both an aggregate and per-participant basis) and under each outstanding award, to the award limits as described above in “Plan Limits”, and to the exercise price of outstanding options and SARs.

Corporate Transactions

In the event that Cisco is acquired by merger or asset sale or consolidated into another entity, outstanding awards will be subject to the applicable agreement of merger, sale of assets or reorganization. Such agreement may provide, without limitation, for the assumption or substitution of outstanding options, SARs, or stock units by the surviving corporation or its parent, for the assumption of outstanding stock grants by the surviving corporation or its parent, for the replacement of outstanding options, SARs, and stock units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those awards, for accelerated vesting of outstanding awards, or for the cancellation of outstanding options, SARs, and stock units, with or without consideration, in all cases without the consent of the participant.

Vesting Acceleration

Unless otherwise provided in the applicable award agreement, outstanding stock options, SARs, and stock units will vest and, if applicable, become immediately exercisable in full in the event that Cisco is acquired by merger or asset sale or consolidated into another entity, unless such awards are assumed, substituted or replaced by the acquiring entity (or in the case of outstanding stock grants, the related stock grant agreements are assumed). The Plan Administrator may also provide, at the time of grant of such awards or any time thereafter, that such awards will vest in full and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, or consolidated into another entity, or in the event there is a hostile takeover of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. In addition, Cisco currently has a vesting acceleration policy for outstanding and unvested equity awards up to a specified limit upon the death or terminal illness of an employee.

Dissolution

To the extent not previously exercised or settled, options, SARs and stock units will terminate immediately prior to the dissolution or liquidation of Cisco.

Amendment and Termination

The Board of Directors may amend the Amended Stock Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent shareholder approval is required by applicable laws, regulations, or rules. The Board of Directors may terminate the Amended Stock Plan at any time and for any reason, and the Amended Stock Plan will terminate at the 2030 Annual Meeting unless re-adopted or extended by the shareholders prior to or on such date. The termination or amendment of the Amended Stock Plan will not impair the rights or obligations of any participant under any award previously made under the Amended Stock Plan without the participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

New Plan Benefits

The Amended Stock Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on shareholder approval of the Amended Stock Plan. However, as discussed in further detail in the section entitled “Director Compensation”, each of our current non-employee directors is entitled to receive a grant of fully vested shares every year on the date of our Annual Meeting of Shareholders with a grant date fair value of $230,000. As of the date of the Annual Meeting, such awards will be granted under the Amended Stock Plan. The following table summarizes the aggregate value of the shares that our current non-employee directors as a group will receive if they remain a director following the 2020 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon shareholder approval of the Amended Stock Plan. All other future awards to directors, executive officers, employees and consultants of Cisco under the Amended Stock Plan are discretionary and cannot be determined at this time.

Name and Principal Position	Dollar Value	Number of Shares
Charles H. Robbins	—	—
Chairman and Chief Executive Officer
Kelly A. Kramer	—	—
Executive Vice President and Chief Financial Officer
Gerri Elliott	—	—
Executive Vice President, Chief Sales and Marketing Officer
Maria Martinez	—	—
Executive Vice President and Chief Customer Experience Officer
Irving Tan	—	—
Executive Vice President and Chief of Operations
David Goeckeler	—	—
Former Executive Vice President and General Manager, Networking and Security Business
All current executive officers as a group (6 persons)	—	—
All current non-employee directors as a group (9 persons)	$2,070,000	— (1)
Non-executive officer employee group	—	—

(1)	Number of shares will not be determinable until the grant date. See the section entitled “Director Compensation” for more information.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the number of shares subject to stock options granted under the 2005 Stock Incentive Plan since the 2005 Stock Incentive Plan became effective through July 25, 2020. No stock options have been granted under the 2005 Stock Incentive Plan to any associate of any of our directors (including nominees) or executive officers. No person received 5% or more of the total stock options granted under the 2005 Stock Incentive Plan since its inception.

Name and Principal Position	Number of Shares Underlying Stock Options Granted
Charles H. Robbins (1)	212,000
Chairman and Chief Executive Officer
Kelly A. Kramer	—
Executive Vice President and Chief Financial Officer
Gerri Elliott	—
Executive Vice President, Chief Sales and Marketing Officer
Maria Martinez	—
Executive Vice President and Chief Customer Experience Officer
Irving Tan	10,000
Executive Vice President and Chief of Operations
David Goeckeler	21,000
Former Executive Vice President and General Manager, Networking and Security Business
All current executive officers as a group (6 persons)	717,145
All current non-employee directors as a group (9 persons) (2)	45,000
Non-executive officer employee group	230,751,029

(1)	Mr. Robbins is also a nominee for election as a director.

(2)	Each of the current non-employee directors is also a nominee for election as a director.

U.S. Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Amended Stock Plan based on federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Cisco advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended Stock Plan.

A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonstatutory stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain.

For stock grant awards, unless vested or the participant elects under Code Section 83(b) to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

At the discretion of the Plan Administrator, the Amended Stock Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to Cisco already-owned shares of Cisco common stock.

If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (generally not applicable to incentive stock options) and Cisco is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant.

Equity Compensation Plan Information

The following table provides information as of July 25, 2020 with respect to the shares of Cisco common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the 2005 Stock Incentive Plan and the Cisco Systems, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	99,354,811	(2)	—	324,607,945	(3)
Equity compensation plans not approved by security holders	—	(4)	—	—

Total	99,354,811		—	324,607,945	(5)

(1)	Excludes purchase rights accruing as of July 25, 2020 under the Purchase Plan.

(2)	Includes 92,635,036 shares subject to outstanding RSUs and 6,719,775 shares issuable under outstanding PRSUs based on an assumed target performance, unless performance is otherwise known.

(3)

Includes shares available for future issuance under the Purchase Plan. As of July 25, 2020, as reported in Cisco’s 2020 Annual Report on Form 10-K, an aggregate of 141,794,842 shares of common stock were available for future issuance under the Purchase Plan, including shares subject to purchase during the current purchase period. Under the 2005 Stock Incentive Plan, each share issued as a stock grant (or pursuant to the vesting of a stock unit) will reduce the share reserve by 1.5 shares. Further, each share issued upon the settlement of a dividend equivalent will reduce the shares reserved by 1.5 shares. Under the 2005 Stock Incentive Plan, non-employee directors may also elect to receive fully vested shares of common stock (or RSUs that would be settled in shares after the non-employee director left the Board of Directors) in lieu of all or a specified portion of their regular annual cash retainer based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid.

(4)

Excludes options, warrants and other equity rights assumed by Cisco in connection with mergers and acquisitions. As of July 25, 2020, a total of 1,280,810 shares of common stock were issuable upon exercise of outstanding options and 477,631 shares were issuable upon the vesting of RSUs under those other assumed arrangements. The weighted average exercise price of those outstanding options is $6.71 per share. No additional awards may be granted under those assumed arrangements.

(5)

As of July 25, 2020, 182,813,103 shares and 141,794,842 shares were available for future issuance under the 2005 Stock Incentive Plan and the Purchase Plan, respectively, as reported in Cisco’s 2020 Annual Report on Form 10-K.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan.

Proposal No. 4 — Advisory Vote to Approve Executive Compensation

Under Section 14A of the Exchange Act, Cisco shareholders are entitled to cast an advisory vote to approve the compensation of Cisco’s named executive officers, known as a “Say on Pay” vote. The shareholder vote is an advisory vote only and is not binding on Cisco or its Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The core of Cisco’s executive compensation philosophy and practice continues to align real pay delivery with performance. Cisco’s executive officers are compensated in a manner consistent with Cisco’s business strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the CD&A, the compensation tables and the narrative discussion set forth on pages 42 to 72 for additional details on Cisco’s executive compensation program. Below are a few highlights of our pay-for-performance philosophy.

Fiscal 2020 Pay and Performance

During fiscal 2020, the decrease in total direct compensation (“TDC”) for our CEO of 4% reflects our achievement of below median total shareholder return (“TSR”) during fiscal 2020, relative to the component companies of the S&P 500 Index, and below target annual financial performance, as measured in our incentive plans, as illustrated below:

Absolute Total Shareholder Return[1]	-15%

Financial Performance[2]
Revenue Growth	-5%
Operating Income Growth	0%
Operating Cash Flow Growth	-3%
EPS Growth	4%

[1]	TSR represents cumulative stock price appreciation with dividends reinvested. The 1-Year TSR is measured based on the fiscal year period ending July 25, 2020.

[2]	Revenue and Operating Income as determined pursuant to the Cisco Systems, Inc. Executive Incentive Plan (“EIP”), and EPS as determined pursuant to the PRSUs, as set forth in the CD&A below.

Long-term incentives continue to be the largest element of named executive officer compensation, consistent with market practice. For Cisco’s named executive officers, approximately 75% of long-term grant value is in performance shares earned for operating cash flow, earnings per share (“EPS”), and relative TSR performance measured over three years. Also, to demonstrate the Compensation Committee’s overriding objective of aligning real pay delivery with performance, PRSUs for fiscal 2018 — 2020 were earned at 125.3% of target as operating cash flow and EPS performance were at 100.7% of target over the three-year period, while relative TSR for the three-year period was at the 79th percentile of the companies comprising the S&P 500 Index.

The payouts for PRSUs with a three-year performance period granted in fiscal 2018, 2017, and 2016 were as follows:

At the annual meeting, we are asking shareholders to vote on the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of Cisco’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the CD&A, the compensation tables and narrative discussion.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the non-binding advisory resolution to approve executive compensation.

Compensation Discussion and Analysis

Introduction

The following discussion describes and analyzes Cisco’s compensation program for its named executive officers. Cisco’s named executive officers for fiscal 2020 are the CEO, the Chief Financial Officer (“CFO”), the three most highly compensated executive officers (other than the CEO and CFO) who were serving as executive officers at the end of fiscal 2020, and a former executive officer who departed during fiscal 2020. The named executive officers are: Charles H. Robbins, Chairman and CEO; Kelly A. Kramer, Executive Vice President and CFO; Gerri Elliott, Executive Vice President and Chief Sales and Marketing Officer; Maria Martinez, Executive Vice President and Chief Customer Experience Officer; Irving Tan, Executive Vice President and Chief of Operations, and David Goeckeler, former Executive Vice President and General Manager, Networking and Security Business.

Executive Summary

We continue to operate in a challenging macroeconomic and highly competitive environment. We saw broad-based weakening in the global macroeconomic environment during the fiscal year which impacted our commercial and enterprise markets. We also experienced continuing weakness in the service provider market and emerging countries. During this extraordinary time, our priority has been supporting our employees, customers, partners, and communities, while positioning Cisco for the future. While there continues to be uncertainty, we believe our role and responsibility have never been greater as businesses around the world are running on Cisco’s technology to stay connected, secure, and productive. The following are performance and compensation highlights for fiscal 2020 at a glance:

Performance and Compensation Highlights

Company Performance

In fiscal 2020, we executed well in a challenging environment. We remain focused on providing the technology and solutions our customers need to digitize their operations and support the safety of their remote workforce at a faster speed and greater scale than ever before during this extraordinary time. Our financial performance as measured for purposes of our incentive plans1 was as follows:

Revenue Growth:	-5%
Operating Income Growth:	0%
Operating Cash Flow Growth:	-3%
EPS Growth:	4%

Our strategy to transform our business model continues to resonate with customers as they digitize their organizations. In fiscal 2020, we achieved our goal of more than half of our revenue coming from software and services. Revenue from subscriptions was 74% of our software revenue in fiscal 2020, exceeding our target of 66%. Remaining performance obligations continued to grow strongly, reflecting the strength of our portfolio of software and services. We are also focused on the entire customer lifecycle to drive expansion and renewals. During fiscal 2020, we completed six acquisitions and we are seeing returns on investments in our key strategic areas which drive our innovation and competitive differentiation, and position Cisco for long-term growth and shareholder value.

Shareholder Value Creation

We maintained our historical practice of paying dividends and making share repurchases. We returned $8.6 billion to shareholders in fiscal 2020:

•	$2.6 billion in share repurchases

•	$6.0 billion in dividends

Absolute TSR2

1-Year -15%	3-Year 61%

Strong Say-On-Pay Support

Even though last year’s say-on-pay proposal was approved by approximately 95% of shareholder votes, we continued to engage with shareholders to enhance our compensation program in fiscal 2020. For fiscal 2020, we continued to implement an objective individual performance factor (IPF) scorecard under our EIP based on the achievement of goals in the four areas of leadership, innovation/strategic planning, execution, and contribution to financial goals. In addition, we re-designed the EIP for the named executive officers to move from a formula with equal Company Performance Factor (CPF) and IPF multipliers to a more prevalent additive formula in which 80% of the bonus is leveraged and based on the risk and reward of Cisco’s financial performance while only 20% is based on a participant’s individual performance.

Annual Executive Incentive Plan

Our revenue and operating income under the EIP resulted in a CPF of 0.48 for fiscal 2020, down from 1.08 in fiscal 2019, reflecting below target achievement of financial performance goals. The fiscal 2020 targets for revenue and operating income exceeded fiscal 2019 performance by 2% and 4%, respectively.

Performance Criteria				Pay for Performance Results
	Fiscal 2020 Goals ($ billions)			Fiscal 2020 Results ($ billions)
	Threshold	Target	Maximum

Revenue	$ 47.7	$ 53.0	$ 54.6	$ 49.3
	(90% of target)		(103% of target)	(93% of target)

Operating Income	$ 15.6	$ 17.4	$ 18.8	$ 16.7
	(90% of target)		(108% of target)	(96% of target)

2018-2020 PRSU Plan

The payout under our three-year PRSU plan for fiscal 2018-2020 was 125.3% of target (versus 119.3% for fiscal 2017-2019), representing achievement of 100.7% of our cash flow and EPS goals and 150% for the goal of TSR relative to the component companies of the S&P 500 Index over the three-year period.

Performance Criteria	Pay-for-Performance Results
Earned PRSUs = Target PRSUs x ((50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier))	Fiscal 2018 Grant	Cash Flow / EPS[3]	Relative TSR[4]
	Fiscal 2020	84%	150%
	Fiscal 2019	115%
	Fiscal 2018	103%
	Result	100.7%	150%
	PRSUs Earned	125.3% of Target

Fiscal 2020 CEO Pay

During fiscal 2020, the decrease in Mr. Robbins’ TDC reflects our below target performance, as measured in our executive incentive plan and illustrated in this Executive Summary.

	Fiscal 2020 ($)	Fiscal 2019 ($)	Year over Year Change
CEO Total Direct Compensation
Reported Earned Base Salary	$1,390,000	$1,325,000
Reported Earned Bonus	2,471,976	5,795,550
Target LTI Value[5]	19,518,092	17,306,352

Total[6]	$23,380,068	$24,426,902	-4%

[1]	Revenue and Operating Income as determined pursuant to the EIP and EPS as determined pursuant to the PRSUs, in each case as set forth below.

[2]	TSR represents cumulative stock price appreciation with dividends reinvested. 1-Year and 3-Year TSR are measured based on the fiscal year periods ending July 25, 2020.

[3]	This is the Financial Goal Multiplier. EPS is determined pursuant to the PRSUs as set forth in the CD&A below.

[4]	This is the Relative TSR Multiplier.

[5]

Represents the target value of equity awards granted in fiscal 2019 and fiscal 2020. For a more detailed description, see “Fiscal 2020 Compensation — Long-Term, Equity-Based Incentive Awards” section in the CD&A.

[6]

This table does not include certain amounts which appear in the Summary Compensation Table, and the Target LTI Value for fiscal 2019 and fiscal 2020 is different from the amounts reported in the “Stock Awards” column of the Summary Compensation Table for such fiscal years. The amounts reported in the “Stock Awards” column are based on the accounting values of PRSUs (see the “Fiscal 2020 Compensation — Long-Term, Equity-Based Incentive Awards — Target Values versus Accounting Values” section in the CD&A).

Listening to Our Shareholders

Cisco’s Compensation Committee relies on our regular shareholder outreach and engagement activities as well as more formal channels to communicate with shareholders, including the opportunity for shareholders to cast a non-binding advisory vote regarding executive compensation at Cisco’s annual meeting of shareholders. See the “Corporate Governance — Shareholder Engagement” section for a discussion of our fiscal 2020 shareholder outreach and engagement. See also the “Corporate Governance — Shareholder Communications with the Board of Directors” section.

The Compensation Committee is very interested in the ideas and feedback of our shareholders regarding executive compensation. In fiscal 2020, we engaged with shareholders representing approximately 27% of our outstanding shares, including 65% of our top 30 shareholders, on a variety of topics, including our executive compensation program.

In evaluating our compensation practices in fiscal 2020, the Compensation Committee was mindful of the support our shareholders expressed for Cisco’s philosophy and practice of linking compensation to operational objectives and the enhancement of shareholder value. In fiscal 2020, the Compensation Committee continued to monitor our executive compensation programs to ensure compensation is aligned with company performance.

The Compensation Committee will continue to seek out and consider shareholder feedback in the future.

Cisco’s Fiscal 2020 Financial Performance Compared to Fiscal 2019

Our actual results and targets for fiscal 2020 compared to fiscal 2019 as follows:

	Fiscal 2020[1]		Fiscal 2019[1]		Results as a Percentage of Target
	Actual	Target	Actual	Target	Fiscal 2020	Fiscal 2019
Revenue[2] Under the EIP (in billions)	$49.3	$53.0	$51.7	$51.2	93%	101%
Operating Income[2] Under the EIP (in billions)	$16.7	$17.4	$16.7	$15.6	96%	107%
Operating Cash Flow for PRSUs (in billions)	$15.4	$15.8	$15.8	$14.7	98%	108%
EPS[2] for PRSUs	$3.21	$3.29	$3.10	$2.90	98%	107%

[1]	All numbers are rounded for purposes of this table.

[2]

For a description of how Cisco’s revenue and operating income are calculated, see the “Fiscal 2020 Compensation — Variable Cash Incentive Awards” section in the CD&A. For a description of how EPS is calculated, see the “Fiscal 2020 Compensation — Long-Term, Equity-Based Incentive Awards” section in the CD&A.

Executive Compensation Pay-for-Performance Philosophy

The chart below illustrates how the three-year historical compensation for our CEO and the average for our other continuing named executive officers, as reported in the Compensation Committee Matters — Fiscal 2020 Compensation Tables — Summary Compensation Table in our annual proxy statements, compares to our absolute TSR during the same period.

[1]

CEO and average other continuing named executive officer total compensation for the three fiscal years is measured against fiscal 2017 total compensation. TSR is measured against the stock price as of the end of fiscal 2017 and includes the reinvestment of all dividends.

Our Compensation Practices Benefit our Shareholders

Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:

Compensation Practice
Independent Compensation Committee	Our Compensation Committee consists entirely of independent directors.
Independent Compensation Consultant	Our Compensation Committee utilizes an independent compensation consultant, FWC, which is retained directly by the Compensation Committee and provides no other services to Cisco’s management.
Risk Assessment	Our Compensation Committee performs an annual review of the risks related to our compensation programs.
Pay for Performance

74% of target annual TDC for the CEO was performance-based and approximately 72% of target annual TDC for the other named executive officers was performance-based. See the “Compensation Components” section for a discussion of our named executive officers’ TDC.

Annual Cash Incentive

Payment is primarily leveraged and based on Cisco’s achievement of rigorous pre-established revenue and operating income measures (80%) with a small portion based on the individual performance of our executive officers determined pursuant to an objective scorecard (20%).

Annual Long-Term Equity Incentive

Approximately 75% of our named executive officers’ target equity award value is in PRSUs. 50% of the PRSUs may be earned based on relative TSR performance measured over a three-year period. 50% of the PRSUs may be earned based on consecutive annual goals, namely operating cash flow and EPS, over a three-year period, pre-established at the beginning of each fiscal year.

Caps on Incentive Compensation	There is a maximum limit on the amount of annual cash incentives and PRSUs that may be paid.
No SERP or Pension Plan	We do not sponsor a supplemental executive retirement plan or a defined benefit pension plan for our executive officers.
No Employment Agreements	None of our executive officers have employment, severance or change in control agreements.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executive officers and non-employee directors.
Recoupment Policy

We have a Recoupment Policy related to our cash awards and PRSUs in the event of certain financial restatements, and our equity plans provide for the forfeiture of awards if an executive officer participates in activities detrimental to Cisco or is terminated for misconduct.

No Change-in-Control Vesting Acceleration Provisions	No equity awards are subject to single-trigger change in control vesting.
No Repricing	Our 2005 Stock Incentive Plan expressly prohibits repricing or repurchasing equity awards that are underwater without shareholder approval.
No Gross-Ups	We do not provide tax gross-ups in connection with any “golden parachute” excise taxes.
“No Perks” Policy	We have a “no perks” policy with limited exceptions.
No Hedging

Under our insider trading policy, all employees (including officers) and members of the Board of Directors are prohibited from engaging in any speculative transactions in Cisco securities, including engaging in short sales, transactions involving put options, call options or other derivative securities, or any other forms of hedging transactions, such as collars or forward sale contracts.

No Pledging	Executive officers and members of the Board of Directors are prohibited from pledging Cisco securities in margin accounts or as collateral for loans.
No Dividends or Dividend Equivalents Paid on Unvested Equity Awards	We do not provide for payment of dividends or dividend equivalents on unvested awards.

Compensation decisions and other details are discussed in the remainder of this CD&A.

Compensation Philosophy

Attract and Retain While Changing	Motivate Performance

Attract and retain key executives with the proper background and experience required to drive our future growth and profitability by offering a total compensation program that flexibly adapts to changing economic, regulatory and social conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria.

Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on Cisco’s achievement of designated financial and non-financial objectives.

Reward Actual Achievement	Align Interests

Compensate for achievement of short-term and long-term company financial and operating goals, and refrain from providing special benefits, “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances.

Align the interests of our executives with our shareholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term shareholder value.

Compensation Components

The three major elements of our executive officers’ regular TDC are: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards. For fiscal 2020, 74% of target annual TDC for the CEO was performance-based and approximately 72% of the target annual TDC for the other named executive officers was performance-based, reflecting Cisco’s pay-for-performance philosophy.

Fiscal 2020 Compensation

Annual Base Salary

We provide base salaries to our executive officers to compensate them for their services rendered during the year and to provide them with a level of stable fixed compensation. Consistent with our philosophy of linking pay to performance, our executives receive a small percentage of their overall compensation in the form of base salary.

The Compensation Committee, when establishing base salaries, considers each executive officer’s individual performance, the breadth, scope, and complexity of his or her role, internal equity, and whether his or her base salary is appropriately positioned relative to similarly situated executives in our Peer Group. Effective as of the beginning of fiscal 2020 and based on the recommendation of FWC regarding competitive pay, Mr. Robbins’ base salary increased from $1,325,000 to $1,390,000. Effective as of the beginning of fiscal 2020 and based on the performance of Ms. Elliott and Ms. Martinez in their first full year with Cisco, their base salaries increased from $750,000 to $825,000 and from $675,000 to $700,000, respectively.

Named Executive Officer	Fiscal 2020 Base Salary	Fiscal 2019 Base Salary
Charles H. Robbins	$1,390,000	$1,325,000
Kelly A. Kramer	$850,000	$850,000
Gerri Elliott	$825,000	$750,000
Maria Martinez	$700,000	$675,000
Irving Tan	$625,000	N/A
David Goeckeler	$825,000	$825,000

Variable Cash Incentive Awards

The objective of Cisco’s annual cash incentive program is to reward achievement of our annual financial performance goals, and to establish appropriate company performance expectations to ensure that our executives are accountable for our continued growth and profitability. Performance measures and goals for determining our named executive officers’ fiscal 2020 annual incentive awards were pre-established under Cisco’s EIP. The pre-established performance goals were based on Cisco’s achievement of financial performance goals, expressed as a company performance factor (“CPF”), and an individual performance factor (“IPF”) that is initially determined based on the achievement of objective individual performance in the areas of leadership, innovation/strategic planning, execution, and contribution to financial goals. The Compensation Committee established such performance measures and goals based on an informed review of Cisco’s targeted financial performance for fiscal 2020 and the pay practices of the companies in our Peer Group.

How Variable Cash Incentive Awards Work

Cisco re-designed the EIP for the named executive officers for fiscal 2020 to move from a formula with equal CPF and IPF multipliers to a more prevalent additive formula in which 80% of the bonus is leveraged and based on the risk and reward of Cisco’s financial performance while only 20% is based a participant’s individual performance. Considering this new design, the individual target awards were increased to competitive levels from 225% to 260% of base salary for Mr. Robbins, and from 135% to 160% of base salary for the other named executive officers.

The financial performance metrics for awards under the EIP for fiscal 2020 are based on the same one-year financial performance metrics as were used in fiscal 2019, and the specific financial targets are the same as those used under the company-wide bonus plan. For fiscal 2020, the target bonus was based on a CPF of 1.0 and Cisco’s financial performance must exceed its fiscal 2020 financial plan established by the Board of Directors for the CPF to exceed 1.0.

For each named executive officer, the fiscal 2020 EIP awards were calculated by multiplying an individual’s annual base salary for fiscal 2020 by the individual’s target award percentage, and multiplying the result by the sum of 80% of the CPF and 20% of the IPF, as follows:

BONUS = BASE x TARGET x ((CPF x 0.80) + (IPF x 0.20))

The Compensation Committee does not have the discretion to award bonuses under the EIP if the applicable performance criteria have not been met.

The fiscal 2020 cash incentive awards for each named executive officer participant were as follows:

Named Executive Officer[1]	Base Salary	Target Award Percentage	Company Performance Factor	Individual Performance Factor	EIP Payment
Charles H. Robbins	$1,390,000	260%	0.48	1.50	$2,471,976
Kelly A. Kramer	$850,000	160%	0.48	1.45	$916,640
Gerri Elliott	$825,000	160%	0.48	1.50	$902,880
Maria Martinez	$700,000	160%	0.48	1.45	$754,880
Irving Tan	$625,000	160%	0.48	1.40	$664,000

[1]	Mr. Goeckeler resigned from Cisco effective March 8, 2020 and did not receive an EIP payment for fiscal 2020.

How Fiscal 2020 EIP Targets were Established and Actual Results

At the beginning of fiscal 2020, the Compensation Committee established a target EIP award for each of the named executive officer participants based on a percentage of their base salaries. The target awards were determined by the Compensation Committee after considering a number of factors, including the executive’s title and responsibility, whether the target annual incentive is competitive with similarly situated executives in the Peer Group, and our recent and projected financial performance.

•	Company Performance Factor (CPF)

The CPF for fiscal 2020 could range from 0.0 to 2.0 with target at 1.0. The formula for fiscal 2020 was constructed with upside potential so that if we exceeded our revenue and operating income targets, the CPF could be greater than 1.0.

The Compensation Committee selected revenue and operating income as the financial performance measures because these measures most directly align with Cisco’s growth strategy and generally have the best correlation with shareholder value. Operating income is weighted on a 4-to-1 basis compared to revenue in calculating the outcome under the CPF. Revenue and operating income at or below the threshold levels set forth below results in a CPF of 0.0. Revenue and operating income at or above the maximum levels set forth below results in a CPF of 2.0.

The Compensation Committee established the annual financial performance goals based on Cisco’s fiscal 2020 financial plan approved by the Board of Directors. In approving the financial plan, the Board took into account the uncertainty in the macro economic environment, potential tariff impacts, challenges in service provider spending, and continued competitive and pricing pressure. The fiscal 2020 financial plan and the corresponding financial goals set by the Compensation Committee under the EIP were challenging given the above-mentioned factors. Compared to fiscal 2019, the revenue and operating income targets for fiscal 2020 exceeded actual fiscal 2019 performance by 2% and 4%, respectively.

The revenue and operating income goals and results for fiscal 2020 as well as our fiscal 2019 performance relative to fiscal 2020 are set forth below:

	Fiscal 2020 Goals ($ billions)			Fiscal 2020 Results ($ billions)	Fiscal 2019 Results ($ billions)
	Threshold	Target	Maximum

Revenue	$ 47.7 (90% of target)	$53.0	$ 54.6 (103% of target)	$ 49.3 (93% of target)	$ 51.7
Operating Income	$ 15.6 (90% of target)	$17.4	$ 18.8 (108% of target)	$ 16.7 (96% of target)	$ 16.7

The above resulted in a total fiscal 2020 CPF of 0.48, as further illustrated in the table below, reflecting below target achievement of the financial performance goals under the EIP.

	Fiscal 2020 Financial Performance Calculations
	Funding (% of Target)	Weighting	Contribution
Revenue	0.0%	20%	0.00
Operating Income	60.1%	80%	0.48

			0.48

The revenue and operating income goals and results were calculated for purposes of the EIP in accordance with pre-established rules. Revenue was Cisco’s GAAP revenue excluding the effects of the impact of changes in GAAP and the effects of business combinations and divestitures subject to pre-established criteria and thresholds. Operating income was Cisco’s GAAP operating income excluding the following: share-based compensation expense; compensation expense related to acquisitions and divestitures; changes in estimates of contingent consideration related to acquisitions; gains or losses on acquisitions and divestitures; amortization or impairment of acquired intangible assets including in-process research and development; all external acquisition and divestiture-related costs such as finder’s fees, advisory, legal, accounting, valuation, hedging or other professional or consulting fees directly associated with acquisitions; gains or losses resulting from resolving all pre-acquisition or divestiture contingencies; and each of the following subject to pre-established thresholds: the impact of any cumulative effect of changing to newly adopted accounting principles; operating income of acquired and divested entities and their subsidiaries as reflected on the financial records thereof; losses due to impairments or gain/loss contingencies; gains or losses on the sale of fixed assets; direct losses on Cisco’s tangible assets from natural catastrophe, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, or seizure; and restructuring charges. Cisco did not make any subsequent adjustments in response to the COVID-19 pandemic.

•	Individual Performance Factor (IPF)

For fiscal 2020, each named executive officer participant’s IPF could range from 0 to 2.0. In determining the appropriate IPF for each individual executive officer participant, the Compensation Committee considered individual performance in the areas of leadership, innovation/strategic planning, execution, and contributions to Cisco’s achievement of its financial goals. Below are the fiscal 2020 goals for the various categories.

Leadership (1 to 5 Points)	Innovation / Strategic Planning (1 to 5 Points)	Execution (1 to 5 Points)	Contribution to Financial Goals (1 to 5 Points)

•  Establish and maintain a high-performing leadership team known for delivering exceptional results and modeling Cisco’s culture

•  Attract top critical talent focused on Cisco’s current and future needs including succession plans. Create and maintain followership resulting in retention of critical employees and leaders

•  Continue to lead Cisco’s culture change. Create an environment of trust, modeling Cisco’s principles and behaviors

•  Accelerate innovation and solutions that address current and future customer/partner priorities. Drive innovation across all functions with specific focus in fiscal 2020 on (1) Customer Experience, (2) Go-to-Market, (3) Development, (4) Operations, and (5) People and Culture

•  Continue to bring industry leading innovation to all aspects of the portfolio

•  Identify and build business plans to lead the company into new market opportunities

•  Accelerate delivery of cloud-based solutions

•  Oversee the execution of the most critical transitions for the company

•  Ensure the organization is aligned to meet strategic, workforce and financial goals and plans

•  Drive value creation through M&A and R&D

•  Increase market share in networking, security, and collaboration

•  Achieve or exceed the approved Cisco fiscal 2020 financial plan

•  Deliver on market guidance

•  Deliver TSR increase above peers

•  Achieve Cisco gross margins in-line with or exceeding approved targets

•  Achieve Cisco operating margins in-line with or exceeding targets

At the end of fiscal 2020, the CEO assessed each continuing named executive officer’s performance for each individual goal, other than his own, and recommended to the Compensation Committee the number of points per category. The Compensation Committee determined the number of points for the CEO and each other continuing named executive officer after considering the CEO’s recommendations. The total number of points for all categories was then used to determine each continuing named executive officer’s IPF based on the below objective IPF Scorecard.

IPF Scorecard
Total Score	IPF Range
	Low	Midpoint	High
20-17	1.45	1.70	2.00
16-13	1.10	1.30	1.50
12-9	0.85	1.00	1.15
8-5	0.00	0.75	0.85
4-1	—	—	—

Based on the Total Score, the Compensation Committee determined each continuing named executive officer’s IPF within the above IPF range. When assigning the IPF, the Compensation Committee also considered each continuing named executive officer’s contribution to Cisco’s strong financial performance, the named executive officer’s performance relative to peers, the named executive officer’s total target cash and total direct compensation relative to the market, and the expectation that Cisco’s named executive officers operate as a high-performing and cohesive team.

After considering the factors listed above, the Compensation Committee assigned IPFs based on each continuing named executive officer’s performance. The chart below sets forth each continuing named executive officer participant’s actual IPF.

Named Executive Officer	Fiscal 2020 Individual Performance Factor
Charles H. Robbins	1.50
Kelly A. Kramer	1.45
Gerri Elliott	1.50
Maria Martinez	1.45
Irving Tan	1.40

Named Executive Officer	Key Performance Achievements
Charles H. Robbins

•  Built a high-performing leadership team of individuals aligned to Cisco’s cultural mission by modeling compassion, inclusion, opportunity, transparency, accountability, and action. He created a culture in which employees are proud to work for Cisco and one which other companies seek to replicate, with others in the industry looking to Cisco for guidance and stewardship through challenge, including the COVID-19 pandemic.

•  Led a smooth transition of Engineering leadership as well as a transformation and restructuring of the Engineering and Collaboration functions.

•  Continued to elevate Cisco’s brand and relationship with customers, partners, communities, governments, and other industry leaders. Customer feedback indicates strong experiences of support and value received from Cisco, as well as seeing Cisco as a strategic partner. He has a Glassdoor CEO approval rating of 95%, up from 2019.

Named Executive Officer	Key Performance Achievements
Kelly A. Kramer

•  Consistently and clearly articulates Cisco’s business model to drive understanding of Cisco’s strategy, challenges, and opportunities. In the challenging environment created by the COVID-19 pandemic, she drove quarterly results. Despite revenue challenges, she drove both gross and operating margin percentages above plan.

•  Partnered with her cross-functional peers in Operations, IT, Customer Experience, Sales, and Engineering to enable process improvement in several areas, including a) the renewal process, b) an enhanced customer experience data structure to map contracts to orders, c) defined a process and enriched the metrics used for product reporting, and d) prioritized the Engineering portfolio. In addition, she worked closely with the Supply Chain and Customs teams to minimize tariffs with pricing actions.

•  Led the successful closure of six acquisitions and the remote due diligence process on the ThousandEyes acquisition. The fiscal 2020 acquisitions are intended to strategically position Cisco in Collaboration and intent-based networking platforms, adding to Cisco’s software assets.

Gerri Elliott

•  Invested in the Sales and Marketing leadership team and organization through strategic senior leadership hires, delivering a leadership program for senior leadership and key talent, and first line manager training and other programs increasing seller confidence.

•  Effectively led the Sales and Marketing organization through the COVID-19 pandemic by hosting frequent employee and leadership meetings.

•  Delivered increases in global deals for service provider and whole portfolio agreements, and successfully managed a substantial increase in subscription as a percentage of software.

Maria Martinez

•  Achieved significant progress in the digital transformation for Customer Experience, enabling new orders and improving on-time renewal rates. Developed and launched Customer Experience demand generation programs and implemented customer success programs for Digital Networking Architecture, Security, Webex, and Software conformance.

•  Launched a program to optimize our partners’ ability to resell, build additional value into their solutions, and invested in partners’ success via specialization, certification programs, and a continuous release of enablement assets, training, and insights.

•  Advanced Cisco’s Inclusion & Collaboration agenda by increasing the hiring and promoting of women, African American, and Hispanic talent in the Customer Experience organization by hiring a diversity leader who authored and delivered a diversity plan, becoming the executive sponsor of The Multiplier Effect sponsorship program, and increasing the focus on utilizing diverse interview panels.

Irving Tan

•  Led and implemented an effective global Work-From-Home initiative, inclusive of a return to office framework with successful execution, focused on the safety of Cisco employees during the COVID-19 pandemic.

•  Established the Cloud analytics platform, leveraged to power new seller opportunities and generate bookings.

•  Managed a complex supply chain environment during the COVID-19 pandemic, optimized financial outcomes across revenue and margins, and drove cost savings.

Long-Term, Equity-Based Incentive Awards

The objective of Cisco’s equity-based incentive awards program is to align the interests of executive officers with shareholders, and to provide executive officers with a long-term incentive to manage Cisco from the perspective of an owner. PRSUs support the objectives of linking realized value to the achievement of critical financial and operational objectives and delivering superior long-term shareholder returns. Time-based RSUs support retention and align the interests of our executive officers with those of our shareholders since they promote shareholder value creation and a culture of ownership.

The Compensation Committee determines the size of an executive officer’s equity awards according to each executive officer’s position within Cisco and sets targets at levels intended to create a meaningful opportunity for reward predicated on increasing shareholder value and delivering on key long-term financial performance objectives. In addition to considering competitive market data, the Compensation Committee considers an individual’s performance history, an individual’s potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

Fiscal 2020 Awards

In September 2019, the Compensation Committee approved fiscal 2020 equity awards for each named executive officer to be comprised of approximately 75% PRSUs and 25% time-based RSUs (based on grant date target value) as set forth in the table below.

Named Executive Officer	Target PRSUs	Max. PRSUs	Target Value of PRSUs	Time- Based RSUs	Grant Value of Time-Based RSUs	Total Target Value of Fiscal 2020 Annual Equity Awards[1]
Charles H. Robbins	353,743	530,614	$14,566,920	107,718	$4,951,172	$19,518,092
Kelly A. Kramer	181,407	272,110	$7,470,228	55,240	$2,539,062	$10,009,290
Gerri Elliott	181,407	272,110	$7,470,228	55,240	$2,539,062	$10,009,290
Maria Martinez	145,126	217,689	$5,976,201	44,192	$2,031,250	$8,007,451
Irving Tan	131,520	197,280	$5,415,915	40,049	$1,840,820	$7,256,735
David Goeckeler	181,407	272,110	$7,470,228	55,240	$2,539,062	$10,009,290

[1]	See the “Fiscal 2020 Compensation — Long-Term, Equity-Based Incentive Awards — Target Values versus Accounting Values” section in the CD&A for information about how this value is calculated.

How PRSUs Work

The fiscal 2020 PRSUs maintained the same metrics and design as those granted in fiscal 2018 and 2019, other than the July 2018 portion of Mr. Goeckeler’s fiscal 2018 grant. The formula to determine the number of earned PRSUs is set forth below:

Earned PRSUs = Target PRSUs x

((50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier))

•	Average Financial Goal Multiplier

The Average Financial Goal Multiplier is based on the average of Cisco’s operating cash flow and EPS over a three-year period as measured against annual performance goals that are set by the Compensation Committee at the beginning of each fiscal year. For example, in the case of the fiscal 2020 PRSU grants, at the beginning of each of fiscal 2020, 2021, and 2022, the Compensation Committee will approve certain operating cash flow and EPS goals for the applicable fiscal year. Following the completion of each fiscal year, the Compensation Committee will certify the financial goal multiplier that was earned for such year and following the completion of the 2022 fiscal year, the Compensation Committee will determine the Average Financial Goal Multiplier for the three-year period.

Operating cash flow can range from a threshold of 85% of target to a maximum of 123% of target, while EPS can range from a threshold of 85% of target to a maximum of 124% of target. EPS is weighted on a 2-to-1 basis compared to operating cash flow in calculating the outcome under the Financial Goal Multiplier. Operating cash flow and EPS at or below the threshold levels set forth below results in a Financial Goal Multiplier of 0%. Operating cash flow and EPS at or above the maximum levels set forth below results in a Financial Goal Multiplier of 150%.

•	2020 Financial Results

The operating cash flow and EPS goals for fiscal 2020 as well as our fiscal 2019 performance relative to fiscal 2020 are set forth below:

	Fiscal 2020 Goals			Fiscal 2020 Results	Fiscal 2019 Results
	Threshold	Target	Maximum
Operating Cash Flow	$ 13.4 billion (85% of target)	$ 15.8 billion	$ 19.5 billion (123% of target)	$ 15.4 billion (98% of target)	$ 15.8 billion

EPS	$ 2.80 (85% of target)	$ 3.29	$ 4.08 (124% of target)	$ 3.21 (98% of target)	$ 3.10

The above resulted in a Financial Goal Multiplier for fiscal 2020 of 84% as further illustrated in the table below, reflecting achievement below target levels. This multiplier will be included as part of the three-year average for the relevant PRSUs (i.e., the Year 3 Financial Goal Multiplier for the fiscal 2018 PRSUs, the Year 2 Financial Goal Multiplier for the fiscal 2019 PRSUs, and the Year 1 Financial Goal Multiplier for the fiscal 2020 PRSUs).

	Fiscal 2020 Financial Performance Calculations
	Funding (% of Target)	Weighting	Contribution
Operating Cash Flow	83.6%	33.3%	0.28
EPS	83.8%	66.7%	0.56

			0.84

For the fiscal 2020 PRSUs, operating cash flow is Cisco’s GAAP operating cash flow. EPS was calculated from Cisco’s GAAP diluted EPS excluding all of the items excluded from the calculation of operating income for purposes of the EIP as well as gains and losses on equity investments, while taking into account the related income tax effects and the effects of certain tax matters. The effect of planned share repurchases is included in the EPS calculation. The design of the PRSUs balances the effect, and limits any extraordinary impact, of EPS because it is averaged over a three-year period and is only one of three metrics.

•	Relative TSR Multiplier

Following the completion of the three-year performance period, the Relative TSR Multiplier is determined and certified by the Compensation Committee by comparing Cisco’s TSR at the end of the three-year performance period to the TSR of a pre-established group of comparator companies. In the case of the fiscal 2020 PRSU grants, the performance metric for the remaining 50% of the PRSUs is Cisco’s TSR relative to the companies comprising the S&P 500 Index over a three-year period covering fiscal years 2020 through 2022.

The Relative TSR Multiplier is calculated as follows:

Relative TSR	Relative TSR Multiplier[1]
75th Percentile or Above	150%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

[1]	To the extent Cisco’s relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Relative TSR Multiplier.

•	Determining Earned PRSU Values for Fiscal 2020 PRSUs

At the end of the three-year performance period and in connection with the settlement of the shares, the Compensation Committee will certify results and 50% of the Relative TSR Multiplier will be added to 50% of the Average Financial Goal Multiplier (the average of the Financial Goal Multipliers for fiscal 2020, 2021, and 2022) to determine the shares awarded to each named executive officer. As fiscal 2020 was the first year of the applicable performance period for fiscal 2020 PRSUs, no shares were earned. However, the one-year TSR for fiscal 2020 was at the 31st percentile of the S&P 500 Index which would have resulted in a TSR Multiplier of 61% had the three-year performance period been a one-year performance period.

Earned Fiscal 2018 Awards (Fiscal 2018 — 2020)

The table below summarizes the applicable Financial Goal Multipliers, Average Financial Goal Multiplier and Relative TSR Multiplier for the PRSUs granted during fiscal 2018 and the percentage of PRSUs earned:

[1]	Earned PRSUs = Target PRSUs x ((50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier)).

Based on the multipliers as set forth in the table above, the fiscal 2018 PRSUs (for which the three-year performance cycle has been completed) were earned as follows reflecting our commitment to pay for performance:

Named Executive Officer	Target PRSUs	Fiscal 2018 PRSUs Earned[1]
Charles H. Robbins	358,000	448,691
Kelly A. Kramer	209,500	262,572
Irving Tan	42,200	52,888
David Goeckeler	184,800	231,616

[1]

The fiscal 2018 earned PRSUs remain subject to continued employment (other than Mr. Goeckeler who resigned from Cisco and was eligible for retirement vesting) and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 10, 2020.

The payouts for PRSUs with a three-year performance period granted in fiscal 2018, 2017, and 2016 were as follows:

Other Awards

Award to Irving Tan. On January 30, 2018, Mr. Tan was granted PRSUs in connection with his promotion, which were based on the same multipliers as the fiscal 2018 PRSUs described above. This PRSU grant was earned as follows:

Named Executive Officer	Target PRSUs	PRSUs Earned[1]
Irving Tan	23,530	29,489

[1]

The earned PRSUs remained subject to Mr. Tan’s continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 10, 2020.

Awards to Gerri Elliott and Maria Martinez. In March 2018, Ms. Elliott and Ms. Martinez were granted new hire inducement PRSUs that are earned based on Cisco’s TSR relative to the companies comprising the S&P 500 Index with the performance period covering the two-year period from the beginning of fiscal 2019 to the end of fiscal 2020. The number of PRSUs that are earned based on each measurement period is determined by multiplying the target PRSUs by a Relative TSR Multiplier that was calculated in the same manner as the Relative TSR Multiplier for our other PRSUs, but with reference to the two-year period from the beginning of fiscal 2019 to the end of fiscal 2020. These PRSU grants were earned as follows based on relative TSR at the 59th percentile for the period from the beginning of fiscal 2019 to the end of fiscal 2020:

Named Executive Officer	Total Target PRSUs	24-Month TSR Multiplier	PRSUs Earned[1]
Gerri Elliott	113,980	119%	135,636
Maria Martinez	140,190	119%	166,826

[1]	The earned PRSUs remained subject to continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 10, 2020.

Target Values versus Accounting Values

Because the fiscal 2020 PRSUs include annual Financial Goal Multipliers and a three-year Relative TSR Multiplier, the values reported in the Summary Compensation Table are different than the target values set forth in the tables above. Because 50% of the value of the fiscal 2020 PRSUs are based on the Relative TSR Multiplier, FASB ASC Topic 718 requires that the value of the fiscal 2020 PRSUs reported in the Compensation Committee Matters — Fiscal 2020 Compensation Tables — Summary Compensation Table include the full value of the TSR component based on the probable outcome of the Relative TSR Multiplier. However, because the remaining 50% of the value of the fiscal 2020 PRSUs is based on separate measurements of our financial performance for each year in the three-year performance period, FASB ASC Topic 718 requires that the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. As a result, for the fiscal 2020 PRSUs, the Summary Compensation Table does not include the value of the PRSUs based on the annual financial metric goals for fiscal 2021 or fiscal 2022. Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2021 and fiscal 2022, respectively, when the financial metrics are established. However, the Summary Compensation Table for fiscal 2020 does include a portion of the value of the fiscal 2018 PRSUs and the fiscal 2019 PRSUs based on the annual operational performance metrics set for those awards during fiscal 2020. The table below illustrates the difference between target values and accounting values for our CEO over the last three fiscal years.

	Target Value	Accounting Value Disclosed in Summary Compensation Table
Fiscal 2020	$19,518,092	$19,215,141
Fiscal 2019	$17,306,352	$18,576,568
Fiscal 2018	$14,691,830	$14,940,771

Vesting of RSUs and PRSUs

25% of the time-based RSUs will generally vest subject to a one-year cliff and quarterly vesting thereafter. Subject to continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until the settlement date, any earned PRSUs will be settled following the completion of the performance period and final certification of the Compensation Committee. All outstanding unvested equity awards under Cisco’s 2005 Stock Incentive Plan will vest in full (at target levels for PRSUs), and, if applicable, become immediately exercisable in the event of the named executive officer’s death, terminal illness, or if Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity.

Retirement

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement assistance requirements and covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the applicable three-year performance period.

Cisco believes that the retirement vesting feature of all PRSUs is appropriate and motivating because it provides protection to long-tenured named executive officers in light of the three-year PRSU performance period and is a prevalent practice among the companies within the Peer Group that grant similar equity awards with multi-year performance periods. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

See the “Compensation Committee Matters — Fiscal 2020 Compensation Tables — Grants of Plan-Based Awards — Fiscal 2020” table for additional information regarding these equity grants to the named executive officers and the “Potential Payments upon Termination or Change in Control” section for additional information regarding these grants to the named executive officers and all other outstanding equity awards previously granted to the named executive officers.

Cisco does not provide for any single-trigger golden parachute arrangements or golden parachute excise tax gross-up arrangements for its named executive officers, nor does it provide employment agreements with cash severance provisions.

Perquisites

Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value, and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on and optimally perform in their role with Cisco. Consequently, under Cisco’s “no perks” policy, Cisco’s executive officers generally will not be entitled to receive any special benefits, except as provided below:

•

Health Benefits — Executive officers may choose to have an annual executive health screening and other benefits at Cisco’s expense. Executive health physicals and related benefits assist both the executive officer and Cisco by ensuring health risks are minimized.

•

Aircraft Policy — Our CEO and our other executive officers may occasionally use our corporate aircraft for personal use, subject to availability, provided they reimburse Cisco for the incremental cost of the flight. Because the leased corporate aircraft is used primarily for business travel, Cisco requires reimbursement for the incremental cost of the flight (these costs do not include fixed costs that do not change based on usage). The reimbursable incremental cost for personal use includes, when applicable, the following costs: fuel, landing/parking fees, crew fees and expenses, custom fees, flight services/charts, variable maintenance costs, inspections, catering, aircraft supplies, telephone usage, trip-related hangar rent and parking costs, plane repositioning costs (deadhead flights), occupied variable fees, and other miscellaneous expenses. Cisco does not seek reimbursement of fixed costs such as monthly management fees, lease payments, crew salaries, maintenance costs not related to trips, training, home hangaring, general taxes and insurance, and services support, as these costs are generally incurred for business purposes. In addition, occasionally, guests of named executive officers are permitted to ride along on Cisco’s leased corporate aircraft when the aircraft is already going to a specific destination for a business purpose, provided there is no more than de minimis incremental cost. On such occasions, the named executive officer will be subject to imputed income at the applicable Standard Industrial Fare Level (SIFL) rates for any personal passengers on that flight, and Cisco does not provide tax gross-ups for such imputed income.

•

Personal Security — Consistent with prevalent practices among large, multinational companies, and based on an independent third-party security study, Cisco provides security personnel for the CEO and his family members for business travel and certain non-business travel. The Compensation Committee must pre-approve security for the CEO and his family members on non-business trips when the aggregate cost for such trips per fiscal year will equal or exceed $25,000. The Chair of the Compensation Committee must pre-approve any security recommended by Cisco Security or a third-party security vendor for families traveling with executive officers other than the CEO on business trips and for such executive officers and, if applicable, their families on non-business trips. In addition, Cisco security practices provide that the CEO may be driven to and from work by an authorized car service and personal security driver. The incremental cost of security expenses for Cisco security personnel is their meals, lodging, and travel, but generally not their compensation because Cisco already incurs that cost for business purposes. The incremental cost of third-party security vendors is their actual cost. The incremental cost for the authorized car service and personal security driver is the actual cost. Cisco does not consider the provision of such security to be a perquisite since the need for security arises from the nature of the executive officer’s employment by Cisco, the provision of such security is provided to mitigate risks to Cisco’s business, and the provision of such security is excludable from income under IRS rules. Pursuant to SEC guidance, we have reported the aggregate incremental costs in the “All Other Compensation” column of the Summary Compensation Table.

•

Relocation Benefits — Executive officers who are relocating may be entitled to the benefits determined with reference to Cisco’s international and domestic assignment, transfer, and relocation policies for Vice Presidents and above, as amended from time to time. These relocation benefits are market competitive benefits and enable an orderly transition for Vice Presidents relocating within the United States or to another country.

•

Required Business Trips Where Spouses/Partners are Expected to Attend — Cisco will pay for or reimburse spousal/partner travel and personal expenses only in connection with business-related events where Cisco executive officers are required to attend and where the presence of spouses/partners is expected; provided however, for each named executive officer, the aggregate amount of spousal/partner travel and personal expenses paid for by Cisco in a fiscal year must be less than $10,000. If a named executive officer’s spousal/partner travel and personal expenses are in excess of such limit, the named executive officer will be responsible for such excess amounts and will reimburse Cisco.

•

Gross-Ups — Cisco does not provide for tax gross-ups in connection with any of the foregoing items except in the case of tax equalization and tax adjustments under Cisco’s international and domestic assignment, transfer, and relocation policies.

Deferred Compensation Plan

The Deferred Compensation Plan is available to all U.S. employees with the title of director or above, including the named executive officers. The Deferred Compensation Plan provides an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above the Code limits under the Cisco Systems, Inc. 401(k) Plan (the “401(k) Plan”). Cisco does not sponsor a supplemental executive retirement plan or a defined benefit pension plan. Cisco matches deferrals at the same percentage as made under the 401(k) Plan. Those matching contributions are described in footnote 2 to the “Compensation Committee Matters — Fiscal 2020 Compensation Tables — Nonqualified Deferred Compensation — Fiscal 2020” table below.

Fiscal 2021 Compensation Approach

•	Base Salaries — The Compensation Committee does not intend at this time to make any adjustments to the annual base salaries for the named executive officers.

•	Variable Cash Incentive Awards — Similar to fiscal 2020, awards under the EIP for the named executive officers are based on a prevalent additive formula in which 80% of the bonus is leveraged and based on the risk and reward of Cisco’s financial performance while only 20% is based a participant’s individual performance. The individual target awards remain at competitive levels of 260% of base salary for Mr. Robbins and 160% of base salary for the other named executive officers.

•

Long-Term, Equity-Based Incentive Awards — On September 18, 2020, the Compensation Committee granted the following equity awards to the named executive officers below (60% PRSUs/40% RSUs) and the PRSUs were granted using a three-year performance period and the same performance metrics (but not goals) that were used in fiscal 2020. The Compensation Committee changed the weighting of the fiscal 2021 equity awards from 75% PRSUs/25% RSUs to 60% PRSUs/40% RSUs as a better balance between retention and performance, and risk and leverage, and better alignment with the Peer Group. Ms. Kramer was not granted any equity awards since she will be leaving the company.

Named Executive Officer	Performance- Based Restricted Stock Units	Time-Based Restricted Stock Units
Charles H. Robbins	300,861	195,931
Gerri Elliott	154,288	100,478
Maria Martinez	123,431	80,382
Irving Tan	115,716	75,358

Executive Compensation Governance Components

Our Culture of Ownership

As noted above, a core element of Cisco’s compensation philosophy is to align the interests of executive officers with those of shareholders by providing appropriate long-term incentives. To further this goal, Cisco has a long-standing policy regarding minimum ownership of shares by Cisco’s executive officers.

Until August 2019, these minimum ownership requirements called for Cisco’s CEO to own shares of Cisco’s common stock having a value equal to at least five times the CEO’s annual base salary and for each other executive officer to own shares of Cisco’s common stock having a value equal to at least three times the executive officer’s annual base salary. The CEO and each other executive officer had five years from the date of their respective appointment to attain their minimum ownership level. In August 2019, the minimum ownership requirements were increased to six times for the CEO and four times for the other executive officers. The CEO and each other executive officer were provided an additional year to meet the increased minimum ownership requirements.

Position	Required Share Ownership (Multiple of Base Salary)
CEO	6x
Executive Officers	4x

As of September 30, 2020, all of our executive officers were either exceeding the minimum stock ownership requirements or were on track to comply in the relevant timeframe.

Recoupment (or “clawback”) Policy

Cisco has a long-standing recoupment policy for cash incentive awards paid to executive officers under Cisco’s annual cash incentive plan, the EIP, and in June 2019, this policy was extended to include PRSUs. In the event of a restatement of incorrect financial results, this policy enables the Compensation Committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from executive officers of:

•	the incremental portion of EIP awards paid to executive officers in excess of the EIP awards that would have been paid based on the restated financial results; and

•

the incremental shares of Cisco’s common stock settled for any PRSUs in excess of the shares of Cisco’s common stock that would have been settled for such PRSUs based on the restated financial results, or the value of such incremental shares to the extent an executive officer sells any incremental shares.

Cisco’s long-term, equity-based incentive award plans also generally provide for forfeiture if a named executive officer participates in activities detrimental to Cisco (including during a retirement-vesting period) or is terminated for misconduct. We are monitoring the proposed SEC rules on recoupment and plan to modify our recoupment policy in accordance with any applicable final SEC or other rules.

Compensation Risk Management

The Compensation Committee’s annual review and approval of Cisco’s compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews Cisco’s compensation programs for employees and executives, including the variable cash incentive plans and long-term, equity-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on Cisco.

As part of this review, the Compensation Committee evaluates the need to engage independent consultants for specific assignments and engaged FWC during fiscal 2020 to deliver a report and assist with the risk assessment of Cisco’s executive compensation program.

FWC advised that Cisco’s executive compensation program:

•	maintains an appropriate pay philosophy,

•	uses an appropriate, objectively selected peer group to support decision-making,

•	reflects best-in-class design and governance practices in key areas,

•	supports business objectives,

•	mitigates compensation-related risk through a balanced structure and related policies such as stock ownership guidelines, pledging prohibitions, etc., and

•	reviews actual pay delivery from performance-based incentives to confirm the rigor of goal setting and the alignment with performance.

The Compensation Committee also determined that Cisco’s commission and sales incentive plans for employees at all levels are based on measurable and verifiable sales goals that are aligned with Cisco’s company-wide revenue and operating income goals for its bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. The plans are monitored to ensure that internal controls are in place to mitigate risk. Management also retains discretion to reduce incentive amounts in appropriate circumstances.

Compensation Process

The Compensation Committee begins its process of deciding how to compensate Cisco’s named executive officers by considering the competitive market data provided by its independent compensation consultant and the People and Communities Department. The Compensation Committee engaged FWC to provide advice and recommendations on competitive market practices and specific compensation decisions. For purposes of evaluating competitive practices, the Compensation Committee, with assistance from FWC, identified criteria to select a list of companies that comprise Cisco’s peer group.

Peer Group and Benchmarking

The Compensation Committee approved a peer group in March 2019, which was used to establish compensation targets and guide decisions prior to March 2020. FWC subsequently prepared a peer group study, and the same peer group was approved in March 2020. The Compensation Committee may also decide to use data accumulated by management regarding compensation practices of companies where Cisco regularly competes for talent as an additional point of reference.

How the Peer Group was Selected

The members of the Peer Group are generally based on the following objective criteria, recommended by FWC:

•	Major information technology companies with related Global Industry Classification Standard (GICS) codes 4510, 4520, 4530, and 5020;

•	A three-year rolling average market capitalization greater than $30 billion (based on the trailing 12-quarter average); and

•	Revenues greater than $10 billion (based on the trailing four quarter averages).

Peer Group Members

Accenture	Facebook	Microsoft
ADP	Hewlett-Packard Enterprise	Oracle
Alphabet	HP Inc.	Qualcomm
Apple	IBM	Texas Instruments
Broadcom	Intel	Visa
Dell

How We Use the Peer Group

The positions of Cisco’s named executive officers were compared to their counterpart positions in the Peer Group, and the compensation levels for comparable positions in the Peer Group were examined for guidance in determining:

•	base salaries;

•	variable cash incentive awards; and

•	the amount and mix of long-term, equity-based incentive awards.

The Compensation Committee establishes base salaries, variable cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each named executive officer taking into account, among other things, company and individual performance, role expertise, experience, and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning, and best compensation governance practices. The Compensation Committee does not tie individual compensation to specific target percentiles.

How the Compensation Committee Makes Decisions and Policies

The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although from time to time it seeks input and recommendations from the CEO and the People and Communities Department. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting. FWC has worked directly with and on behalf of the Compensation Committee to assist the Compensation

Committee in satisfying its responsibilities; and will undertake no projects for management except at the request of the Compensation Committee chair, and in the capacity of the Compensation Committee’s agent where such projects are in direct support of the Compensation Committee’s charter. The Compensation Committee assessed the independence of FWC during fiscal 2020 and believes that there are no conflicts of interest. In reaching this conclusion, the Compensation Committee considered applicable SEC rules and regulations and the corresponding Nasdaq independence factors regarding compensation advisor independence.

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Cisco and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. The Tax Cuts and Jobs Act repealed the exemption for performance-based compensation under Code Section 162(m) for tax years commencing after December 31, 2017. However, certain compensation is specifically exempt from the deduction limit under a transition rule to the extent that it is “performance-based” as defined in Code Section 162(m) and subject to a written binding contract under applicable law in effect as of November 2, 2017 that is not later modified in any material respect.

In reviewing and establishing CEO compensation, the Compensation Committee also considers our CEO pay ratio. Cisco has always been committed to paying its people fairly and equitably, and we have strived to develop and execute robust policies to evaluate pay levels throughout the organization. We are a founding signer of the White House Equal Pay Pledge and the Parity.org pledge, and we are leading the charge to make fair pay a reality for all employees through the Employers for Pay Equity Consortium.

The Compensation Committee considers the accounting consequences to Cisco of different compensation decisions and the impact on shareholder dilution; however, neither of these factors by themselves will compel a particular compensation decision.

The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers after the close of the prior fiscal year and the review and evaluation of each executive officer’s performance. The Compensation Committee’s policy is to generally grant equity awards only during open trading windows and to establish grant dates in advance, generally establishing those dates near the beginning of each fiscal year.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Management Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with Cisco’s management. Based on that review and those discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into Cisco’s Annual Report on Form 10-K for its 2020 fiscal year.

Submitted by the Compensation and Management Development Committee

Roderick C. McGeary, Chairperson

Wesley G. Bush

Kristina M. Johnson

Arun Sarin

Brenton L. Saunders

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2020 were Roderick C. McGeary (Chairperson), Dr. Kristina M. Johnson, Arun Sarin and Brenton L. Saunders for all of fiscal 2020, and Wesley G. Bush beginning in December 2019. No member of this committee was at any time during fiscal 2020 or at any other time an officer or employee of Cisco, and no member of this committee had any relationship with Cisco requiring disclosure under Item 404 of Regulation S-K. No executive officer of Cisco has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2020.

Fiscal 2020 Compensation Tables

The following table, footnotes and related narrative sets forth the “total compensation” earned by the named executive officers for services rendered in all capacities to Cisco and its subsidiaries for each of the last three or fewer fiscal years during which such individuals were designated as named executive officers. The salary, bonus and non-equity incentive plan compensation columns set forth below reflect the actual amounts paid for the relevant fiscal years, while the stock awards column reflects accounting values. For the actual amounts of compensation related to long-term equity incentives, see the “Option Exercises and Stock Vested — Fiscal 2020” table below. Cisco’s named executive officers for fiscal 2020 include Cisco’s CEO, CFO, the three most highly compensated executive officers (other than CEO and CFO) who were serving as executive officers at the end of fiscal 2020, and a former executive officer who departed during fiscal 2020.

Summary Compensation Table

Name and Principal Position (1)	Fiscal Year (1)	Salary ($)		Bonus ($)		Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Charles H. Robbins	2020	$1,390,000		—		$19,215,141	$2,471,976	$86,593	$23,163,710
Chairman and Chief	2019	$1,325,000		—		$18,576,568	$5,795,550	$132,715	$25,829,833
Executive Officer	2018	$1,231,250		—		$14,940,771	$4,990,711	$121,732	$21,284,464

Kelly A. Kramer	2020	$850,000		—		$10,185,929	$916,640	$67,500	$12,020,069
Executive Vice President and	2019	$850,000		—		$10,610,100	$2,106,810	$67,500	$13,634,410
Chief Financial Officer	2018	$763,750		—		$8,751,410	$1,857,206	$91,005	$11,463,371

Gerri Elliott	2020	$825,000		—		$8,267,815	$902,880	$11,672	$10,007,367
Executive Vice President and	2019	$750,000		$4,000,000	(5)	$6,161,149	$1,968,300	$58,002	$12,937,451
Chief Sales and Marketing	2018	$187,500		$6,000,000	(5)	$10,001,614	$385,941	$273,369	$16,848,424
Officer

Maria Martinez	2020	$700,000		—		$6,809,059	$754,880	$19,510	$8,283,449
Executive Vice President and	2019	$675,000		$6,500,000	(6)	$6,161,149	$1,574,640	$70,631	$14,981,420
Chief Customer Experience Officer	2018	$194,712		$6,500,000	(6)	$12,003,070	$400,569	$246,554	$19,344,905

Irving Tan	2020	$625,000		—		$6,340,993	$664,000	$47,701	$7,677,694
Executive Vice President and Chief of Operations

David Goeckeler	2020	$618,036	(7)	—		$9,988,440	—	$12,819	$10,619,295
Former Executive Vice	2019	$825,000		—		$9,374,159	$2,044,845	$84,969	$12,328,973
President and General Manager, Networking and Security Business	2018	$748,077		—		$8,458,949	$1,823,312	$53,816	$11,084,154

(1)	Mr. Goeckeler resigned from Cisco effective March 8, 2020. Mr. Tan was not a named executive officer in fiscal 2018 and 2019.

(2)

The amounts in the “Stock Awards” column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs granted during the applicable fiscal year under the 2005 Stock Incentive Plan. See below for more information on, and assumptions used for, the grant date fair value of the PRSUs. For time-based awards, the grant date fair value was determined using the closing share price of Cisco common stock on the date of grant, adjusted for the present value of expected dividends.

The PRSUs awarded in fiscal 2020, 2019 and 2018 are generally based on the three-year performance cycle of (i) fiscal 2020 through fiscal 2022, (ii) fiscal 2019 through fiscal 2021, and (iii) fiscal 2018 through fiscal 2020, respectively. The performance metrics for 50% of the PRSUs are based on operating goal performance, and the performance metric for the remaining 50% of the PRSUs is Cisco’s relative TSR, except that the performance metric for the PRSUs awarded to Mr. Goeckeler in July 2018, Ms. Martinez in April 2018, and Ms. Elliott in April 2018, respectively, was based 100% on Cisco’s relative TSR. The metrics used to determine the number of PRSUs earned relative to operating goal performance are operating cash flow and EPS based on annual goals, pre-established at the beginning of each applicable fiscal year, which was intended to comply with the exemption for performance-based compensation under Code Section 162(m); provided that, as described above, only the grandfathered portion will continue to qualify for such exemption due to the repeal of the exemption and the corresponding transition rule. These operating goal performance metrics are reviewed at the end of each fiscal year and any PRSUs are earned based on the average performance over the three applicable fiscal years, subject to the Compensation Committee’s approval. The probable and maximum values are based upon achieving the target or maximum level of performance as of the date the goals were set. The performance periods for the PRSUs earned based on Cisco’s relative TSR are described in the “Compensation Committee Matters — Grants of Plan-Based Awards — Fiscal 2020” table. See the “Fiscal 2020 Compensation” section in the CD&A for a more complete description of the PRSUs.

The table below sets forth the grant date fair value for PRSUs awarded in fiscal 2020, 2019 and 2018.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($) (a)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($) (a)	Market-Related Component Grant Date Fair Value ($) (b)
Charles H. Robbins	2020	$7,640,113	$11,460,170	$6,623,856
	2019	$7,013,562	$10,520,343	$7,133,895
	2018	$5,424,368	$8,136,552	$5,810,340
Kelly A. Kramer	2020	$4,250,001	$6,375,002	$3,396,865
	2019	$4,002,641	$6,003,961	$4,076,519
	2018	$3,182,404	$4,773,606	$3,400,185
Gerri Elliott	2020	$2,331,888	$3,497,832	$3,396,865
	2019	$875,170	$1,312,755	$3,261,236
	2018	$—	$—	$5,000,303
Maria Martinez	2020	$2,060,324	$3,090,487	$2,717,484
	2019	$875,170	$1,312,755	$3,261,236
	2018	$—	$—	$6,000,132
Irving Tan	2020	$2,037,461	$3,056,192	$2,462,712
David Goeckeler	2020	$4,052,513	$6,078,770	$3,396,865
	2019	$2,766,700	$4,150,050	$4,076,519
	2018	$1,289,969	$1,934,955	$4,691,704

(a)

Because the performance-related component for PRSUs that contain operating goals is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved as follows:

(i)

the amounts for fiscal 2020 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2020, 2019 and 2018 based upon the probable or target outcome of the fiscal 2020 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2020 operating goal performance-related component as of the date the goals were set;

(ii)

the amounts for fiscal 2019 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2019, 2018 and 2017 based upon the probable or target outcome of the fiscal 2019 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2019 operating goal performance-related component as of the date the goals were set; and

(iii)

the amounts for fiscal 2018 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2018, 2017 and 2016 based upon the probable or target outcome of the fiscal 2018 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2018 operating goal performance-related component as of the date the goals were set.

For additional description of the actual amounts earned for the fiscal 2018 PRSUs, see the “Fiscal 2020 Compensation — Long-Term, Equity-Based Incentive Awards — Earned Fiscal 2018 Awards (Fiscal 2018 — 2020)” section in the CD&A above.

(b)

Represents the grant date fair value for the market-related TSR component, which is not subject to probable or maximum outcome assumptions. The metric used to determine the number of PRSUs earned with respect to the TSR component is Cisco’s TSR compared to the S&P 500 Index for the fiscal 2018, 2019 and 2020 grants, in each case, over a three fiscal year period. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component for the entire performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model.

The following table includes the assumptions used to calculate the grant date fair value of PRSU awards reported for fiscal 2020, 2019 and 2018.

		Assumptions (Operating Goal)			Assumptions (TSR Goal)
PRSU Award	Fair Value ($)	Range of Risk Free Interest Rate (%)	Dividend Yield (%)	Fair Value ($)	Cisco Volatility (%)	Risk Free Interest Rate (%)	Dividend Yield (%)
Fiscal 2020

9/18/2019 PRSUs	44.91	1.68 - 1.93	2.84	37.45	21.75	1.71	2.84

Year 2 of 9/18/2018 PRSUs	46.25	1.74 - 1.93	2.84	N/A	N/A	N/A	N/A

Year 3 of 9/20/2017 PRSUs	47.96	1.88 - 1.93	2.84	N/A	N/A	N/A	N/A

Fiscal 2019

9/18/2018 PRSUs	41.55	2.31 - 2.99	2.91	51.61	20.82	2.86	2.78

Year 2 of 9/20/2017 PRSUs	42.77	2.31 - 2.92	2.91	N/A	N/A	N/A	N/A

Year 3 of 9/21/2016 PRSUs	44.04	2.31 - 2.67	2.91	N/A	N/A	N/A	N/A

Fiscal 2018

7/25/2018 PRSUs	N/A	N/A	N/A	42.31	20.61	2.73	3.06

4/30/2018 PRSUs	N/A	N/A	N/A	43.87	19.74	2.51	2.98

4/16/2018 PRSUs	N/A	N/A	N/A	42.80	20.49	2.41	3.05

9/20/2017 PRSUs	28.91	0.98 - 1.60	3.56	32.46	20.60	1.58	3.56

Year 2 of 9/21/2016 PRSUs	30.03	0.98 - 1.45	3.56	N/A	N/A	N/A	N/A

Year 3 of 9/9/2015 PRSUs	31.45	0.98 - 1.32	3.56	N/A	N/A	N/A	N/A

(3)

The amounts listed in the “Non-Equity Incentive Plan Compensation” column for fiscal 2020, 2019 and 2018 reflect the cash awards paid under the EIP for performance in the applicable fiscal year. See the “Fiscal 2020 Compensation” section in the CD&A for a more complete description of how the variable cash incentive awards were determined for fiscal 2020.

(4)

The amounts listed in the “All Other Compensation” column for fiscal 2020 include actual and estimated matching contributions by Cisco under the Deferred Compensation Plan, matching contributions that Cisco made under the 401(k) Plan, and other perquisites and personal benefits, and details about these amounts are set forth in the table below.

Name	Matching Contributions under Deferred Compensation Plan ($) (a)	Matching Contributions under 401(k) Plan ($)	Other ($) (b)		Total ($)
Charles H. Robbins	$54,675	$12,825	$19,093	(c)	$86,593
Kelly A. Kramer	$54,675	$12,825	$—		$67,500
Gerri Elliott	$—	$11,672	$—		$11,672
Maria Martinez	$—	$12,076	$7,434	(d)	$19,510
Irving Tan	$16,767	$16,598	$14,336	(e)	$47,701
David Goeckeler	$—	$12,819	$—		$12,819

(a)

This includes matching contributions related to fiscal 2020 salary and non-equity incentive plan compensation deferred during calendar year 2019 as well as fiscal 2020 salary and non-equity incentive plan compensation deferred during calendar year 2020 that is expected to be credited at the end of calendar year 2020. See the “Compensation Committee Matters — Fiscal 2020 Compensation Tables — Nonqualified Deferred Compensation — Fiscal 2020” section for more information.

(b)

In fiscal 2020, occasionally, guests of the named executive officers were permitted to ride along on Cisco’s leased corporate aircraft when the aircraft was already going to a specific destination for a business purpose, provided there was no more than a de minimis incremental cost. In fiscal 2020, the named executive officers were also permitted to use the aircraft occasionally for non-business travel, subject to availability and reimbursing Cisco for the incremental cost of the flight. On such occasions, the named executive officer will be subject to imputed income at the applicable SIFL rates for any personal passengers on that flight, and Cisco does not provide tax gross-ups for such imputed income. See the “Fiscal 2020 Compensation — Perquisites” section in the CD&A for the method Cisco used in determining the reimbursable incremental cost for personal use.

(c)

The amount listed in the All Other Compensation column for fiscal 2020 for Mr. Robbins includes security expenses relating to non-business travel and guest travel while accompanying Mr. Robbins on a business trip. In addition, Cisco security practices provide that the CEO may be driven to and from work by an authorized car service and personal security driver. Cisco does not consider these security expenses to be personal benefits since these expenses arise from the nature of Mr. Robbins’ employment by Cisco. However, the disclosure regulations require certain security expenses to be reported as personal benefits. The amount reported for such security expenses is the incremental cost to Cisco of providing security personnel employed by Cisco and third-party security vendors. For Cisco security personnel, the incremental cost includes meals, lodging and travel. Compensation is not included because Cisco already incurs that cost for business purposes. For third-party security vendors, the incremental cost is their actual cost. The incremental cost for the authorized car service and personal security driver is the actual cost. The amount listed for

Mr. Robbins also includes executive health physicals and other benefits, and reimbursement for personal expenses in connection with a business trip to recognize sales personnel achievements where the presence of spouses/partners was expected.

(d)	The amount listed in the “All Other Compensation” column for Ms. Martinez for fiscal 2020 includes $7,434 for tax restoration benefits pursuant to Cisco’s policy for domestic partner health benefits.

(e)

Mr. Tan was reassigned to the U.S. from Singapore in January 2018. The amount listed in the “All Other Compensation” column for Mr. Tan for fiscal 2020 includes fees for his tax preparation services, $850 for related tax restoration benefits, and reimbursement for personal expenses in connection with a business trip to recognize sales personnel achievements where the presence of spouses/partners was expected.

(5)

As part of her new hire compensation package, the Compensation Committee approved the payment to Ms. Elliott of a $10 million new hire cash bonus payment with $6 million paid in May 2018 and the balance paid in May 2019.

(6)

As part of her new hire compensation package and as consideration for the compensation she forfeited when she left Salesforce, the Compensation Committee approved the payment to Ms. Martinez of a $13 million new hire cash bonus payment with $6.5 million paid in June 2018 and the balance paid in May 2019.

(7)	Includes $100,825 for the payout of accrued vacation.

The following table provides information on cash-based performance awards and stock unit awards in fiscal 2020 to each of Cisco’s named executive officers. There can be no assurance that the Grant Date Fair Value, as listed in this table, of the Stock Awards will ever be realized. These Grant Date Fair Value amounts also are included in the “Stock Awards” column of the Summary Compensation Table.

Grants of Plan-Based Awards — Fiscal 2020

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (1)	Maximum (#)
Charles H. Robbins	(3)	—	$3,614,000	$7,228,000
	9/18/19(4)				—	353,743	530,614		$9,271,544
	9/18/19(5)							107,718	$4,951,172
Kelly A. Kramer	(3)	—	$1,360,000	$2,720,000
	9/18/19(4)				—	181,407	272,110		$4,754,638
	9/18/19(5)							55,240	$2,539,062
Gerri Elliott	(3)	—	$1,320,000	$2,640,000
	9/18/19(4)				—	181,407	272,110		$4,754,638
	9/18/19(5)							55,240	$2,539,062
Maria Martinez	(3)	—	$1,120,000	$2,240,000
	9/18/19(4)				—	145,126	217,689		$3,803,693
	9/18/19(5)							44,192	$2,031,250
Irving Tan	(3)	—	$1,000,000	$2,000,000
	9/18/19(4)				—	131,520	197,280		$3,447,113
	9/18/19(5)							40,049	$1,840,820
David Goeckeler	(3)	—	$1,320,000	$2,640,000
	9/18/19(4)				—	181,407	272,110		$4,754,638
	9/18/19(5)							55,240	$2,539,062

(1)

Each of the awards will vest in full (at target levels for PRSUs) in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity. In addition, pursuant to a Compensation Committee policy which can be revoked or changed at any time, if the holder of an award dies or becomes terminally ill, his or her award will generally vest in an amount equal to the greater of 100% of the unvested shares subject to the award (at target levels for PRSUs) up to a total value of $10 million, net of aggregate exercise or purchase price, or up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to the award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.

(2)

Excludes the grant date fair value for the operating goal performance-related component of the fiscal 2019 and fiscal 2018 awards based on the probable or target outcome of the fiscal 2020 operating goal performance-related component because these PRSUs were not awarded in fiscal 2020. The amounts included in the “Stock Awards” column of the Summary Compensation Table for fiscal 2020 related to the PRSUs awarded in fiscal 2019 and 2018 in aggregate are as follows: $4,992,425 for Mr. Robbins; $2,892,229 for Ms. Kramer; $974,115 for Ms. Elliott; $974,115 for Ms. Martinez; $1,053,061 for Mr. Tan; and $2,694,741 for Mr. Goeckeler.

(3)

These rows represent possible payouts pursuant to the annual cash incentive awards under the EIP for fiscal 2020. The EIP did not contain any threshold value for fiscal 2020. For more information about these payments, see the CD&A.

•	For Mr. Robbins, the target and maximum values are calculated by multiplying 260% (target) and 520% (maximum), respectively, by his annual base salary in effect during fiscal 2020.

•

For Ms. Kramer, Ms. Elliott, Ms. Martinez, Mr. Tan and Mr. Goeckeler, the target and maximum values are calculated by multiplying 160% (target) and 320% (maximum), respectively, by his or her annual base salary during fiscal 2020.

(4)

The amounts shown in these rows reflect, in share amounts, the target and maximum potential awards of PRSUs for the fiscal 2020 performance period, as further described in the CD&A. In September 2019, each named executive officer was awarded PRSUs under the 2005 Stock Incentive Plan, which are subject to the satisfaction of pre-determined performance metrics based on operating cash flow, EPS and relative TSR over the three fiscal year performance cycle starting with fiscal 2020, with a maximum award equal to 150% of the target grant. There was no threshold number for these PRSUs for fiscal 2020. The potential awards were performance-based and were completely at risk. For additional detail on the grant date fair value of the PRSUs, see footnote 2 to the Summary Compensation Table above.

(5)	Granted under the 2005 Stock Incentive Plan and vests 25% on November 10, 2020, and 6.25% quarterly thereafter. Each award is settled in shares on each vesting date.

The following table shows the number of Cisco unvested restricted stock units held by Cisco’s named executive officers as of July 25, 2020.

Outstanding Equity Awards At 2020 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) *	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) *
Charles H. Robbins	29,650(2)	$1,375,760
	46,650(3)	$2,164,560
	448,691(4)	$20,819,262
	62,463(11)	$2,898,283
	107,718(13)	$4,998,115
			414,681	(12)	$19,241,198
			353,743	(14)	$16,413,675
Kelly A. Kramer	16,475(2)	$764,440
	27,300(3)	$1,266,720
	262,572(4)	$12,183,341
	35,694(11)	$1,656,202
	55,240(13)	$2,563,136
			236,961	(12)	$10,994,990
			181,407	(14)	$8,417,285
Gerri Elliott	135,636(9)	$6,293,510
	28,555(11)	$1,324,952
	55,240(13)	$2,563,136
			189,568	(12)	$8,795,955
			181,407	(14)	$8,417,285
Maria Martinez	74,175(7)	$3,441,720
	166,826(8)	$7,740,726
	28,555(11)	$1,324,952
	44,192(13)	$2,050,509
			189,568	(12)	$8,795,955
			145,126	(14)	$6,733,846
Irving Tan	7,500(1)	$348,000
	8,113(2)	$376,443
	15,825(3)	$734,280
	52,888(4)	$2,454,003
	8,824(5)	$409,434
	29,489(6)	$1,368,290
	46,401(11)	$2,153,006
	40,049(13)	$1,858,274
			102,684	(12)	$4,764,538
			131,520	(14)	$6,102,528
David Goeckeler	231,616(4)	$10,746,982
			60,000	(10)	$2,784,000
			236,961	(12)	$10,994,990

*

The market values of the RSUs that have not vested and the unearned PRSUs are calculated by multiplying the number of units shown in the table by the fiscal 2020 year-end closing price of Cisco common stock of $46.40.

Vesting Schedule for Unvested Restricted Stock Units

Note	Grant	Incremental Vesting Date
(1)	7/27/16	25% on 9/11/17; 25% annually for next 3 years
(2)	9/21/16	25% on 11/20/17; 25% annually for next 3 years
(3)	9/20/17	25% on 11/10/18; 6.25% quarterly thereafter
(4)	9/20/17

Represents shares earned under fiscal 2018 PRSUs based on Cisco’s performance through the end of the three-year performance period covering fiscal 2018, fiscal 2019 and fiscal 2020. These shares were earned following certification of the operating and TSR performance goals by the Compensation Committee. The earned fiscal 2018 PRSUs remain subject to the executive officer’s continued employment (other than Mr. Goeckeler who resigned from Cisco and was eligible for retirement vesting) and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 10, 2020.

(5)	1/30/18	25% on 11/10/18; 6.25% quarterly thereafter
(6)	1/30/18

Represents shares earned under fiscal 2018 PRSUs based on Cisco’s performance through the end of the three-year performance period covering fiscal 2018, fiscal 2019 and fiscal 2020. These shares were earned following certification of the operating and TSR performance goals by the Compensation Committee. The earned fiscal 2018 PRSUs remain subject to the executive officer’s continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 10, 2020.

(7)	4/16/18	25% on 6/10/19; 6.25% quarterly thereafter
(8)	4/16/18

Represents shares earned under fiscal 2018 PRSUs based on Cisco’s TSR relative to the S&P 500 Index over a two-year period covering fiscal 2019 and fiscal 2020. These shares were earned following certification of TSR performance goals by the Compensation Committee. The earned fiscal 2018 PRSUs remain subject to the executive officer’s continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 10, 2020.

(9)	4/30/18

Represents shares earned under fiscal 2018 PRSUs based on Cisco’s TSR relative to the S&P 500 Index over a two-year period covering fiscal 2019 and fiscal 2020. These shares were earned following certification of TSR performance goals by the Compensation Committee. The earned fiscal 2018 PRSUs remain subject to the executive officer’s continued employment and the Compensation Committee’s discretion to further review and reduce the number of earned PRSUs until they settle on November 10, 2020.

(10)	7/25/18

PRSUs that are earned and settled on 11/10/21 subject to (i) Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal 2019, fiscal 2020 and fiscal 2021; and (ii) Mr. Goeckeler’s retirement vesting eligibility through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at maximum since Cisco’s relative TSR performance for the first two years of the three-year performance period exceeds target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(11)	9/18/18	25% on 11/10/19; 6.25% quarterly thereafter
(12)	9/18/18

PRSUs that are earned and settled on 11/10/21 subject to (i) the achievement of two operating goal performance metrics, operating cash flow and EPS, subject to annual goals that are pre-established at the beginning of each of fiscal 2019, fiscal 2020 and fiscal 2021; (ii) Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal 2019, fiscal 2020 and fiscal 2021; and (iii) the executive officer’s employment (other than Mr. Goeckeler who resigned from Cisco and is eligible for retirement vesting) through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at maximum since Cisco’s operating performance and relative TSR performance for the first two years of the three-year performance period exceeds target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(13)	9/18/19	25% on 11/10/20; 6.25% quarterly thereafter
(14)	9/18/19

PRSUs that are earned and settled on 11/10/22 subject to (i) the achievement of two operating goal performance metrics, operating cash flow and EPS, subject to annual goals that are pre-established at the beginning of each of fiscal 2020, fiscal 2021 and fiscal 2022; (ii) Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal 2020, fiscal 2021 and fiscal 2022; and (iii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at target since Cisco’s operating performance and relative TSR performance for the first year of the three-year performance period did not exceed target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

The following table shows the number of shares acquired by each of the named executive officers during fiscal 2020 through vesting of restricted stock units (including restricted stock units granted upon the satisfaction of a performance condition). The table also presents the value realized upon such vesting, as calculated based on the closing share price of Cisco’s common stock on the Nasdaq Global Select Market on the vesting date. No stock options were exercised by the named executive officers during fiscal 2020, and there were no outstanding stock options held by the named executive officers as of July 25, 2020.

Option Exercises and Stock Vested — Fiscal 2020

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles H. Robbins	543,862	$24,877,304
Kelly A. Kramer	305,588	$13,989,907
Gerri Elliott	76,182	$3,620,148
Maria Martinez	54,220	$2,496,467
Irving Tan	147,858	$7,014,549
David Goeckeler	215,950	$10,317,804

(1)

Includes 60,750 shares subject to fully vested deferred stock units for Mr. Robbins and 4,283 shares subject to fully vested deferred stock units for Ms. Elliott. As elected by the named executive officer, these shares will be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A. For the values realized on vesting of the deferred stock units, see the “Nonqualified Deferred Compensation — Fiscal 2020” table below.

The following table shows the contributions and earnings during fiscal 2020, and account balance as of July 25, 2020, for named executive officers under the Deferred Compensation Plan or the 2005 Stock Incentive Plan, as the case may be.

Nonqualified Deferred Compensation — Fiscal 2020

Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Charles R. Robbins	Deferred Compensation Plan	$193,098	$54,675	$99,373	—	$1,108,390
	2005 Stock Incentive Plan	$2,838,130	$—	$ (1,092,604)	—	$7,734,880
Kelly A. Kramer	Deferred Compensation Plan	$55,249	$54,675	$46,767	—	$617,338
Gerri Elliott	Deferred Compensation Plan	$—	$—	$—	—	$—
	2005 Stock Incentive Plan	$204,998	$—	$(6,266)	—	$198,732
Maria Martinez	Deferred Compensation Plan	$—	$—	$—	—	$—
Irving Tan	Deferred Compensation Plan	$16,767	$16,767	$1,041	—	$34,575
David Goeckeler	Deferred Compensation Plan	$8,329	$—	$32,300	—	$2,556,986

(1)

The executive contribution amounts under the Deferred Compensation Plan were included in fiscal 2020 compensation in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, as applicable. The executive contribution amount under the 2005 Stock Incentive Plan represents the value of fully vested deferred stock units based on the closing share price of Cisco’s common stock on the Nasdaq Global Select Market on the vesting date and is included in the “Value Realized on Vesting” column of the Option Exercises and Stock Vested — Fiscal 2020 table.

(2)

These amounts were included in the “All Other Compensation” column of the Summary Compensation Table. Matching contributions under the Deferred Compensation Plan are made to eligible participants following the end of each calendar year. Generally, the matching contribution rate for calendar year 2020 will be, and the matching contribution rate for calendar year 2019 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit for each calendar year ($285,000 for 2020 and $280,000 for 2019), with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2020 and 2019 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan. The amounts in this column reflect the sum of (i) actual calendar year 2019 matching contributions, excluding the portion of those contributions related to deferrals of fiscal 2019 salary and non-equity incentive plan compensation, and (ii) estimated calendar year 2020 matching contributions related to deferrals of fiscal 2020 salary and non-equity incentive plan compensation during calendar year 2020 that are expected to be credited to the accounts of the named executive officers at the end of calendar year 2020.

(3)	None of the amounts in this column is included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(4)

The following amounts included in this column for the Deferred Compensation Plan also have been reported in the Summary Compensation Table as compensation for fiscal 2020 or a prior fiscal year: Mr. Robbins, $981,321; Ms. Kramer, $544,941; Mr. Tan, $33,534; and Mr. Goeckeler, $305,283. The aggregate grant date fair value of the fully vested deferred stock units under the 2005 Stock Incentive Plan included in this column that has been reported in the Summary Compensation Table as compensation for fiscal 2020 or a prior fiscal year: Mr. Robbins, $4,854,433; and Ms. Elliott, $203,271. The deferred equity amounts included in this column are valued using the fiscal 2020 year-end closing share price of Cisco common stock of $46.40.

The Deferred Compensation Plan, which became effective on June 25, 2007, is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a specified percentage of their base salary (up to 75%), commissions and/or eligible bonuses (up to 100%) in a manner similar to the way in which the 401(k) Plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. The Deferred Compensation Plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of Cisco’s management employees, which group includes each of Cisco’s named executive officers.

Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the 401(k) Plan Committee and elected by a participant. Currently, the measurement funds consist of the following: Fidelity Money Market Fund; iShares Core Total U.S. Bond Market ETF Trust; SPDR S&P 500 ETF Trust; SPDR S&P MidCap 400 ETF Trust; iShares Russell 2000 Index Fund; iShares MSCI EAFE Index Fund; BlackRock LifePath Index Retirement Fund; BlackRock LifePath Index 2030 Fund; BlackRock LifePath Index 2040 Fund; and BlackRock LifePath Index 2050 Fund.

In addition, Cisco may credit additional matching amounts to a participant’s account for any plan year as determined by the Compensation Committee. For calendar years 2020 and 2019, there are matching contributions on deferrals over the IRS limitation on compensation that may be taken into account under the 401(k) Plan ($285,000 for 2020 and $280,000 for 2019). Generally, the matching contribution rate for calendar year 2020 will be, and the matching contribution rate for calendar year 2019 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit, with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2020 and 2019 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan.

Distributions are made in accordance with elections filed by participants at the time of their deferral elections and distributions are expected to occur on specified future distribution dates or after participant’s separation of service.

Under the 2005 Stock Incentive Plan, at the election of an eligible employee, the settlement of vested shares underlying RSUs may be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A. Commencing with the fiscal 2016 annual equity grants, vested and deferred time-based RSUs shall be credited with dividend equivalents.

Potential Payments upon Termination or Change in Control

Acceleration of Equity Awards

As described above in the CD&A, each outstanding award to all employees under the 2005 Stock Incentive Plan that is subject to vesting provisions, and each PRSU awarded from time to time, will vest in full (at target levels for PRSUs) and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity. The Plan Administrator may also provide that each outstanding award will vest in full and, if applicable, become immediately exercisable in the event Cisco is acquired by merger or asset sale, or there is a hostile change in control or ownership of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. However, we eliminated single-trigger change in control vesting (which only existed in the case of a hostile change in control) for equity awards granted beginning July 2016.

The Compensation Committee has adopted a policy (the “Death and Terminal Illness Policy”) that applies to each outstanding award to all employees (other than as described in this paragraph) and that can be revoked or changed at any time. Pursuant to this policy, if the holder of such an award dies or becomes terminally ill, his or her aggregate awards will generally vest in an amount (at target levels for PRSUs) equal to the greater of (a) 100% of the unvested shares subject to the awards up to a total value of $10 million, net of aggregate exercise or purchase price, or (b) up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to each award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

The table below sets forth the values that the continuing named executive officers would derive in the event of (a) a hostile change in control of Cisco, (b) a change in control in which the awards are not assumed or replaced by the acquiror, (c) the death or terminal illness of the named executive officer, or (d) the retirement of the named executive officer, that in each case hypothetically occurred on the last business day of fiscal 2020. For RSUs and PRSUs, the value is based upon the fiscal 2020 year-end closing share price of Cisco common stock of $46.40.

Potential Payments — Accelerated Equity Awards

	Change in Control
Name	Hostile ($)	Awards are not Assumed or Replaced by Acquiror ($) (1)	Death or Terminal Illness ($) (2)	Retirement ($)
Charles H. Robbins	—	$57,289,059	$22,463,586	—
Kelly A. Kramer	—	$31,718,576	$12,953,395	—
Gerri Elliott	—	$23,458,030	$10,000,000	—
Maria Martinez	—	$25,919,829	$10,000,000	—
Irving Tan	—	$18,208,195	$10,000,000	—

(1)	Represents the value of accelerated RSUs and PRSUs.

(2)

Represents the greater of (i) the value of full acceleration of unvested RSUs and PRSUs, up to the limit of $10 million, assuming those awards were to be accelerated under the Death and Terminal Illness Policy or (ii) up to one year of vesting of unvested stock awards from the date of death or determination of terminal illness. These values have not been, and may never be, realized.

CEO Pay Ratio

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

As determined in accordance with SEC rules, the fiscal 2020 annual total compensation was $23,163,710 for our CEO as reported in the Summary Compensation Table and $127,236 for our median employee, and the ratio of these amounts is 182 to 1. The Compensation Committee considers our CEO pay ratio in reviewing and establishing CEO compensation.

As permitted by SEC rules, to identify our median employee, we elected to use the target annual total cash compensation of each employee as of the end of fiscal 2020. For these purposes, target annual total cash compensation included annual base salary or hourly wages, target cash incentives, target commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records with all foreign currencies converted to U.S. dollars. All amounts were annualized for permanent employees who did not work for the entire year.

We selected the median employee from among our global population of employees as of the end of fiscal 2020. As permitted by SEC rules, we excluded 261 employees, representing approximately 0.3% of our global population of employees, who joined Cisco during fiscal 2020 as part of our acquisitions of 42Hertz, CloudCherry, Exablaze, Fluidmesh Networks, Sentryo, and Voicea when making this determination. Except for the employees excluded on the basis of these acquisitions completed in fiscal 2020, we did not exclude any other employees whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion.

Ownership of Securities

The following table sets forth information known to Cisco with respect to beneficial ownership of Cisco common stock as of July 25, 2020 for (i) each director and nominee, (ii) each holder of 5.0% or greater of Cisco common stock, (iii) Cisco’s CEO, CFO, and the other named executive officers listed in the “Summary Compensation Table” section, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Cisco’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of July 25, 2020 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 25, 2020, including, but not limited to, upon the exercise of options or the vesting of RSUs. References to RSUs in the footnotes of the table below include only RSUs outstanding as of July 25, 2020 that would vest or could settle on or within 60 days after July 25, 2020. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 4,237,208,289 shares of common stock outstanding on July 25, 2020 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after July 25, 2020.

Name	Number of Shares Beneficially Owned	Percent Owned
The Vanguard Group (1)	352,956,930	8.3
BlackRock, Inc. (2)	317,188,524	7.5
M. Michele Burns (3)	79,261	*
Wesley G. Bush (4)	20,323	*
Michael D. Capellas	146,225	*
Gerri Elliott (5)	72,928	*
Mark Garrett (6)	14,165	*
David Goeckeler	20,371	*
Dr. Kristina M. Johnson (7)	49,026	*
Kelly A. Kramer (8)	150,343	*
Maria Martinez (9)	53,198	*
Roderick C. McGeary (10)	99,622	*
Charles H. Robbins (11)	57,775	*
Arun Sarin (12)	70,197	*
Brenton L. Saunders (13)	22,153	*
Dr. Lisa T. Su (14)	11,764	*
Irving Tan (15)	24,142	*
All executive officers, directors and nominees as a group (16 Persons) (16)	934,158	*

*	Less than one percent.

(1)

Based on information set forth in a Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group and certain related entities. The Vanguard Group reported that it has sole voting power with respect to 6,592,297 shares of common stock, sole dispositive power with respect to 345,504,855 shares of common stock, shared voting power with respect to 1,248,998 shares of common stock, and shared dispositive power with respect to 7,452,075 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)

Based on information set forth in a Schedule 13G filed with the SEC on February 5, 2020 by BlackRock, Inc. and certain related entities. BlackRock, Inc. reported that it has sole voting power with respect to 271,952,079 shares of common stock and sole dispositive power with respect to all shares beneficially owned. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)	Includes 6,904 shares subject to fully vested deferred stock units.

(4)	Represents 10,000 shares held by a trust and 10,323 shares subject to fully vested deferred stock units.

(5)	Includes 2,142 shares subject to RSUs.

(6)	Represents 13,266 held by a trust and 899 shares held by family limited partnerships.

(7)	Includes 33,531 shares subject to fully vested deferred stock units.

(8)	Includes 8,120 shares subject to RSUs.

(9)	Includes 1,276 shares held by a trust and 12,127 shares subject to RSUs.

(10)	Includes 49,460 shares subject to fully vested deferred stock units.

(11)	Includes 6,246 shares subject to RSUs.

(12)	Represents 70,197 shares subject to fully vested deferred stock units.

(13)	Includes 21,713 shares subject to fully vested deferred stock units.

(14)	Represents 6,000 shares held by spouse and 5,764 shares subject to fully vested deferred stock units.

(15)	Includes 16,247 shares subject to RSUs.

(16)	Includes 197,892 shares subject to fully vested deferred stock units and 48,896 shares subject to RSUs.

AUDIT COMMITTEE MATTERS

Proposal No. 5 — Ratification of Independent Registered Public Accounting Firm

Cisco is asking the shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as Cisco’s independent registered public accounting firm for the fiscal year ending July 31, 2021. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Cisco’s and its shareholders’ best interests.

The Audit Committee is directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent registered public accounting firm retained to audit Cisco’s consolidated financial statements. The Audit Committee has appointed PwC as Cisco’s independent registered public accounting firm for fiscal 2020 and is responsible for pre-approving all audit and permissible non-audit services to be provided by PwC. PwC has audited Cisco’s consolidated financial statements annually since fiscal 1988. In order to assure continuing auditor independence, the Audit Committee considers non-audit fees and services when assessing auditor independence and periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the committee chair and other members of the Audit Committee are directly involved in the selection of PwC’s new lead engagement partner, including the most recent selection of PwC’s lead engagement partner for the period of service beginning with fiscal 2019. The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as Cisco’s independent registered public accounting firm is in the best interests of Cisco and its shareholders. Representatives of PwC are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Cisco by PwC for professional services rendered for the fiscal years ended July 25, 2020 and July 27, 2019:

Fee Category	Fiscal 2020 Fees	Fiscal 2019 Fees
Audit Fees	$23,765,000	$25,040,000
Audit-Related Fees	1,015,000	1,980,000
Tax Fees	3,475,000	3,730,000
All Other Fees	10,000	50,000

Total Fees	$28,265,000	$30,800,000

Audit Fees

Consists of fees billed for professional services rendered for the integrated audit of Cisco’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Cisco’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required by statute or regulation, and consultations concerning new financial accounting and reporting standards.

Tax Fees

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $3,445,000 and $3,650,000 in fiscal 2020 and fiscal 2019, respectively. All other tax fees were $30,000 and $80,000 in fiscal 2020 and 2019, respectively.

All Other Fees

Consists of fees for professional services other than the services reported above, including permissible business process advisory and consulting services, fees for software licenses, and the translation of filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PwC to serve as Cisco’s independent registered public accounting firm for the fiscal year ending July 31, 2021.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Cisco’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Cisco contained in Cisco’s Annual Report on Form 10-K for the 2020 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Cisco.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Cisco’s Annual Report on Form 10-K for its 2020 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Mark Garrett, Chairperson

M. Michele Burns

Roderick C. McGeary

Form 10-K

Cisco will mail without charge, upon written request, a copy of Cisco’s Annual Report on Form 10-K for the fiscal year ended July 25, 2020, including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: Investor Relations. The Annual Report on Form 10-K is also available at investor.cisco.com.

Certain Relationships and Transactions with Related Persons

Cisco’s Board of Directors has adopted a written related person transactions policy. The Audit Committee (or other committee designated by the Nomination and Governance Committee) reviews transactions that may be “related-person transactions,” which are transactions between Cisco and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of Cisco’s common stock, in each case since the beginning of the last fiscal year, and their immediate family members.

This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	employment-related compensation to executive officers that is determined by the Compensation Committee;

•	compensation to non-employee directors that is reported in Cisco’s proxy statement;

•	transactions with another company at which:

•	the related person’s only relationship is as a beneficial owner of less than 10% of that company’s shares or as a limited partner holding interests of less than 10% in such partnership;

•

the related person is an employee (other than an executive officer) and/or a director, if the aggregate amount involved in a Cisco fiscal year does not exceed the greater of $1 million or 2% of that company’s total annual revenues; or

•

the related person is the beneficial owner of less than a majority interest in that company (if the related person is solely related to Cisco because of its beneficial ownership of greater than 5% of Cisco’s common stock);

•

charitable contributions, grants or endowments to the Cisco Foundation or by Cisco or the Cisco Foundation to a charitable organization, foundation, or university at which the related person’s only relationship is as an employee (or at which the related person is a trustee, director or executive officer if the aggregate amount involved in a Cisco fiscal year does not exceed $300,000), or any non-discretionary matching contribution, grant, or endowment made pursuant to a matching gift program;

•	transactions where the related person’s interest arises solely from the ownership of publicly traded securities issued by Cisco and all holders of such securities receive proportional benefits;

•	transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•	transactions where the rates or charges involved are determined by competitive bids;

•	transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	ordinary course business travel and expenses, advances and reimbursements; and

•

payments made pursuant to (i) directors and officers insurance policies, (ii) Cisco’s articles of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by Cisco’s Board of Directors, such as indemnification agreements.

When transactions involving related persons do not fall into one of the above categories, they are reviewed by Cisco’s disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through Cisco’s COBC or other Cisco policies and procedures and reported to the Audit Committee (or other designated committee). That committee reviews the material facts of all related-person transactions and either approves, ratifies, rescinds, or takes other appropriate action (in its discretion) with respect to the transaction. There are no related person transactions to report.

SHAREHOLDER PROPOSAL

Proposal No. 6 — Shareholder Proposal

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, New York 11021, a beneficial owner of no less than 500 shares of Cisco common stock, has notified us that he intends to present the following proposal at the meeting:

Proposal 6 — Independent Board Chairman

Shareholders request our Board of Directors adopt as policy, and amend our governing documents as necessary, to require that the Chairman of the Board be an independent member of the Board whenever possible. Although it would be better to have an immediate transition to an independent Board Chairman, the Board would have the discretion to phase in this policy for the next Chief Executive Officer transition.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is briefly waived in the unlikely event that no independent director is available and willing to serve as Chairman.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. The Baxter vote is of increased significance because Baxter used shareholder money to send a glossy management pitch of management performance to shareholders a month after it filed its annual meeting proxy.

It is more important to have an independent Board Chairman after our Chairman and CEO Charles Robbins received the most negative votes of any Cisco director in 2019. Lead Director Michael Capellas received the 2nd highest negative votes. Executive Pay Committee Chairman Roderick McGeary received the 3rd highest negative votes. Mr. McGeary’s negative votes might be explained by his role in Mr. Robbins receiving $30 million in total realized pay in 2019.

Directors with more than 14-years long tenure controlled 50% of both the Audit and Nomination Committees. Long tenure can detract from the objectivity and independence of directors.

An independent Board Chairman will have more time and authority for director refreshment oversight.

Please vote yes:

Independent Board Chairman — Proposal 6

Cisco’s Statement in Opposition to Proposal No. 6

The Board of Directors believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

As corporate governance experts have recognized, a strong, empowered and independent Lead Independent Director role, such as Cisco has, fulfills the goals espoused by those who want to arbitrarily require an independent Board chair. In our view, the decision of who should serve in the role of Board chair, and whether the role should be filled by an independent or a non-independent director, at any given time should be the responsibility of the Board of Directors, rather than be dictated by a rigid rule that assumes that the same leadership structure would work best at all times. Departing from Cisco’s current policy of permitting a non-independent director to serve as Board chair would limit the Board’s ability to select the director it believes is best suited to serve as chair based on the circumstances at the time, especially given the external roles filled often by the chairperson of the board.

The Board of Directors believes that it should maintain flexibility to set Cisco’s board leadership structure as it deems appropriate from time to time. Effective corporate governance is not merely a “one size fits all” approach, and we believe it is not in the best interest of our shareholders to place arbitrary constraints on the Board of Directors’ ability to determine a leadership structure that will work best given the complex dynamics of the Board of Directors, senior management and other factors at any particular time.

The Board of Directors believes that it is currently in the best interest of Cisco and its shareholders for Mr. Robbins to serve as both CEO and Chairman, and that the role of Board chair and CEO, together with the role of the Lead Independent Director and Cisco’s other strong corporate governance policies and practices, provides an appropriate balance in Cisco’s leadership. The proponents recognize this in suggesting that their proposed rule apply only in choosing Mr. Robbins’ successor. As discussed under “Corporate Governance — Board Leadership Structure” above, in designating Mr. Robbins as Chairman, the Board of Directors considered Mr. Robbins’ demonstrated leadership during his tenure at Cisco, and the Board of Directors believes that Mr. Robbins’ ability to speak as Board chair and CEO provides strong unified leadership for Cisco. The Board believes that the flexibility to make such a determination with respect to a future CEO, just as in the case of Mr. Robbins, is justified by the features of Cisco’s corporate governance structure:

•

Robust Lead Independent Director role. The role given to the Lead Independent Director helps ensure a strong independent and active Board of Directors. Our Lead Independent Director is elected by and from the independent board members, and each term of service in the Lead Independent Director position is one year. As further described in our corporate governance policies and under “Corporate Governance — Board Leadership Structure” above, the Lead Independent Director has clearly delineated and comprehensive duties. These duties include:

¡	the authority to call meetings of the independent directors;

¡

presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors (during which Cisco’s strategy is reviewed and other topics are discussed);

¡	serving as principal liaison between the independent directors and the Chairman and CEO;

¡

reviewing and approving agendas, meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to the Board (including the quality, quantity and timeliness of such information);

¡	being available, as appropriate, for consultation and direct communication with major shareholders;

¡	presiding over the annual performance evaluation of the Board of Directors, including the performance evaluation of each Board committee and individual Board members; and

¡	facilitating the Board of Directors’ performance evaluation of the CEO in conjunction with the Compensation Committee.

•	Strongly independent Board. At least 90% of the members of our Board of Directors are independent.

•

Fully-independent key committees. All members of the key board committees — the Audit Committee, the Compensation and Management Development Committee, and the Nomination and Governance Committee — are independent.

•

Established corporate governance guidelines. Cisco maintains strong corporate governance policies and practices. Key information regarding Cisco’s corporate governance initiatives can be found on our website, including Cisco’s Corporate Governance Policies, Cisco’s Code of Business Conduct, and the charter for each committee of the Board of Directors. The corporate governance page can be found by clicking on “Corporate Governance” in the Investor Relations section of the website at investor.cisco.com.

We believe our strong corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors, as well as the robust duties of our Lead Independent Director position, empower our independent directors to effectively oversee Cisco’s management and provide an effective and appropriately balanced board governance structure. We believe that the interests of our shareholders will best be served by maintaining the Board of Directors’ flexibility in the selection process of the Board chair position and the board leadership structure from time to time.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 6.

INFORMATION ABOUT THE MEETING

General Information

These proxy materials are provided in connection with the solicitation of proxies by Cisco’s Board of Directors for the Annual Meeting of Shareholders to be held at 8:00 a.m. Pacific Time on Thursday, December 10, 2020, and at any adjournments or postponements of the annual meeting.

The annual meeting will be held for the following purposes:

•	To elect ten members of Cisco’s Board of Directors (Proposal No. 1);

•	To vote upon a proposal to approve the reincorporation of Cisco from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary (Proposal No. 2);

•	To approve the amendment and restatement of the 2005 Stock Incentive Plan (Proposal No. 3);

•	To vote on a non-binding advisory resolution to approve executive compensation (Proposal No. 4);

•	To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 31, 2021 (Proposal No. 5);

•	To vote upon one proposal submitted by a shareholder, if properly presented at the annual meeting (Proposal No. 6); and

•	To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

Cisco’s Board of Directors recommends that you vote:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the proposal to approve the reincorporation of Cisco from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary (Proposal No. 2);

•	FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan (Proposal No. 3);

•	FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 4);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 31, 2021 (Proposal No. 5); and

•	AGAINST the proposal submitted by a shareholder (Proposal No. 6).

Participating in the Meeting

You are entitled to participate in the annual meeting if you were a shareholder of record or a beneficial owner of our common stock as of October 12, 2020, the record date, or you hold a valid legal proxy for the annual meeting. We will also provide a live webcast of the Annual Meeting of Shareholders from our Investor Relations website at investor.cisco.com. A replay of the annual meeting, including the question and answer session, will be available on our Investor Relations website at investor.cisco.com after the meeting.

Due to public health and travel concerns as well as state and local government restrictions caused by the COVID-19 pandemic, this year’s annual meeting will be accessible online through the Internet. We have worked to offer the same participation opportunities as if you attended the annual meeting in person. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/CSCO2020, you must enter the 16-digit control number found next to the label “Control Number” for postal mail recipients or within the body of the email sending you the Proxy Statement. We encourage you to access the annual meeting before it begins. Online check-in will begin at 7:45 a.m. Pacific Time on the date of the annual meeting. If you have difficulty accessing the meeting, please call 1-800-586-1548 (toll free) or 303-562-9288 (international). We will have technicians available to assist you. This year’s shareholders question and answer session will include questions submitted in advance of the meeting at www.proxyvote.com after logging in with your Control Number, and questions submitted live during the annual meeting through www.virtualshareholdermeeting.com/CSCO2020.

Voting Rights

Only shareholders of record of Cisco common stock on October 12, 2020, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 4,221,019,555 shares of common stock outstanding.

A majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal, except for Proposal No. 5, because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

In the election of directors, a nominee will be elected if the votes cast “for” the nominee constitute a majority of the shares of common stock present or represented by proxy and voting at the meeting and also constitute at least a majority of the required quorum. Shareholders may not cumulate votes in the election of directors. Proposal No. 2 requires the affirmative vote of a majority of the shares of common stock outstanding. The other proposals require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum.

Abstentions and broker non-votes have no effect on the determination of whether a nominee or Proposal Nos. 3, 4, 5 or 6 have received the vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of such proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum. Abstentions and broker non-votes shall have the same effect as a vote against Proposal No. 2.

The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting via the Internet, by Telephone or by Mail

Holders of shares of Cisco common stock whose shares are registered in their own name with Cisco’s transfer agent, Computershare Investor Services (“Computershare”), are record holders. As an alternative to voting in person at the annual meeting, record holders may vote via the Internet, by telephone or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

For those record holders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. If you are a shareholder who elects to vote by mail, you should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as follows:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the proposal to approve the reincorporation of Cisco from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary (Proposal No. 2);

•	FOR the approval of the amendment and restatement of the 2005 Stock Incentive Plan (Proposal No. 3);

•	FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 4);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 31, 2021 (Proposal No. 5);

•	AGAINST the proposal submitted by a shareholder (Proposal No. 6); and

•	in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Cisco shareholders whose shares are not registered in their own name with Computershare are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the appointment of Cisco’s independent registered public accounting firm. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares in person at the annual meeting.

For those shareholders who receive a Notice of Internet Availability of Proxy Materials (described in the “Internet Availability of Proxy Materials” section below), the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy on the Internet, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Cisco’s Secretary at Cisco’s principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although participating in the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described in the “Participating in the Meeting” section above.

Proxy Solicitation and Costs

Cisco will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that Cisco may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. In addition, Cisco has retained D.F. King & Co., Inc. to act as a proxy solicitor in conjunction with the annual meeting. Cisco has agreed to pay that firm an estimated fee of $25,000 plus additional fees for telephone solicitation of proxies, if needed, and its customary out-of-pocket expenses, for proxy solicitation services. Proxies may also be solicited on behalf of the Board by directors, officers or employees of Cisco by telephone or in person, or by email or through the Internet. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of Cisco. No additional compensation will be paid to these individuals for any such services.

Internet Availability of Proxy Materials

In accordance with the rules of the SEC, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

Shareholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding”. Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Cisco will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials, you may write or call Cisco’s Investor Relations Department at Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: Investor Relations, telephone (408) 227-2726.

Shareholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

Shareholder Proposals and Nominations for 2021 Annual Meeting of Shareholders

Requirements for Shareholder Proposals to Be Considered for Inclusion in Cisco’s Proxy Materials. Shareholders of Cisco may submit proposals on matters appropriate for shareholder action at meetings of Cisco’s shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Cisco’s proxy materials relating to its 2021 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Cisco no later than June 23, 2021. Such proposals should be delivered to Cisco Systems, Inc., Attention: Secretary, 170 West Tasman Drive, San Jose, California 95134-1706 (and we encourage you to send a copy via email to CorporateSecretary@cisco.com), with a copy to Cisco Systems, Inc., Attention: General Counsel at the same address.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Cisco’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of Cisco not less than sixty nor more than ninety calendar days prior to the anniversary of the date on which Cisco first mailed its proxy materials for its immediately preceding annual meeting of shareholders (as specified in Cisco’s proxy materials for its immediately preceding annual meeting of shareholders). To be timely for the 2021 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by Cisco’s Secretary at the principal executive offices of Cisco between July 23, 2021 and August 22, 2021. However, in the event that the annual meeting is called for a date that is not within thirty calendar days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to Cisco’s Secretary must set forth the information required by Cisco’s bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

Requirements to Submit Candidates for Nomination to be Elected at the Annual Meeting. To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attention: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attention: General Counsel at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2021 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 23, 2021 and August 22, 2021 (or, if the 2021 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2020 Annual Meeting, within 10 calendar days after Cisco’s public announcement of the date of the 2021 annual meeting). The recommendation must include the same information as is specified in Cisco’s bylaws for shareholder nominees to be considered at an annual meeting, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Requirements to Submit Candidates for Nomination and Inclusion in Cisco’s Proxy Materials. Pursuant to the proxy access provisions of Cisco’s bylaws, an eligible shareholder or group of shareholders may nominate one or more director candidates to be included in Cisco’s proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by Cisco’s Secretary in writing between May 24, 2021 and June 23, 2021 (or, if the 2021 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2020 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2021 annual meeting or within 10 calendar days after Cisco’s public announcement of the date of the 2021 annual meeting) at the following address: Cisco Systems, Inc., Attention: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attention: General Counsel at the same address. When submitting nominees for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, shareholders must follow the notice procedures and provide the information required by Cisco’s bylaws.

In addition, the proxy solicited by the Board of Directors for the 2021 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which Cisco has not been provided with notice on or prior to August 22, 2021 and (ii) any proposal made in accordance with the bylaw provisions, if the 2021 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

Notwithstanding the foregoing, if “Delaware Reincorporation — Proposal No. 2 — Approval of the Reincorporation of Cisco from California to Delaware” is approved by the shareholders at the 2020 annual meeting, Cisco’s shareholders will become stockholders under Delaware law and Cisco’s 2021 annual meeting shall be an Annual Meeting of Stockholders. The requirements for notice shall otherwise remain unchanged following the Reincorporation.

Other Matters

The Board of Directors knows of no other matters to be presented for shareholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Evan Sloves

Secretary

Dated: October 19, 2020

Appendix A

AGREEMENT AND PLAN OF MERGER

OF CISCO SYSTEMS, INC.

(a California corporation)

AND

CISCO SYSTEMS (DE), INC.

(a Delaware corporation)

This Agreement and Plan of Merger, dated as of                          (the “Agreement”), is made by and between Cisco Systems, Inc., a California corporation (“Cisco Systems California”), and Cisco Systems (DE), Inc., a Delaware corporation and wholly-owned subsidiary of Cisco Systems California (“Cisco Systems Delaware”). Cisco Systems California and Cisco Systems Delaware are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

WHEREAS, Cisco Systems Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 20,005,000,000 shares, 20,000,000,000 shares of which are designated common stock, par value $0.001 per share and 5,000,000 shares of which are designated preferred stock, par value $0.001 per share. As of the date of this Agreement, [            ] shares of common stock of Cisco Systems Delaware were issued and outstanding, all of which were held by Cisco Systems California, and no shares of preferred stock were issued and outstanding.

WHEREAS, Cisco Systems California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 20,005,000,000 shares, 20,000,000,000 shares of which are designated common stock, par value $0.001 per share and 5,000,000 shares of which are designated preferred stock, par value $0.001 per share. 1,200,000 shares of the authorized preferred stock are designated Series A Junior Participating Stock. As of the date of this Agreement, [            ] shares of common stock of Cisco Systems California were issued and outstanding, and no shares of preferred stock, including the Series A Junior Participating Stock, were issued and outstanding.

WHEREAS, the Board of Directors of Cisco Systems California has determined that, for the purpose of effecting the reincorporation of Cisco Systems California in the State of Delaware, it is advisable and in the best interests of Cisco Systems California and its shareholders that Cisco Systems California merge with and into Cisco Systems Delaware upon the terms and conditions herein provided.

WHEREAS, the respective Boards of Directors of the Constituent Corporations have approved and declared the advisability of this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

WHEREAS, Cisco Systems California, as the sole stockholder of Cisco Systems Delaware, has adopted this Agreement in accordance with the Delaware General Corporation Law (the “DGCL”).

WHEREAS, shareholders holding a majority of the shares of outstanding common stock of Cisco Systems California approved the principal terms of this Agreement in accordance with the California Corporations Code and the California General Corporation Law (the “CGCL”) on December [10], 2020.

WHEREAS, the Merger (as defined below) is intended to qualify as a transaction governed by Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).

AGREEMENT

In consideration of the mutual agreements and covenants set forth herein, the Constituent Corporations hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE 1

MERGER

1.1    Merger. In accordance with the provisions of this Agreement, the DGCL and the CGCL, Cisco Systems California shall be merged with and into Cisco Systems Delaware (the “Merger”), the separate existence of Cisco Systems California shall cease and Cisco Systems Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Cisco Systems Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation.” The name of the Surviving Corporation shall be “Cisco Systems, Inc.”

1.2    Filing and Effectiveness. Subject to applicable law, the Merger shall become effective when the following actions shall have been completed:

(a)    This Agreement shall have been adopted by the sole stockholder of Cisco Systems Delaware and the principal terms of this Agreement shall have been approved by the shareholders of Cisco Systems California in accordance with the requirements of the DGCL and the CGCL, which adoption and approval by such sole stockholder of Cisco Systems Delaware and by the shareholders of Cisco Systems California has occurred as of                      and December [10], 2020, respectively;

(b)    All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(c)    A certificate of merger meeting the requirements of the DGCL (the “Certificate of Merger”) shall have been filed with the Secretary of State of the State of Delaware and this Agreement, together with a Certificate of Ownership as provided in Section 1110 of the CGCL (the “Certificate of Ownership”), shall have been filed with the Secretary of State of the State of California.

The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as the Constituent Corporations agree and specify in the Certificate of Merger (the “Effective Time”).

1.3    Effect of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL and the CGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of the Constituent Corporations shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.4    Tax Treatment.

(a)    The Constituent Corporations intend that the Merger in conjunction with the formation of Cisco Systems Delaware qualify as a tax-free reorganization pursuant to Section 368(a)(1) of the Code, whereby Cisco Systems California transfers all of its assets to Cisco Systems Delaware in exchange for Cisco Systems Delaware stock and the assumption of any liabilities of Cisco Systems California under Sections 361(a) and 357(a) of the Code, and Cisco Systems California is deemed to distribute stock of Cisco Systems Delaware to its shareholders under Sections 354(a), 361(c), and 1032(a) of the Code.

(b)    The Constituent Corporations intend that they be treated as “parties” to the reorganization under Sections 1.368-2(f) of the Treasury Regulations issued under the Code (“Treasury Regulations”); this Agreement be treated as a “plan of reorganization” under Treasury Regulation Sections 1.368-2(g) and 1.368-3(a); and the Merger be undertaken pursuant to this plan of reorganization.

(c)    The Constituent Corporations hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to effect the transactions as set forth above, and to secure their treatment as a reorganization under Section 368 of the Code and under applicable state and local tax law as contemplated by this Agreement. To the extent U.S. federal income tax reporting and/or state and local tax reporting is required, each Constituent Corporation shall report the transactions described herein as described above.

ARTICLE 2

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1    Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth on Exhibit A hereto, until duly amended in accordance with the provisions thereof and applicable law.

2.2    Bylaws. The Bylaws of Cisco Systems Delaware as in effect immediately prior to the Effective Time shall continue in full force and effect as the Bylaws of the Surviving Corporation, other than as amended to reflect the name of the Surviving Corporation, until duly amended in accordance with the provisions thereof and applicable law.

2.3    Directors and Officers. The directors and officers of Cisco Systems California immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, with such directors and officers serving as such until their successors shall have been duly elected and qualified or until as otherwise provided by law or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE 3

MANNER OF CONVERSION OF STOCK

3.1    Cisco Systems California Common Stock. Upon the Effective Time, each share of Cisco Systems California common stock, par value $0.001 per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into one (1) fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

3.2    Cisco Systems California Employee Benefit Plans. Upon the Effective Time, the obligations of Cisco Systems California under or with respect to every plan, trust, program, benefit and employment agreement or arrangement then in effect or administered by Cisco Systems California for the benefit of the directors, officers and employees of Cisco Systems California or any of its subsidiaries shall become the lawful obligations of Cisco Systems Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. At the Effective Time, Cisco Systems Delaware hereby expressly adopts and assumes all obligations of Cisco Systems California under each such plan, trust, program, benefit and employment agreement or arrangement.

3.3    Cisco Systems California Equity Incentive Plans. Upon the Effective Time, Cisco Systems Delaware shall assume and continue each of the Cisco Systems California equity incentive plans, including all equity incentive plans heretofore assumed by Cisco Systems California (collectively, the “Equity Plans”), and all awards then outstanding thereunder. Each Equity Plan and each such award shall have the same terms and conditions, including the same number of shares of stock reserved or covered thereunder, as applicable, except that (i) the stock reserved or covered under each Equity Plan and all awards then outstanding thereunder shall be the common stock of Cisco Systems Delaware, (ii) any performance goals thereunder related to Cisco Systems California shall relate to Cisco Systems Delaware and (iii) Cisco Systems Delaware shall have the duties, responsibilities and authorities of Cisco Systems California thereunder. At the Effective Time, Cisco Systems Delaware hereby expressly adopts and assumes all obligations of Cisco Systems California under all Equity Plans. A number of shares of Cisco Systems Delaware’s common stock shall be reserved for issuance under the Equity Plans equal to the number of shares of Cisco Systems California common stock so reserved immediately prior to the Effective Time.

3.4    Cisco Systems Delaware Common Stock. Upon the Effective Time, each share of common stock, par value $0.001 per share, of Cisco Systems Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Cisco Systems Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares, without any consideration being delivered in respect thereof.

3.5    Exchange of Certificates. After the Effective Time, each holder of a certificate representing shares of Cisco Systems California common stock outstanding immediately prior to the Effective Time may, at such shareholder’s option, surrender the same for cancellation to a transfer agent designated by the Surviving Corporation (the “Transfer Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s common stock into which the shares formerly represented by the surrendered certificate were converted as herein provided. Unless and until so surrendered, each certificate representing shares of Cisco Systems California common stock outstanding immediately prior to the Effective Time shall be deemed for all purposes, from and after the Effective Time, to represent the number of shares of the Surviving Corporation’s common stock into which such shares of Cisco Systems California common stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Transfer Agent of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Transfer Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such certificate as provided above.

Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Cisco Systems California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

ARTICLE 4

CONDITIONS

4.1    The obligations of Cisco Systems California under this Agreement shall be conditioned upon the occurrence of the following events:

(a)    Shareholder Approval. The principal terms of this Agreement shall have been duly approved by the shareholders of Cisco Systems California, which approval was duly obtained on December [10], 2020; and

(b)    Consents, Approvals or Authorizations. Any consents, approvals or authorizations that Cisco Systems California in its sole judgment deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained.

ARTICLE 5

GENERAL

5.1    Covenants of Cisco Systems Delaware. Cisco Systems Delaware covenants and agrees that it will, on or before the Effective Time:

(a)    Qualify to do business as a foreign corporation in the State of California and in connection therewith appoint an agent for service of process as required under the provisions of Section 2105 of the CGCL;

(b)    File the Certificate of Merger with the Secretary of State of the State of Delaware;

(c)    File this Agreement, together with the Certificate of Ownership or the Certificate of Merger, with the Secretary of State of the State of California; and

(d)    Take such other actions as may be required by the CGCL.

5.2    Further Assurances. From time to time, as and when required by Cisco Systems Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Cisco Systems California such deeds and other instruments, and there shall be taken or caused to be taken by Cisco Systems Delaware and Cisco Systems California such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by Cisco Systems Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Cisco Systems California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Cisco Systems Delaware are fully authorized in the name and on behalf of Cisco Systems California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3    Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Cisco Systems California or of Cisco Systems Delaware, or of both, notwithstanding the approval of the principal terms of this Agreement by the shareholders of Cisco Systems California or the adoption of this Agreement by the sole shareholder of Cisco Systems Delaware, or by both.

5.4    Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to applicable Cisco Systems Delaware stockholder approval or Cisco Systems California shareholder approval shall not, unless approved by such stockholder or shareholders as required by law:

(a)    Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation;

(b)    Alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or

(c)    Alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

5.5    Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the CGCL.

5.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Cisco Systems, Inc., a California corporation, and Cisco Systems (DE), Inc., a Delaware corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

CISCO SYSTEMS, INC.
a California corporation

By:
Name:
Title:

CISCO SYSTEMS (DE), INC.
a Delaware corporation

By:
Name:
Title:

EXHIBIT A: Certificate of Incorporation

Appendix B

CISCO SYSTEMS, INC.

CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of the corporation is Cisco Systems, Inc. (the “Corporation”).

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808-1674. The name of its registered agent at that address is Corporation Service Company.

ARTICLE III: PURPOSE AND DURATION

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”). The Corporation is to have perpetual existence.

ARTICLE IV: AUTHORIZED STOCK

1.    Total Authorized. The total number of shares of all classes of stock that the Corporation has authority to issue is 20,005,000,000 shares, consisting of two classes: 20,000,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

2.    Designation of Additional Series.

2.1.    The Board of Directors of the Corporation (the “Board”) is authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware (“Certificate of Designation”) and, with respect to each such series, to establish the number of shares to be included in each such series, to fix the designation, powers (including voting powers (if any)), preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and, except where otherwise provided in the applicable Certificate of Designation, to thereafter increase (but not above the total number of authorized shares of the Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

2.2     The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

2.3    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law.

ARTICLE V: AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”). The Bylaws may also be adopted, amended or repealed by the stockholders of the Corporation.

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

1.    Director Powers. Except as otherwise provided by the General Corporation Law or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation except for such powers, acts and things that are by the General Corporation Law, this Certificate of Incorporation of the Bylaws required to be exercised or done by the stockholders.

2.    Number of Directors. Subject to the special rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Board shall be fixed from time to time in accordance with the Bylaws.

3.    Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws shall so provide.

4.    No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VII: DIRECTOR LIABILITY

1.    Limitation of Liability. To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2.    Indemnification. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

3.    Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII: ACTION BY CONSENT

Subject to the rights of any series of Preferred Stock then outstanding, any action that is required or permitted to be taken by the stockholders of Corporation at any annual or special meeting may be taken by the stockholders of the Corporation by consent in lieu of a meeting of stockholders.

ARTICLE IX: BUSINESS COMBINATIONS

The Corporation shall not be subject to the provisions of Section 203 of General Corporation Law.

ARTICLE X: AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

ARTICLE XI: INCORPORATOR

The name and mailing address of the incorporator is                     , c/o Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134.

* * * * * * * * * * *

The undersigned incorporator hereby acknowledges that the foregoing certificate is his or her act and deed and that the facts stated herein are true.

Dated:

[Name] Incorporator

Appendix C

BYLAWS

OF

CISCO SYSTEMS, INC.

(a Delaware corporation)

Effective as of

ARTICLE 1

OFFICES

Section 1.01 The principal executive offices of Cisco Systems, Inc. (the “Corporation”) shall be at such place inside or outside the State of Delaware as the Board of Directors may determine from time to time.

Section 1.02 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

Section 2.01 Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such time, date and place as may be determined by the Board of Directors.

Section 2.02 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, by the Chief Executive Officer, by the Board of Directors, or by one or more stockholders holding not less than ten percent (10%) of the voting power of the Corporation on the record date established pursuant to Article 2, Section 2.10 of these Bylaws and who otherwise comply the requirement of this Article 2, Section 2.02. The person or persons calling any such meeting or requesting such meeting be called shall concurrently specify the purpose of such meeting and the business proposed to be transacted at such meeting. In connection with any request for a special meeting by the stockholders in accordance with the provisions of this Article 2, Section 2.02, such request shall be in writing sent by registered mail to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the Corporation, or delivered to any such officer in person, and shall include the information required by Article 2, Section 2.12 of these Bylaws. Subject to the immediately succeeding sentence, the Board of Directors shall cause notice of a meeting requested by the stockholders in accordance with this Section 2.02 to be given in accordance with Article 2, Section 2.04 of these Bylaws as promptly as reasonably practicable and, in connection therewith, establish the time, date and place of such meeting which shall be held not more than one hundred twenty (120) nor less than thirty five (35) days after the Board of Directors has determined the stockholder or stockholders shall have satisfied the requirements in Section 2.12. Within five (5) business days after receiving all of the information specified in Section 2.12 from a stockholder or stockholders of the Corporation, the Board of Directors shall determine whether such stockholder or stockholders have satisfied the requirements for calling a special meeting of the stockholders and notify the requesting party or parties of its finding.

Section 2.03 Place. All meetings of the stockholders shall be at any place within or without the State of Delaware designated by the Board of Directors or the Chief Executive Officer of the Corporation, or by means of remote communication as the Board of Directors in its sole discretion may determine. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.04 Notice. Notice of meetings of the stockholders of the Corporation shall be given in writing to each stockholder entitled to vote personally, by electronic transmission by the Corporation or by other means of written communication, charges prepaid, addressed to the stockholder at his, her or its address appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Unless otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, notice of any such meeting of stockholders shall be sent to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before the meeting. Said notice shall state the time, date and place, if any, of the meeting and, (1) in the case of special meetings, the purpose of the meeting and the business proposed to be transacted, or (2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders, including any actions brought by a stockholder, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by the Board of Directors for election and the names of the nominees to be included in the Corporation’s proxy statement for such annual meeting in accordance with Article 2, Section 2.14.

Section 2.05 Adjourned Meetings. Any stockholders’ meeting may be adjourned from time to time by (1) the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy or (2) the presiding officer of the meeting. Notice of the time, date and place of any adjourned meeting need not be given if such time, date and place are announced at the meeting at which stockholders and proxy holders may be deemed to be present in person and voting at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the time, date and place of the adjourned meeting must be given in conformity with Article 2, Section 2.04 of these Bylaws. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

Section 2.06 Quorum. The presence in person or by proxy of the holders of a majority of the voting power of the shares issued, outstanding and entitled to vote at the meeting constitutes a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Certificate of Incorporation of the Corporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business, including at any adjournment thereof (unless a new record date is fixed for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite vote of the stockholders.

In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the presiding officer of the meeting or the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above. Votes shall be counted in accordance with Article 2, Section 2.09 of these Bylaws.

Section 2.07 Action By Consent. Any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding shares on the record date established pursuant to Article 2, Section 2.10 of these Bylaws having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that, notice of any stockholder approval without a meeting by less than unanimous stockholder consent shall be given as required by the General Corporation Law of the State of Delaware (the “DGCL”).

Any consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that consents of the holders of the number of shares required to authorize the proposed action have been delivered to the Corporation.

Section 2.08 Waiver of Notice. The transactions of any meeting of stockholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, gives a waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.09 Voting.

(a)     At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it satisfies the requirements of Sections 212(e) of the DGCL. The voting at meetings of stockholders need not be by ballot, but any stockholder before the voting begins may demand that voting be by ballot, each of which shall state the name of the stockholder or proxy voting and the number of shares voted by such stockholder or proxy.

(b)     Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, all matters presented to the stockholders at a meeting at which a quorum is present shall be decided by a majority of the votes properly cast for or against such matter, and, for the avoidance of doubt, neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter.

Section 2.10 Record Dates. In the event the Board of Directors fixes a day for the determination of stockholders of record entitled to vote as provided in this Section 2.10, then, subject to the provisions of the DGCL, only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.

(a)     Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b)     Action by Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors shall fix a record date to determine the stockholders entitled to act by consent, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. To the extent stockholders may take action by consent in accordance with the Certificate of Incorporation of the Corporation and these Bylaws, any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in no event later than twenty-eight (28) days after the date on which such request is received, adopt a resolution fixing the record date, to determine the stockholders entitled to act by consent. If no record date has been fixed by the Board of Directors, such record date shall be determined in accordance with the DGCL.

(c)     Dividends, Distributions and other Rights. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) days nor less than the number of days required by the primary stock exchange on which the Corporation’s shares of common stock are traded prior to such action. If no such record date is fixed by the Board of Directors, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.11 Order of Business. The Chief Executive Officer, or such other officer or director of the Corporation designated by a majority of the Board of Directors, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders’ meeting, (ii) ascertaining whether any stockholder or his, her or its proxy may be excluded or removed from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders, (iv) restrict use of audio or video recording devices at the meeting, and (v) taking such other action as, in the discretion of the presiding officer, is deemed necessary, appropriate or convenient for the proper conduct of the meeting.

At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors, (ii) at the time of the meeting, is a stockholder of record who is entitled to vote at such meeting, and attends such meeting to present such nomination or proposal, and (iii) have given timely written notice thereof to the Secretary in accordance with Article 2, Section 2.12 or Article 2, Section 2.14, as the case may be, of these Bylaws.

Nominations of persons for election as Directors of the Corporation may be made at an annual meeting of stockholders only (i) by or at the direction of the Board of Directors, (ii) by any stockholder who is a stockholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors, at the time of the meeting, is a stockholder of record who is entitled to vote at such meeting, and attends such meeting to present such nomination or proposal and who has given timely written notice thereof to the Secretary in accordance with, and otherwise satisfied the requirements of, Article 2, Section 2.12 of these Bylaws, or (iii) by any Eligible Holder (as defined in Article 2, Section 2.14) who has satisfied the requirements of Article 2, Section 2.14. Only persons who are nominated in accordance with this Article 2, Section 2.11 will be eligible for election at a meeting of stockholders as Directors of the Corporation.

At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors.

The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Article 2, Section 2.11, and whether any nomination of a person for election as a Director of the Corporation at any annual meeting of the stockholders was properly made in accordance with this Article 2, Section 2.11, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.

Notwithstanding the provisions of Sections 2.11, 2.12 and 2.14 of this Article 2, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in Sections 2.11, 2.12 and 2.14 of this Article 2. Nothing in Sections 2.11, 2.12 and 2.14 of this Article 2 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Exchange Act.

For purposes of these Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or furnished to stockholders.

Section 2.12 Advance Notice of Stockholder Proposals and Director Nominations.

(a)     To be timely for purposes of Article 2, Section 2.11 of these Bylaws, a stockholder’s notice (other than a notice by an Eligible Stockholder (as defined in Article 2, Section 2.14) who seeks to include a Nominee (as defined in Article 2, Section 2.14) in the Corporation’s proxy statement for an annual meeting of stockholders pursuant to Article 2, Section 2.14) must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary date of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of stockholders) on which the Corporation first sent its proxy materials to the Corporation’s stockholders for its immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within sixty (60) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above. Notwithstanding anything in this Section 2.12 or any other provision of the Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 2.12 and there is no public announcement by the Corporation naming all of the Nominees for director or specifying the size of the increased Board of Directors at least seventy five (75) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, if there is no public announcement at least seventy five (75) days prior to the date of the annual meeting), a stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m. local time on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)     In the case of a request by a stockholder for business to be brought before any annual meeting of stockholders, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (iv)(A) a reasonably detailed description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions, such as those involving direct or indirect opportunities to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, or partnership interests in a partnership that directly or indirectly hold any of the foregoing) that has been entered into as of the date of such notice by such stockholder and beneficial owner, if any, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the Corporation, and any performance-related fees to which each such party is directly or indirectly entitled based on any increase or decrease in the value of shares of the Corporation, and (B) a representation that the stockholder will notify the Corporation in writing of any of information required to be disclosed in clause (iv)(A) that is in effect as of the record date for the meeting not later than five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed, and (v) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

(c)     In the case of a nomination by a stockholder of a person for election as a director of the Corporation at any annual meeting of stockholders pursuant to this Article 2, Section 2.12, a stockholder notice to the Secretary must set forth (i) the stockholder’s intent to nominate one or more persons for election as a director of the Corporation, the name of each such nominee proposed by the stockholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such nomination and by the beneficial owner, if any, on whose behalf the nomination is proposed, (iv) the information and representation described in clause (iv) of the immediately preceding paragraph, (v) any material interest of such stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (vi) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice, (vii) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, (viii) the signed consent of each nominee proposed by the stockholder giving the notice to be included as a nominee in the Corporation’s proxy materials and to serve as a director of the Corporation if so elected, (ix) any material pending or threatened legal proceeding in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (x) the information set forth in Article 2, Sections 2.14(d)(ii)(D), (E) and (H), and (xi) such stockholder’s unconditional consent to the public disclosure of any or all of the information provided to the Corporation pursuant to this Section 2.12 and such stockholder’s agreement to the matters set forth in Article 2, Section 2.14(d)(iv).

(d)     Any stockholder or stockholders seeking to call a special meeting pursuant to Article 2, Section 2.02 of these Bylaws shall provide information comparable to that required by the preceding paragraphs, to the extent applicable, in any request made pursuant to such Article and Section. From the date of delivery of the stockholder notice, such stockholder must give written notice to the Secretary of the Corporation at the principal executive offices of the Corporation of any change in the information provided pursuant to this Section 2.12, within two (2) business days thereof (each an “Update”), provided that any such Update shall be delivered by such stockholder at least two business days prior to the closing of the polls at the meeting.

(e)     Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors (including upon the request of stockholders pursuant to Section 2.02 hereof) or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting (including upon the request of stockholders pursuant to Section 2.02 hereof), by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12. The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Section 2.02 hereof. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.12(c) shall be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) calendar day following the day on which public announcement of the date of the special meeting at which directors are to be elected is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

Section 2.13 Election of Directors. In any uncontested election, candidates for election to the Board of Directors receiving the affirmative vote of a majority of the votes properly cast for or against such matter (and for the avoidance of doubt neither abstentions nor broker non-votes shall be counted as votes cast for or against such matter) at a duly held meeting at which a quorum is present shall be elected. In any election that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares shall be elected; votes against a director and votes withheld shall have no legal effect.

For purposes of these Bylaws, “uncontested election” means an election of directors of the Corporation in which, at the expiration of the later of (i) the time fixed under Section 2.12 of this Article 2 requiring advance notification of director candidates, and (ii) the time fixed under Section 2.14 of this Article 2 for the inclusion of a Nominee (as defined in Article 2, Section 2.14) in the Corporation’s proxy statement, the number of candidates for election does not exceed the number of directors to be elected by the stockholders at that election.

Section 2.14 Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a)     Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Article 2, Section 2.14, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders: (i) the name or names of any person or persons nominated for election (each, a “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty (20) Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Article 2, Section 2.14 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”), (ii) disclosure about each Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement, (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Nominee’s election to the Board of Directors (subject, without limitation, to Article 2, Section 2.14(e)(ii)), if such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act, and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”), and (iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Article 2, Section 2.14 and any solicitation materials or related information with respect to a Nominee.

For purposes of this Article 2, Section 2.14, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Stockholder, any Nominee and any other person so long as made in good faith (without any further requirements). The presiding officer of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of this Article 2, Section 2.14 and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered.

(b)     Maximum Number of Nominees. (i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than that number of directors constituting the greater of (i) two (2) or (ii) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Article 2, Section 2.14 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Nominees who the Board of Directors itself decides to nominate for election at such annual meeting, (2) Nominees who cease to satisfy, or Nominees of Nominating Stockholders that cease to satisfy, the eligibility requirements in this Article 2, Section 2.14, as determined by the Board of Directors, (3) Nominees whose nomination is withdrawn by the Nominating Stockholder or who become unwilling to serve on the Board of Directors, and (4) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Article 2, Section 2.14(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Nominees pursuant to this Article 2, Section 2.14 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Article 2, Section 2.14(d), a Nominating Stockholder or a Nominee ceases to satisfy the eligibility requirements in this Article 2, Section 2.14, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c)     Eligibility of Nominating Stockholder. (i) An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Article 2, Section 2.14(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Article 2, Section 2.14(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)     An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Article 2, Section 2.14 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (A), (B) or (C) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Article 2, Section 2.14, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Article 2, Section 2.14, as determined by the Board of Directors, or withdraw from a group of Eligible Holders, at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii)     The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv)     For purposes of this Article 2, Section 2.14, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares:

(1)     purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(v)     No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d)     Nomination Notice. To nominate a Nominee, the Nominating Stockholder must, not less than one hundred twenty (120) nor more than one hundred fifty (150) calendar days prior to the anniversary date of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of stockholders) on which the Corporation first sent its proxy materials for its immediately preceding annual meeting of stockholders, deliver or mail to the Secretary at the principal executive offices of the Corporation all of the below information and documents (collectively, the “Nomination Notice”), and the Nomination Notice must be received by the Secretary within such period of time; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was called, the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to the date of the annual meeting or the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of the Nomination Notice as provided above. For the purposes of these bylaws, the Nomination Notice shall include the following:

(i)     A Schedule 14N (or any successor form) relating to each Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules,

(ii)     A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member) (A) the information required with respect to the nomination of directors pursuant to Article 2, Section 2.12 of these Bylaws, (B) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N, (C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation, (D) a representation and warranty that each Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded, (E) a representation and warranty that each Nominee: (1) does not have any direct or indirect relationship with the Corporation that would cause the Nominee to be considered not independent pursuant to the Corporation’s Corporate Governance Policies as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), and (5) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Nominee, (F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Article 2, Section 2.14(c) and has provided evidence of ownership to the extent required by Article 2, Section 2.14(c)(i), (G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Article 2, Section 2.14(c) through the date of the annual meeting, (H) details of any position of a Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice, (I) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to a Nominee or any nominee of the Board, (J) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting, (K) if desired, a Supporting Statement, and (L) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination,

(iii)     An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including each group member) agrees (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election, (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation, (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice, (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Article 2, Section 2.14, (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Article 2, Section 2.14(c), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of (x) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (y) such failure, and

(iv)     An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Nominee (A) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director questionnaire, as it may reasonably request, (B) at the reasonable request of the Nomination and Governance Committee, to meet with the Nomination and Governance Committee to discuss matters relating to the nomination of such Nominee to the Board of Directors, including the information provided by such Nominee to the Corporation in connection with his or her nomination and such Nominee’s eligibility to serve as a member of the Board of Directors, (C) that such Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Policies and Code of Business Conduct and any other Corporation policies and guidelines applicable to directors, and (D) that such Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how such Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (iii) any

Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Article 2, Section 2.14(d) to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Article 2, Section 2.14(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e)     Exceptions. (i) Notwithstanding anything to the contrary contained in this Article 2, Section 2.14, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if (A) the Corporation receives a notice pursuant to Article 2, Section 2.12 of these Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation, (B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Article 2, Section 2.14, the Nominating Stockholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Article 2, Section 2.14 and shall therefore be disregarded, (C) the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s bylaws or certificate of incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the primary stock exchange on which the Corporation’s common stock is traded, (D) such Nominee was nominated for election to the Board of Directors pursuant to this Article 2, Section 2.14 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible, (E) such Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or (F) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or the Nominee has failed to continue to satisfy the eligibility requirements described in Article 2, Section 2.14(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Nominee under this Article 2, Section 2.14. (ii) Notwithstanding anything to the contrary contained in this Article 2, Section 2.14, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Nominee included in the Nomination Notice, if the Board of Directors determines that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading, (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

Section 2.15 Inspector of Elections(a). The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act as such with regards to the meeting, and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall act in accordance with applicable law. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

ARTICLE 3

BOARD OF DIRECTORS

Section 3.01 Powers. Subject to any limitations in the Certificate of Incorporation or any provision of the DGCL requiring stockholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers and manage and direct all such acts and things as may be exercised or done by the Corporation.

Section 3.02 Number and Qualification of Directors. The number of authorized directors of this Corporation shall be not less than eight (8) nor more than fifteen (15), the exact number of directors to be fixed from time to time within such range by a duly adopted resolution of the Board of Directors or stockholders. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Directors shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified subject to their earlier death, resignation or removal. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Directors need not be stockholders. If an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with Section 2.13 of Article 2, then, such director shall tender his or her resignation, to be effective the earlier of ninety (90) days following certification of the election results or the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures set forth in these Bylaws and, except to the extent otherwise provided in these Bylaws, Section 223 of the DGCL.

Section 3.03 Regular Meetings. The Board of Directors may provide for regular meetings to be held at such places, within or without of the State of Delaware, and at such times as the Board of Directors may from time to time determine.

Section 3.04 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, the Lead Independent Director (as defined below) or any two (2) directors. Notice of the date, time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone, including a voice messaging system, or by telegraph or electronic transmission by the Corporation to each director at least twenty-four (24) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 3.05 Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.

Section 3.06 Remote Meetings Permitted. Members of the Board of Directors, or any committee thereof, may participate in a meeting through use of conference telephone or other communications equipment, so long as all members participating in such meeting can hear one another.

Section 3.07 Quorum. A quorum at all meetings of the Board of Directors shall be a majority of the authorized directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice in accordance with Section 3.04 of any adjournment to another time or place shall be given prior to the time of the reconvened meeting to the directors who were not present at the time of adjournment. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes a contract or transaction.

Section 3.08 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors.

Section 3.09 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present gives a waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.10 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors, or a committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee taking action individually or collectively consent in writing or by electronic transmission to such action. Such writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board of Directors or committee as applicable. Such action by consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.11 Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

Section 3.12 Resignations. Any director may resign effective upon giving notice to the Chairman of the Board of Directors, the Chief Executive Officer, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.13 Vacancies. Except for a vacancy created by the removal of a director pursuant to Article 3, Section 3.11, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or special meeting of the stockholders. Vacancies created by the removal of a director may be filled only by approval of the stockholders. Notwithstanding the foregoing, if a director is an incumbent director in an uncontested election who failed to receive the vote required to be elected in accordance with Section 2.13 of Article 2, such director shall tender his or her resignation in accordance with Section 3.02 of these Bylaws.

Section 3.14 Compensation. Directors and members of committees may receive such compensation, if any, for their services as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.15 Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board of Directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. A quorum at all meetings of any committee of the Board of Directors shall be a majority of the authorized directors serving on such committee.

ARTICLE 4

OFFICERS; CHAIRMAN; LEAD INDEPENDENT DIRECTOR

Section 4.01 Number and Term. The officers of the Corporation shall include a Chief Executive Officer and/or a President, a Secretary and a Treasurer and may consist of such other officers, including a Chairman of the Board of Directors (if such person is to also function as an officer), Chief Financial Officer, one or more other Chief Officers (of such designation(s) as the Board of Directors may determine), one or more Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers, as may from time to time be appointed by the Board of Directors. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chairman of the Board of Directors, the Chief Executive Officer, a President, the Chief Financial Officer, Secretary or the Treasurer. Such officers shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe and shall serve at the pleasure of the Board of Directors.

Section 4.02 Inability to Act. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

Section 4.03 Removal and Resignation. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors.

Any officer may resign at any time by giving notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board of Directors, the Chief Executive Officer, the Secretary or the Board of Directors.

Section 4.04 Vacancies. A vacancy in any office because of any cause may be filled by the Board of Directors and the Board of Directors may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor (if applicable) and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.

Section 4.05 Chairman of the Board. The Chairman of the Board of Directors shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. Unless provided otherwise by the Board of Directors, the Chairman of the Board of Directors shall not be deemed to be an officer of the Corporation by virtue of such appointment.

Section 4.06 Chief Executive Officer. The Chief Executive Officer shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board of Directors, and as such shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize one or more other officers to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Board of Directors.

Section 4.07 Lead Independent Director. The Board of Directors may, in its discretion, elect a lead independent director (who shall not be deemed, by virtue thereof, to be an officer of the Corporation) by and from among its members that are Independent Directors (such director, the “Lead Independent Director”). He or she shall preside at all meetings at which the Chairman of the Board of Directors is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded.

Section 4.08 President. Each President shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors. A President (or the Presidents in the order designated by the Board of Directors) may be designated by the Board of Directors to perform the duties of the Chief Executive Officer, and to have all the powers and be subject to all restrictions upon the Chief Executive Officer, in the absence of the Chief Executive

Officer, or in the event of his or her death, disability or refusal to act. The person holding the office of Chief Executive Officer shall be a President of the Corporation, unless the Board of Directors shall have designated at least one individual as the President and a different individual as the Chief Executive Officer of the Corporation.

Section 4.09 Chief Officer; Vice President. Each Chief Officer (however designated) and Vice President (however designated) shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer, a President or by the Board of Directors. A Chief Officer or Vice President (or the Vice Presidents in the order designated by the Board of Directors) may be designated by the Board of Directors to perform the duties of the Chief Executive Officer, and to have all the powers and be subject to all restrictions upon the Chief Executive Officer, in the absence of the Chief Executive Officer, or in the event of his or her death, disability or refusal to act.

Section 4.10 Secretary. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.

The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer’s refusal to act, perform the duties of Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall have all such other authority and perform all such other duties as are incident to such office or as may be assigned or delegated from time to time by the Chief Executive Officer or by the Board of Directors.

Section 4.11 Chief Financial Officer. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board of Directors shall have designated another officer as the Treasurer of the Corporation. The Chief Financial Officer shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.

Section 4.12 Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Treasurer and of the financial condition of the Corporation. Such officer shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned by the Chief Executive Officer or by the Board of Directors.

The Assistant Treasurer or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Treasurer, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.

Section 4.13 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

Section 4.14 Officers Holding More than One Office. Any two or more offices may be held by the same person.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 5.02 Certificates.

(a)     Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be certificated shares. Notwithstanding the foregoing, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (it being understood that, following any such determination of the Board of Directors that a class or series of stock shall be uncertificated, the Board of Directors may thereafter determine that such stock shall be certificated). Any determination that outstanding shares of capital stock of the Corporation shall be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of two authorized officers of the Corporation (it being understood that each of the Chairman of the Board of Directors, the Chief Executive Officer, a President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

(b)     Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. In the event that any certificate of stock previously issued by the Corporation is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, the Corporation may issue a new certificate of stock (or new uncertificated shares in the place of any certificate) and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate (or new uncertificated shares).

(c)     Other Regulations. Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations and procedures as the Board of Directors may establish.

Section 5.03 Fiscal Year. The fiscal year of the Corporation shall end on the last Saturday of July unless otherwise determined by resolution of the Board of Directors.

Section 5.04 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 5.05 Amendments. Bylaws may be adopted, amended, or repealed by the vote or the consent of stockholders entitled to exercise a majority of the voting power of the Corporation. In addition to the right of stockholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors.

ARTICLE 6

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.01 Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution (including but not limited to giving testimony or responding to a subpoena) and including any appeal of any of the foregoing (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the Corporation as a director, officer, authorized signatory or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans (for purposes of this Article 6, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, costs, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or ceased to serve at the request of the Corporation as a director, officer, authorized signatory or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 6.05 of this Article 6, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors or such indemnification is authorized by an agreement approved by the Board of Directors. As used herein, the term the “Reincorporated Predecessor” means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger; (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.

Section 6.02 Advancement of Expenses. Notwithstanding any other provision of these Bylaws, the Corporation (i) shall pay all reasonable expenses (including attorneys’ fees) incurred by an Indemnitee that is or was a director or officer of the Corporation or a Reincorporated Predecessor in defending any Proceeding in advance of its final disposition and (ii) may pay all reasonable expenses (including attorneys’ fees) incurred by any other Indemnitee in defending any Proceeding in advance of its final disposition; provided in each case, however, that if the DGCL then so requires, the advancement of such expenses (i.e., payment of such expenses as incurred or otherwise in advance of the final disposition of the Proceeding) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined by a court of competent jurisdiction in a final judgment not subject to appeal that such Indemnitee is not entitled to be indemnified under this Article 6 or otherwise. Any advances of expenses or undertakings to repay pursuant to this Section 6.02 shall be unsecured, interest free and without regard to Indemnitee’s ability to pay.

Section 6.03 Non Exclusivity of Rights. The rights conferred on any person in this Article 6 shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article 6 shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article 6.

Section 6.04 Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article 6.

Section 6.05 Right of Indemnitee to Bring Suit.

(a)     Right to Bring Suit. If a claim under Section 6.01 or 6.02 of this Article 6 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee also shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit.

(b)     Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of or the providing of advancement to the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

(c)     Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6, or otherwise, shall be on the Corporation.

Section 6.06 Nature of Rights. The rights conferred upon Indemnitees in this Article 6 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 6.07 Amendment or Repeal. Any amendment, repeal or modification of any provision of this Article 6 that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article 6 and existing at the time of such amendment, repeal or modification.

Section 6.08 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE 7

NOTICES

Section 7.01 Notice.

(a)     Notice to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

(b)     Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.02 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

ARTICLE 8

EXCLUSIVE FORUM

Section 8.01 Delaware Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation of the Corporation or these Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation of the Corporation or these Bylaws; or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Section 8.02 Federal Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Nothing in this Article 8 affects suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 8.

Appendix D

CISCO SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED

(Effective as of December 10, 2020)

SECTION 1.    INTRODUCTION.

The Company’s shareholders approved the Cisco Systems, Inc. 2005 Stock Incentive Plan, as amended and restated and effective on December 10, 2020.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2.    DEFINITIONS.

(a)    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)    “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

(c)    “Board” means the Board of Directors of the Company, as constituted from time to time.

(d)    “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(e)    “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or a Participant’s misconduct, fraud or dishonesty (as such terms are defined by the Committee in its sole discretion), or any unauthorized use or disclosure of confidential information or trade secrets, in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.

(f)    “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following:

(i)    A change in the composition of the Board over a period of thirty-six consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination; or

(ii)    The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the total combined voting power of the Company’s then outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders accept.

(g)     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h)    “Committee” means a committee described in Section 3.

(i)    “Common Stock” means the Company’s common stock.

(j)    “Company” means Cisco Systems, Inc., a California corporation.

(k)    “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(l)    “Corporate Transaction” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following shareholder approved transactions:

(i)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii)    The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(m)     “Director” means a member of the Board who is also an Employee.

(n)    “Disability” means that the Key Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(o)    “Employee” means an individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)    “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(r)     “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. The Fair Market Value shall be determined by the following:

(i) If the Shares were traded over-the-counter or listed with NASDAQ on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for the date in question or (ii) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange on the date in question, the Fair Market Value is the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on the exchange determined by the Committee to be the primary market for the Common Stock for the date in question; provided, however, that if there is no such reported price for the Common Stock for the date in question under (i) or (ii), then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(s)    “Fiscal Year” means the Company’s fiscal year.

(t)    “Grant” means any grant of an Award under the Plan.

(u)    “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(v)    “Key Employee” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(w)    “Non-Employee Director” means a member of the Board who is not an Employee.

(x)    “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(y)    “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(z)    “Optionee” means an individual, estate or other entity that holds an Option.

(aa)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(bb)    “Participant” means an individual or estate or other entity that holds an Award.

(cc)    “Performance Goal” means an objective formula or standard determined by the Committee with respect to each Performance Period utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee: (i) operating income, operating cash flow and operating expense; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales; (vii) revenue; (viii) profits before interest and taxes; (ix) expenses; (x) cost of goods sold; (xi) profit/loss or profit margin; (xii) working capital; (xiii) return on capital, equity or assets; (xiv) earnings per share; (xv) economic value added; (xvi) stock price; (xvii) price/earnings ratio; (xviii) debt or debt-to-equity; (xix) accounts receivable; (xx) writeoffs; (xxi) cash; (xxii) assets; (xxiii) liquidity; (xxiv) operations; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) manufacturing, production or inventory; (xxix) mergers and acquisitions or divestitures; (xxx) financings; (xxxi) customer satisfaction; (xxxii) total shareholder return; and/or (xxxiii) any other performance factor selected by the Committee, each with respect to the Company and/or one or more of its affiliates or operating units.

(dd)    “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ee)    “Plan” means this Cisco Systems, Inc. 2005 Stock Incentive Plan as amended and restated, and as it may be further amended from time to time.

(ff)    “Previous Plan Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Cisco Systems, Inc. 1996 Stock Incentive Plan, the Cisco Systems, Inc. SA Acquisition Long-Term Incentive Plan or the Cisco Systems, Inc. WebEx Acquisition Long-Term Incentive Plan.

(gg)    “Re-Price” means that the Company has (i) lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s), whether through amendment, cancellation, or replacement grants, or any other means, (ii) repurchased for cash outstanding Options and/or outstanding SARs when the Exercise Price is greater than the Fair Market Value of the underlying Shares, or (iii) any other action that is treated as a “repricing” under generally accepted accounting principles.

(hh)    “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(ii)     “SEC” means the Securities and Exchange Commission.

(jj)    “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(kk)    “Securities Act” means the Securities Act of 1933, as amended.

(ll)    “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(mm)    “Share” means one share of Common Stock.

(nn)    “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(oo)    “Stock Grant” means Shares awarded under the Plan.

(pp)    “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(qq)     “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(rr)     “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ss)     “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(tt)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(uu)    “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3.    ADMINISTRATION.

(a)    Committee Composition. The Board or a Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Company’s Compensation & Management Development Committee shall be the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act.

The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not qualify under Rule 16b-3, that may administer the Plan with respect to Key Employees who are not Section 16 Persons, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Non-Employee Directors, shall grant Awards under the Plan to such Non-Employee Directors, and shall determine all terms of such Awards.

(b)    Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

(i)	selecting Key Employees who are to receive Awards under the Plan;

(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards;

(iii)	correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement;

(iv)	accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)	interpreting the Plan;

(vi)	making all other decisions relating to the operation of the Plan; and

(vii)

adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by Key Employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)    Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.    GENERAL.

(a)    General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee, in its sole discretion.

(b)    Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(c)    Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d)    Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)    Performance Conditions. The Committee may, in its discretion, include Performance Goals in an Award or grant an Award upon the satisfaction of Performance Goals.

(f)    No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g)    Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the expiration term of the Option or SAR as applicable): (i) upon termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of a Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within eighteen months after the date of termination of Service.

(h)    Director Fees. Each Non-Employee Director may elect to receive a Stock Grant or Stock Unit under the Plan in lieu of payment of a portion of his or her regular annual retainer, additional retainer paid in connection with service on any committee of the Board, or other cash fees based on the Fair Market Value of the Shares on the date any such retainers or cash fees would otherwise be paid. Such an election may be for any dollar or percentage amount specified by the Company (up to a limit of 100% of the Non-Employee Director’s retainers or cash fees). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board. Any amount of the retainers or cash fees that is not elected to be received as a Stock Grant or Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures. Shares granted under this Section 4(h) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

(i)    Dividends and Dividend Equivalents. No dividends may be paid to a Participant with respect to an Award prior to the vesting of such Award. An Award other than Option or SAR may provide for dividends or dividend equivalents to accrue on behalf of a Participant as of each dividend payment date during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid, and to be converted to vested cash or Shares at the same time and in all events subject to the same restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend or dividend equivalents have been credited and shall not be paid until and unless the underlying Award vests. For the avoidance of doubt, no dividend or dividend equivalent rights shall be granted with respect to Options or SARs.

SECTION 5.    SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)    Basic Limitations. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 789,975,000 Shares, subject to adjustment pursuant to Section 11. Shares issued as Stock Grants, pursuant to Stock Units or pursuant to the settlement of dividend equivalents will count against the Shares available for issuance under the Plan as 1.5 Shares for every 1 Share issued in connection with the Award or dividend equivalent.

(b)    Additional Shares. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the Shares underlying such Awards, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. If a Previous Plan Award is forfeited or is terminated for any other reason before being exercised or settled, then the Shares underlying such Previous Plan Award shall again become available for Awards under this Plan. SARs shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. In the event that withholding tax liabilities arising from an Award other than an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld, plus the number of additional Shares, if any, that counted against Shares available for issuance under the Plan in respect thereof at the time of Grant, shall again become available for Awards under the Plan. In the event that withholding tax liabilities arising from an Option or SAR are satisfied by the withholding of Shares by the Company, then the Shares so withheld shall not be added to the Shares available for Awards under the Plan. In addition, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise or settlement of an Option or SAR shall not be available for subsequent Awards under the Plan and Shares repurchased on the open market with the proceeds of an Option exercise shall not again be made available for issuance under the Plan.

(c)    Dividend Equivalents. Any dividend equivalents settled in Shares under the Plan shall be applied against the number of Shares available for Awards.

(d)    Share Limits.

(i)    Limits on Options. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with ISOs shall be 789,975,000 Shares.

(ii)    Limits on SARs. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 5,000,000 Shares and the aggregate maximum number of Shares that may be issued in connection with SARs shall be 789,975,000 Shares.

(iii)    Limits on Stock Grants and Stock Units. Subject to adjustment pursuant to Section 11, no Key Employee shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 5,000,000 Shares.

(iv)    Limits on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted under the Plan during a Fiscal Year to a Non-Employee Director for services on the Board, taken together with any cash fees paid by the Company to such Non-Employee Director during such Fiscal Year for services on the Board, shall not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards under applicable financial accounting standards), including for this purpose the value of any Awards that are received in lieu of payment of all or a portion of his or her regular annual retainer, additional retainer paid in connection with service on any committee of the Board, or other cash fees (such as Awards received pursuant to an election under Section 4(h)). For the avoidance of doubt, neither Awards granted or compensation paid to a Non-Employee Director for services as an Employee or Consultant nor any amounts paid to a Non-Employee Director as a reimbursement of an expense shall count against the foregoing limitation.

SECTION 6.    TERMS AND CONDITIONS OF OPTIONS.

(a)    Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b)    Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.

(c)    Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Shareholders) on the date of Grant.

(d)    Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant. Unless the applicable Stock Option Agreement provides otherwise, each Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the Option shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the Option shall be ten years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement and no Option may provide that, upon exercise of the Option, a new Option will automatically be granted.

(e)    Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding Options unless there is approval by the Company shareholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of an Option shall not, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f)    Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. For the avoidance of doubt, in no event may an Option be transferred for value and any Option transferred in accordance with a Stock Option Agreement, if permitted, shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7.    PAYMENT FOR OPTION SHARES.

The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i)    Surrender of Stock. Payment for all or any part of the Exercise Price or Options may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration. Such Shares shall be valued at their Fair Market Value.

(ii)    Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise at the Committee’s sole discretion.

(iii)    Other Forms of Payment. Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this

Section 7. In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

SECTION 8.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)    SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced and governed exclusively by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a SAR Agreement (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b)    Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c)    Exercise Price. Each SAR Agreement shall specify the Exercise Price which shall be established by the Committee. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d)    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. Unless the applicable SAR Agreement provides otherwise, each SAR shall vest and become exercisable with respect to 20% of the Shares subject to the SAR upon completion of one year of Service measured from the vesting commencement date, the balance of the Shares subject to the SAR shall vest and become exercisable in forty-eight equal installments upon completion of each month of Service thereafter, and the term of the SAR shall be ten years from the date of Grant. A SAR Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. No SAR may provide that, upon exercise of the SAR, a new SAR will automatically be granted.

(e)    Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of Grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price of those Shares.

(f)    Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares, at the same or a different Exercise Price, and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not Re-Price outstanding SARs unless there is approval by the Company shareholders and, unless a modification is necessary or desirable to comply with any applicable law, regulation or rule, such modification of a SAR shall not, without the consent of the Participant, impair his or her rights or obligations under such SAR.

(g)    Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. For the avoidance of doubt, in no event may a SAR be transferred for value and any SAR transferred in accordance with a SAR Agreement, if permitted, shall continue to be subject to the same terms and conditions as were applicable to the SAR immediately before the transfer. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9.    TERMS AND CONDITIONS FOR STOCK GRANTS.

(a)    Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant. Each Stock Grant Agreement shall specify the number of Shares to which the Stock Grant pertains and shall be subject to adjustment of such number in accordance with Section 11. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b)    Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the various Stock Grant Agreements entered into under the Plan need not be identical.

(c)    Payment for Stock Grants. Stock Grants may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

(d)    Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Grant Agreement provides otherwise, each Stock Grant shall vest with respect to 20% of the Shares subject to the Stock Grant upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)    Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement, and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f)    Voting and Dividend Rights. Subject to Section 4(i), the holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders, except that in the case of any unvested Shares that are subject to the Stock Grant, the holder shall not be entitled to any dividends and other distributions paid or distributed by the Company on the equivalent number of vested Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Shares may be credited with such dividends and other distributions, provided that such dividends and other distributions shall be paid or distributed to the Participant only if, when and to the extent such Shares vest. The value of dividends and other distributions payable or distributable with respect to any Shares that do not vest shall be forfeited. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Shares shall have the same voting rights and other rights as the Company’s other shareholders in respect of such unvested Shares.

(g)    Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding stock grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Grant such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

SECTION 10.    TERMS AND CONDITIONS OF STOCK UNITS.

(a)    Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced and governed exclusively by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Stock Unit Agreement (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)    Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and shall be subject to adjustment of such number in accordance with Section 11.

(c)    Payment for Stock Units. Stock Units shall be issued without consideration.

(d)    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on Service over time or shall vest, in full or in installments, upon satisfaction of performance conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). Unless the applicable Stock Unit Agreement provides otherwise, each Stock Unit shall vest with respect to 20% of the Shares subject to the Stock Unit upon completion of each year of Service on each of the first through fifth annual anniversaries of the vesting commencement date. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion and subject to Section 4(i), carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends and other distributions (whether in cash or other property) paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents shall not be distributed prior to settlement of the Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including, without limitation, any forfeiture conditions) as the Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to Stock Units that do not vest shall be forfeited.

(f)    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g)    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h)    Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, the Committee may not modify an outstanding Stock Unit such that the modification shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule.

(i)    Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement, and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11.    PROTECTION AGAINST DILUTION.

(a)    Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments to the following:

(i)    the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii)    the limits on Awards specified in Section 5;

(iii)    the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv)    the Exercise Price under each outstanding SAR or Option.

(b)    Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)    Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12.    EFFECT OF A CORPORATE TRANSACTION.

(a)    Corporate Transaction. In the event that the Company is a party to a Corporate Transaction, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets. Such agreement may provide, without limitation, for the assumption or substitution of outstanding Options, SARs, or Stock Units by the surviving corporation or its parent, for the assumption of outstanding Stock Grant Agreements by the surviving corporation or its parent, for the replacement of outstanding Options, SARs, and Stock Units with a cash incentive program of the surviving corporation which preserves the spread existing on the unvested portions of such outstanding Awards at the time of the transaction and provides for subsequent payout in accordance with the same vesting provisions applicable to those Awards, for accelerated vesting of outstanding Awards, or for the cancellation of outstanding Options, SARs, and Stock Units, with or without consideration, in all cases without the consent of the Participant.

(b)    Acceleration. The Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Corporate Transaction or a Change in Control occurs. Unless otherwise provided in the applicable Award agreement, in the event that a Corporate Transaction occurs and any outstanding Options, SARs or Stock Units are not assumed, substituted, or replaced with a cash incentive program pursuant to Section 12(a) or any outstanding Stock Grant Agreements are not assumed pursuant to Section 12(a), then such Awards shall fully vest and be fully exercisable immediately prior to such Corporate Transaction. Immediately following the consummation of a Corporate Transaction, all outstanding Options, SARs and Stock Units shall terminate and cease to be outstanding, except to the extent that they are assumed by the surviving corporation or its parent.

(c)    Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 13.    LIMITATIONS ON RIGHTS.

(a)    No Entitlements. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b)    Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.

(c)    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 14.    WITHHOLDING TAXES.

(a)    General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)    Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering or attesting to all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 15.    DURATION AND AMENDMENTS.

(a)    Term of the Plan. To the extent the Board approves an amendment to the Plan that requires shareholder approval, the amendment to the Plan shall become effective upon its approval by Company shareholders. The Plan shall terminate at the Company’s 2030 Annual Meeting of Shareholders and may be terminated on any earlier date pursuant to this Section 15.

(b)    Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not impair the rights or obligations of any Participant under any Award previously granted under the Plan without the Participant’s consent, unless such modification is necessary or desirable to comply with any applicable law, regulation or rule. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent such approval is otherwise required by applicable laws, regulations or rules.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/CSCO2020
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D25173-P45526 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
CISCO SYSTEMS, INC.
The Board of Directors recommends you vote FOR Proposals
1, 2, 3, 4 and 5:
1. Election of Directors
Nominees:
1a. M. Michele Burns 1b. Wesley G. Bush 1c. Michael D. Capellas 1d. Mark Garrett 1e. Dr. Kristina M. Johnson 1f. Roderick C. McGeary 1g. Charles H. Robbins 1h. Arun Sarin 1i. Brenton L. Saunders 1j. Dr. Lisa T. Su
For Against Abstain
2. Approval of the reincorporation of Cisco from California to Delaware.
3. Approval of amendment and restatement of the 2005 Stock Incentive Plan.
4. Approval, on an advisory basis, of executive compensation.
5. Ratification of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for fiscal 2021.
The Board of Directors recommends you vote AGAINST Proposal 6 submitted by a shareholder:
6. Approval to have Cisco’s Board adopt a policy to have an independent Board chairman.
To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.
For Against Abstain
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D25174-P45526
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 10, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders’ annual meeting to be held December 10, 2020 and the proxy statement, and appoints Charles H. Robbins and Evan Sloves or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of Cisco to be held on December 10, 2020 at 8:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.
THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TEN NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 5, AND AGAINST PROPOSAL 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
Continued and to be signed on reverse side